                                                                    EXHIBIT 4.24


            Confidential commercial and financial information has been omitted from the exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule
               24b-2 under the Securities Exchange Act of 1934.


         ************************************************************



                         FEDERAL EXPRESS CORPORATION


                        _____________________________


                                LOAN AGREEMENT


                          Dated as of April 1, 1995


                        ______________________________



                           THE CHASE MANHATTAN BANK
                           (NATIONAL ASSOCIATION),
                                   as Agent



         ************************************************************

                               TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                               Page
Section 1.  Definitions . . . . . . . . . . . . . . . . . . .     1

Section 2.  Commitments, Loans and Equipment Purchase
              Certificates  . . . . . . . . . . . . . . . . .     5
    2.01  Loans and Equipment Purchase Certificates . . . . .     5
    2.02  Borrowings  . . . . . . . . . . . . . . . . . . . .     6
    2.03  Changes of Commitments and Maximum Exposures  . . .     6
    2.04  Fees  . . . . . . . . . . . . . . . . . . . . . . .     7
    2.05  Lending Offices . . . . . . . . . . . . . . . . . .     8
    2.06  Several Obligations; Remedies Independent . . . . .     8
    2.07  Pro Rata Treatment  . . . . . . . . . . . . . . . .     9
    2.08  Certain Notices . . . . . . . . . . . . . . . . . .     9
    2.09  Maximum Amounts . . . . . . . . . . . . . . . . . .     9
    2.10  Delayed Delivery  . . . . . . . . . . . . . . . . .    10
    2.11  Sharing of Payments, Etc. . . . . . . . . . . . . .    12
    2.12  Additional Costs  . . . . . . . . . . . . . . . . .    13
    2.13  Limitation on Types of Loans  . . . . . . . . . . .    15
    2.14  Illegality  . . . . . . . . . . . . . . . . . . . .    16
    2.15  Treatment of Affected Loans . . . . . . . . . . . .    16

Section 3.  Conditions Precedent  . . . . . . . . . . . . . .    17

Section 4.  Representations and Warranties. . . . . . . . . .    24
    4.01  Corporate Existence . . . . . . . . . . . . . . . .    24
    4.02  Certification . . . . . . . . . . . . . . . . . . .    24
    4.03  Permits . . . . . . . . . . . . . . . . . . . . . .    24
    4.04  Recordings and Filings  . . . . . . . . . . . . . .    24
    4.05  Authorization . . . . . . . . . . . . . . . . . . .    25
    4.06  Governmental Approvals  . . . . . . . . . . . . . .    25
    4.07  Enforceability  . . . . . . . . . . . . . . . . . .    25
    4.08  No Conflicts  . . . . . . . . . . . . . . . . . . .    25
    4.09  Litigation  . . . . . . . . . . . . . . . . . . . .    25
    4.10  Taxes . . . . . . . . . . . . . . . . . . . . . . .    26
    4.11  Financial Statements  . . . . . . . . . . . . . . .    26
    4.12  Disclosure  . . . . . . . . . . . . . . . . . . . .    27
    4.13  No Defaults, Etc. . . . . . . . . . . . . . . . . .    27

    4.14  Use of Proceeds . . . . . . . . . . . . . . . . . . .  27
    4.15  ERISA   . . . . . . . . . . . . . . . . . . . . . . .  27
    [ *     . . . . . . . . . . . . . . . . . . . . . . . . . .   ]
    [ *     . . . . . . . . . . . . . . . . . . . . . . . . . .   ]

Section 5.  The Agent . . . . . . . . . . . . . . . . . . . . .  28
    5.01  Appointment, Powers and Immunities  . . . . . . . . .  28
    5.02  Reliance by Agent   . . . . . . . . . . . . . . . . .  29
    5.03  Defaults, Etc.  . . . . . . . . . . . . . . . . . . .  30
    5.04  Rights as a Bank  . . . . . . . . . . . . . . . . . .  30
    5.05  Indemnification   . . . . . . . . . . . . . . . . . .  30
    5.06  Non-Reliance on Agent and Other Banks   . . . . . . .  31
    5.07  Failure to Act  . . . . . . . . . . . . . . . . . . .  31
    5.08  Resignation or Removal of Agent   . . . . . . . . . .  31

Section 6.  Certain Covenants . . . . . . . . . . . . . . . . .  32
    6.01  Tax Indemnity   . . . . . . . . . . . . . . . . . . .  32
    6.02  General Indemnity   . . . . . . . . . . . . . . . . .  36
    6.03  Insurance   . . . . . . . . . . . . . . . . . . . . .  39
    6.04  Liens   . . . . . . . . . . . . . . . . . . . . . . .  39
    6.05  Certification   . . . . . . . . . . . . . . . . . . .  39

Section 7.  Miscellaneous . . . . . . . . . . . . . . . . . . .  39
    7.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . .  39
    7.02  Notices   . . . . . . . . . . . . . . . . . . . . . .  40
    7.03  Expenses, Etc.  . . . . . . . . . . . . . . . . . . .  40
    7.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . .  41
    7.05  Successors and Assigns  . . . . . . . . . . . . . . .  42
    7.06  Assignments and Participations  . . . . . . . . . . .  42
    7.07  Survival  . . . . . . . . . . . . . . . . . . . . . .  44
    7.08  Captions  . . . . . . . . . . . . . . . . . . . . . .  44
    7.09  Counterparts  . . . . . . . . . . . . . . . . . . . .  44
    7.10  Governing Law; Submission to Jurisdiction   . . . . .  44
    7.11  Waiver of Jury Trial  . . . . . . . . . . . . . . . .  45
    7.12  No Oral Modifications   . . . . . . . . . . . . . . .  45
    7.13  Severability  . . . . . . . . . . . . . . . . . . . .  45
    7.14  Treatment of Certain Information; Confidentiality . .  45
    7.15  Leveraged Lease Documentation; Conversion   . . . . .  46
    7.16  Allocation  . . . . . . . . . . . . . . . . . . . . .  46


- -------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Schedule I - Definitions
Schedule 2.08 - Notice of Borrowing

Exhibit A - Form of Indenture
Exhibit B - Form of Opinion of Vice President, Law - Corporate
              and Business Transactions of the Company
Exhibit C - Form of Opinion of Special Counsel for the Company
Exhibit D - Form of Opinion of Special Counsel for the
              Indenture Trustee
Exhibit E - Form of Opinion of Counsel for the Engine
              Manufacturer
Exhibit F - Form of Opinion of Counsel for AVSA and the
              Manufacturer
Exhibit G - Form of French Pledge Agreement
Exhibit H - [*                              ]




- --------------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         LOAN AGREEMENT dated as of April 1, 1995, among: FEDERAL EXPRESS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the financial institutions that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or which, pursuant to Section 7.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

         Each of Bank of America NT & SA, CIBC Inc. and The First National Bank of Chicago has been named as co-agent (collectively, the "Co-Agents") hereunder and shall have no obligations in its capacity as Co-Agent hereunder.

         The Company has requested the Banks to make loans to the Company in an aggregate principal amount not exceeding $350,625,000, of which the aggregate principal amount outstanding at any one time shall not exceed $210,000,000 (as such amounts may be reduced from time to time pursuant to Section 2.03 hereof), to finance a portion of the purchase price by the Company of one or more of the Aircraft.

         To induce the Banks to make such loans, the Company, the Banks and the Agent propose to enter into this Agreement pursuant to which the Banks will make loans to the Company, and the Company will agree to issue and deliver to the Banks Equipment Purchase Certificates evidencing such loans pursuant to one or more Indentures to be entered into by the Company, and to execute and deliver certain other Operative Agreements in connection therewith.

         Accordingly, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in
Schedule I hereto or, when used in respect of a particular Aircraft or any Loans made to finance a portion of the purchase price thereof or the transactions otherwise related thereto, in Schedule I to the Indenture entered into in connection with the making of such Loans. In addition, as used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Additional Costs" shall have the meaning assigned to such term in
Section 2.12 hereof.

         "Aggregate Maximum Exposure" shall mean the sum of the Maximum Exposure of each Bank (as such amounts may be reduced from time to time pursuant to Section 2.03 hereof). Initially such sum is $210,000,000.

         "Aircraft" shall mean, individually, each of the five Airbus Industrie A300F4-605R aircraft referred to in the Facility, in each case as more fully described in the Indenture and the Indenture Supplement relating to such aircraft, and, collectively, all of such aircraft.

         [ *


                                                                               ]

         "Closing Date" shall mean April 26, 1995, or such later date occurring on or before April 30, 1995 as the parties may agree on which this Agreement is executed and delivered by the parties hereto.

         "Commitment" shall mean, with respect to each Aircraft and for each Bank, the obligation of such Bank to make a Loan to finance the purchase of such Aircraft in an amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment for each Aircraft", and, with respect to all of the Aircraft and for each Bank, the obligation of such Bank to make Loans to finance the purchase of all of the Aircraft in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Aggregate Commitment" (in each case as the same may be reduced from time to time pursuant to Section 2.03 hereof); provided, however, that no Bank shall be obligated to make any Loan that would result in the sum of the aggregate principal amount of Loans made by such Bank then outstanding and the aggregate outstanding principal amount of loan certificates issued to such Bank in connection with leveraged lease transactions pursuant to the Facility exceeding such Bank's Maximum Exposure. The aggregate principal amount of the Commitments with respect to all of the Aircraft and for all of the Banks is $350,625,000. The sum of (i) the aggregate principal amount of all Loans for all of the Banks that may be outstanding at any one time and (ii) the aggregate principal amount of all loan certificates issued to all of the Banks in connection with leveraged lease transactions pursuant to the Facility that may be outstanding at such time (i.e., the Banks' maximum exposure) is the Aggregate Maximum Exposure. The aggregate principal amount of the Commitments with respect to each Aircraft for all of the Banks is $70,125,000.

         "Commitment Termination Date" shall mean the first to occur of (i) April 26, 1996, and (ii) the termination of the Commitments of all of the Banks with respect to all of the Aircraft pursuant hereto.

         "Dollars" and "$" shall mean lawful money of the United States of America.

- ---------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or
(c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

         "Facility" shall mean the facility agreement [  *
                                        ] as consented and agreed to by each of
the Banks by separate instruments dated on or before the Closing Date, and the related letter agreement dated April 7, 1995 between the Company and the Agent.

         "French Pledge Agreement" shall mean each French Pledge Agreement between the Company and the Indenture Trustee, substantially in the form of Exhibit G hereto, entered into in connection with the making of any Loans hereunder, and any amendment or supplement thereto from time to time entered into.

         "GAAP" shall mean generally accepted accounting principles.

         "Indenture" shall mean each Trust Indenture, Mortgage and Security Agreement between the Company and the Indenture Trustee, substantially in the form of Exhibit A hereto, entered into in connection with the making of any Loans hereunder, and any amendment or supplement thereto from time to time entered into.

         "Indenture Trustee" shall mean NationsBank of Georgia, National Association, a national banking association, not in its individual capacity, but solely in its capacity as Indenture Trustee under an Indenture, and its successors and permitted assigns as trustee thereunder.

         "Loans" shall mean the loans provided for by Section 2.01 hereof.

         "Majority Banks" shall mean, subject to the last paragraph of Section
7.04 hereof, Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 51% of the aggregate unpaid principal amount of the Loans.

         "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.


- ----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         "Maximum Exposure" shall mean, for any Bank, the amount set opposite the name of such Bank on the signature pages hereof under the caption "Maximum Exposure" (in each case as the same may be reduced from time to time pursuant to Section 2.03 hereof).

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Operative Agreements" shall mean, collectively, with respect to each Aircraft, this Agreement, the Facility (as it relates to such Aircraft or other matters related thereto), the Indenture and Indenture Supplement covering such Aircraft [ *
                        ] the Bills of Sale and the Purchase Agreement, the Consent and Guaranty, the Airbus Guaranty, the Consent and Agreement, the Engine Consent and Agreement, the French Pledge Agreement and the Equipment Purchase Certificates in each case to the extent that the same relates to such Aircraft.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Quarterly Dates" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day to occur in 1996; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

         "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.



- ---------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         "Reserve Requirement" shall mean, for any Interest Period for any Floating Rate Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Base Rate for Floating Rate Loans is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets that includes Floating Rate Loans.

         "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         Section 2.   Commitments, Loans and Equipment Purchase Certificates

         2.01 Loans and Equipment Purchase Certificates Each Bank severally agrees, on the terms and conditions of this Agreement, to make one or more Loans to the Company in Dollars on or before the Commitment Termination Date in an amount with respect to each Aircraft up to but not exceeding the amount of the Commitment of such Bank for such Aircraft, and in an aggregate amount with respect to all Aircraft up to but not exceeding the amount of the aggregate Commitment of such Bank for all Aircraft; provided, however, that the sum of the aggregate amount of such Loans made by such Bank outstanding at any one time and the aggregate principal amount of loan certificates issued to such Bank in leveraged lease transactions pursuant to the Facility outstanding at such time shall not exceed such Bank's Maximum Exposure. The Company may elect to borrow either Floating Rate Loans or Base Rate Loans, provided that all Loans in respect of the same Aircraft shall at all times be of the same Type. Each Loan to be made by a Bank hereunder shall be made on the Delivery Date of the Aircraft to be purchased with the proceeds of such Loan and, concurrently with the making of such Loan, the Company shall issue and deliver to such Bank, consistent with the terms and provisions of Article 2 of the Indenture to be executed and delivered on such Delivery Date as contemplated by Section 3 hereof, an Equipment Purchase Certificate, in the form prescribed in Exhibit B to such Indenture, which Equipment Purchase Certificate shall be in principal amount equal to the original principal amount of such Loan, duly authenticated and registered in the name of such Bank by the Indenture Trustee, and designated as having been issued in connection with such Aircraft. Each such Equipment Purchase Certificate shall be dated such Delivery Date and shall bear interest therefrom and shall be otherwise payable in accordance with, and governed by the terms of, such Indenture, including, without limitation, the Events of Default specified in Section 6.01 thereof. The Company may convert all Loans made in respect of the same Aircraft into Loans of another Type by making the election specified in Section 2.02(b) of the related Indenture with respect to the Equipment Purchase Certificates evidencing such Loans.


         2.02 Borrowings The Company shall give the Agent (which shall promptly notify the Banks) a Notice of Borrowing with respect to each borrowing hereunder as provided in Section 2.08 hereof. Not later than 10:30 a.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available to the Agent the amount of the Loan to be made by it on such
date, at account number [  *                ] maintained by the Agent with Chase
at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by transferring the same, in immediately available funds, to the Company at its account number
[   *                      ] maintained at The Chase Manhattan Bank, N.A., One
Chase Manhattan Plaza, New York, New York 10081, or, if so directed by the
Company in such Notice of Borrowing, at its account number [ *        ]
maintained at Citibank, N.A., in New York, New York, in either case with the instructions "CR Federal Express Corporation". The Company agrees that promptly upon its receipt of such amount, it shall apply the same to the payment of the remaining balance of the purchase price of the Aircraft, by transferring such amount, in immediately available funds, to AVSA at its account number [ *
                ] maintained at Credit Lyonnais, New York Branch, 1301 Avenue of the Americas, New York, New York 10019, Attention: Yanick Ergas.

         2.03  Changes of Commitments and Maximum Exposures

         (a) The aggregate unused amount of the Commitments of all of the Banks with respect to all of the Aircraft shall be automatically reduced to zero upon (i) the Commitment Termination Date, or (ii) the occurrence and continuance of an Event of Default under any Indenture or an event of default under any lease agreement entered into by the Company in connection with the leveraged lease financing of an Aircraft under the Facility and, in the case of clause (ii) above, the giving by any Bank to the Company of notice that such Bank is terminating its Commitments, but without protest or other notice or other action of any kind on the part of the Banks or the Agent or any of them, all of which are hereby waived.

         (b) The aggregate unused amount of the Commitments of all of the Banks with respect to any particular Aircraft shall be automatically reduced to zero immediately after



- ---------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

giving effect to the making of any loans in respect of such Aircraft hereunder or in connection with the leveraged lease financing of such Aircraft under the Facility.

         (c) The Company shall have the right at any time or from time to time to terminate or reduce the aggregate unused amount of the Commitments in respect of one or more Aircraft, provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 2.08 hereof and each such termination or reduction shall be applied as provided in Section 2.07/ hereof, (y) each partial reduction shall be in an aggregate amount at
least equal to [ *                   ] or in multiples of [ *               ]
in excess thereof, and (z) such right shall be exercisable only once with respect to any Aircraft.

         (d)  The Commitments once terminated or reduced may not be reinstated.

         (e) Concurrently with each termination or reduction of any Bank's Commitments and each payment or prepayment of any principal of any of such Bank's Loans or any of the loan certificates issued to such Bank in connection with leveraged lease transactions pursuant to the Facility, such Bank's Maximum Exposure shall be automatically reduced by the amount, if any, by which such Bank's Maximum Exposure immediately prior thereto exceeds the sum of such Bank's unused Commitments and the aggregate principal amount outstanding of such Bank's Loans and loan certificates issued to such Bank in connection with leveraged lease transactions pursuant to the Facility after giving effect to such termination, reduction, payment or prepayment.

         2.04  Fees

         (a) Subject to subsection (c) of this Section 2.04, the Company shall pay to the Agent for the account of each Bank with respect to each Aircraft a fee equal to $[ *

                                        ]   Such fees with respect to each
Aircraft shall be payable on the earlier of the Delivery Date of such Aircraft or the date on which the Commitments with respect to such Aircraft terminate or are terminated.

         (b) Unless the Aggregate Maximum Exposure has been reduced to zero prior to December 1, 1995, the Company shall pay to the Agent for the account of each Bank a further facility fee on the daily amount of each of such Bank's Maximum Exposure, whether or not utilized, in each case for the period from and including December 1, 1995 to but not including the earlier of the date the Aggregate Maximum Exposure is reduced to zero and the date 18 months after the last Delivery Date to occur hereunder (the "Fee Termination Date"), at a rate



- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

per [ *                 ]   All accrued facility fees shall be payable in
arrears on each Quarterly Date and on the Fee Termination Date.

         (c) Notwithstanding the provisions of subsection (a) of this Section 2.04, in the event the Commitments with respect to any Aircraft terminate or are terminated on a date other than the Delivery Date for such Aircraft, the fee payable to each Bank with respect to such Aircraft pursuant to such subsection (a) on such termination date shall in the case of each Bank be the lesser of (i) such Bank's pro rata share of $30,625 and (ii) the amount, if any, by which (A) the amount equal to 1/8 of 1% per annum of the daily amount of such Bank's Maximum Exposure, whether or not utilized, for the period from and including the Closing Date to but not including such termination date exceeds (B) the aggregate fees theretofore paid to such Bank under this Section
2.04 and any fee to be paid to such Bank on such date under subsection (b) of this Section 2.04.

         (d) For purposes of this Section 2.04, computations shall be made on the basis of a year of 360 days and actual days elapsed.

         2.05 Lending Offices The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         2.06 Several Obligations; Remedies Independent The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Equipment Purchase Certificates to each Bank shall be a separate and independent debt and each Bank, subject always to the terms and conditions of the applicable Indenture, shall be entitled to protect and enforce its rights arising out of this Agreement and the Equipment Purchase Certificates, and it shall not, except as otherwise provided in the applicable Indenture, be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         2.07 Pro Rata Treatment Except to the extent otherwise provided herein, each borrowing of Loans from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of fees under Section 2.04 hereof in respect of Commitments or Loans, as the case may be, shall be made for the account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective




- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Commitments of the Banks, in each case pro rata according to the amounts of their respective Commitments or Loans at the time outstanding.

         2.08 Certain Notices Notices by the Company to the Agent of terminations or reductions of the Commitments and of borrowings shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time (or, in the case of a borrowing of a Base Rate Loan, not later than 2:00 p.m. New York time) on the date that is the number of days or Business Days prior to the date of the relevant termination, reduction or borrowing specified below:

                                                             Number of Days or
                 Notice                                     Business Days Prior
                 ------                                     -------------------
         Termination or reduction
         of Commitments                                          10 days

         Borrowing of Floating                               3 Business Days
         Rate Loans

         Borrowing of Base                                   1 Business Day
         Rate Loans

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced and the Aircraft to which such Commitments relate. Each such notice of borrowing (a "Notice of Borrowing") shall be substantially in the form of Schedule 2.08 hereto and shall specify the Aircraft with respect to which the relevant Loans are to be made, whether such Loans shall be Floating Rate Loans or Base Rate Loans, the Interest Period therefor (if Floating Rate Loans), the aggregate amount (subject to Section
2.09 hereof) of the Loans to be made and the date of borrowing (which shall be a Business Day and the Delivery Date for such Aircraft).

         2.09 Maximum Amounts Anything in this Agreement to the contrary notwithstanding, in no event shall (a) the aggregate principal amount of the Loans to be made hereunder with respect to any Aircraft exceed the lesser of [ *


                                                                             ]




- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         2.10  Delayed Delivery

         (a) If, after any Bank shall have made available to the Agent the amount of its Loan on any scheduled Delivery Date (hereinafter, a "Scheduled Delivery Date") as contemplated by Section 2.02 hereof, the Agent and the Banks determine (or the Agent is so advised in writing by the Company) before 2:00 p.m., New York time, on the Scheduled Delivery Date that the related Operative Agreements will not be executed and delivered or that the other conditions precedent set forth in Section 3 hereof will not be satisfied (or waived by the Banks) on such Scheduled Delivery Date, the Agent shall, on such Scheduled Delivery Date, use its best efforts to cause the amounts held by it for the purpose of making such Loan to be invested pursuant to subsection (b) of this
Section 2.10.

         (b) The Agent shall use its best efforts to cause the amount held by it for the purpose of making such Loan to be invested and reinvested to the extent practicable at the direction received by it from the Company, at the risk of the Company, in Permitted Investments consisting of either commercial paper or time deposits; provided, however, that in the absence of instructions by 3:00 p.m., New York time, the Agent shall use its best efforts to cause such amount or the proceeds thereof to be invested and reinvested to the extent practicable in overnight Eurodollar time deposits. Earnings on any such investments shall be applied to the Company's payment obligations, if any, to such Bank under this Section 2.10 to the extent of such obligations, and the balance, if any, of such earnings remaining after such application shall be paid in accordance with the Company's written instructions. Unless the funding arrangements contemplated hereby shall have been terminated as provided in subsection (d) below, the Agent will apply the amounts held by it for the purpose of making such Loan to the making of such Loan on the actual Delivery Date (the "Delayed Delivery Date") for the related Aircraft, as provided in
Section 2.02. Notwithstanding any provision of this Agreement or any related Operative Agreement to the contrary, any Loans made pursuant to this Section
2.10 on a Delayed Delivery Date shall be treated for all purposes of the related Indenture and the other related Operative Agreements (other than Section 3 hereof) as if such Loans had been made on, and the Equipment Purchase Certificates evidencing the same had been issued on and dated the date of, the Scheduled Delivery Date therefor, and without limiting the generality of the foregoing, in the case of any Floating Rate Loans and the Equipment Purchase Certificates evidencing the same, the initial Interest Period relating thereto shall be deemed to have begun on such Scheduled Delivery Date and shall end on the date that such Interest Period would otherwise have ended if such Loans had been made on the Scheduled Delivery Date.

         (c) The Company shall reimburse the Agent on demand for any loss incurred by the Agent as a result of the investment of funds by the Agent in accordance with the terms of this Section 2.10. Further, the Company shall indemnify the Agent and hold it harmless from and against any cost or expense the Agent may incur as a result of any investment of funds or transfer of funds referred to herein in accordance with the terms hereof. The Agent shall not be liable for failure to invest such funds except as otherwise provided herein or for any losses incurred on such investments except for any losses arising out of its own gross negligence or willful misconduct.

         (d) If for any reason (i) the related Operative Agreements shall not be executed and delivered by the respective parties thereto and/or the Delayed Delivery Date shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in Section 3 hereof or otherwise) on or before the tenth Business Day after the related Scheduled Delivery Date, or
(ii) the Company has notified the Agent prior to 3:00 p.m., New York time, on any date after the Scheduled Delivery Date that it does not intend to go forward to close the transactions contemplated hereby for such Delivery Date (the earlier of such dates being herein referred to as the "Funding Termination Date"), the Banks may cancel or terminate any funding arrangements they may have made to fund the Loans on the Scheduled Delivery Date (or the unutilized portion thereof) but the Banks' Commitments hereunder with respect to such Aircraft shall not be reduced or terminated thereby. In the event that the Funding Termination Date shall have occurred with respect to any proposed Loans as provided above in this subsection (d), the Agent shall return the amounts held by it hereunder to the Banks having furnished the same on the earliest practicable Business Day, provided that the Agent shall have had a reasonable time to liquidate any Permitted Investments it has been authorized to invest in pursuant to subsection (b) of this Section 2.10 and to obtain the proceeds therefrom in funds of the type originally received, and the Company shall pay interest on such funds to the Banks having furnished [ *
                                                                            ]
such interest to be payable for the period from and including such Scheduled Delivery Date to but excluding the date such funds are returned to such Bank in accordance with the terms hereof; provided that if any such funds are returned to a Bank after 2:00 p.m., New York time, on any such date, such funds shall be deemed for purposes of this subsection (d) to have been returned on the next succeeding Business Day. In addition, the Company shall indemnify the Banks against and reimburse the Banks on demand for any cost or expense incurred by the Banks as a result of such termination, including, in the case of funds acquired by the Banks to fund any Base Rate Loans, any cost or expense incurred by reason of the liquidation or redeployment of funds and, in the case of funds acquired by the Banks to fund any Floating Rate Loans, Breakage Costs, if any (determined as if such Floating Rate Loans had been made on the Scheduled Delivery Date and were being prepaid on such Funding Termination Date), and including, without limitation, reasonable legal costs and expenses) incurred by or payable to the Banks or the Agent in connection with the transactions contemplated hereby for such Delivery Date in accordance with the provisions of the last sentence of Section 3 hereof.




- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         2.11  Sharing of Payments, Etc.

         (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or the Equipment Purchase Certificates evidencing the same or any other amount payable to such Bank hereunder or under any Indenture or other Operative Agreement, that is not paid when due (after giving effect to any applicable grace period and regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company, the Agent and the Indenture Trustee thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

         (b) If any Bank shall obtain any payment of any principal of or interest on any Loan or the Equipment Purchase Certificate evidencing the same owing to it or payment of any other amount under this Agreement or any Indenture or other Operative Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein or the Indenture Trustee as provided in the related Indenture), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or the Equipment Purchase Certificates evidencing the same or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans and the Equipment Purchase Certificates evidencing the same or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans and the Equipment Purchase Certificates evidencing the same or such other amounts, respectively, owing to each of the Banks.

         (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans and Equipment Purchase Certificates or other amounts (as the case may be) owing to such Bank in the amount of such participation.

         (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

         2.12  Additional Costs

         [ *


                                                                               ]

         [ *




                                                                               ]

         [ *




              ]

         [ *



                 ]


         (b) Without limiting the effect of the provisions of subsection (a) of this Section 2.12, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category





- -------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Floating Rate Loans is determined as provided in the related Indenture or a category of extensions of credit or other assets of such Bank that includes Floating Rate

Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent and the Indenture Trustee), the obligation of such Bank to make or continue such Floating Rate Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.15 hereof shall be applicable).


   [ *





   ]

        (d)  Each Bank shall notify the Company of any event occurring after the
date hereof  [*                                ] as promptly as practicable, but
in any event within 30 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 30 days after it obtains actual knowledge of such an event, such Bank shall, [ *

                                              ] (ii) each Bank will designate a
different Applicable Lending Office for holding the Loans or the Equipment Purchase Certificates evidencing the same of such Bank affected by such event if such designation will avoid the need for, [ *
                                                                              ]
be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company and the Indenture





- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Trustee a certificate setting forth the basis [ *


                                        ] on its costs or rate of return of
maintaining its Loans or the Equipment Purchase Certificates evidencing the same or its Commitment, or on amounts receivable by it in respect of its Loans or the Equipment Purchase Certificates evidencing the
same, [ *                                     ] such Bank under this Section
2.12, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         2.13 Limitation on Types of Loans Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

         (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in Schedule I hereto are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Floating Rate Loan as provided herein or in the related Indenture; or

         (b) if the Majority Banks determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent and the Indenture Trustee that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in said Schedule I upon the basis of which the rate of interest for Floating Rate Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining such Floating Rate Loans for such Interest Period;

then the Agent shall give the Company, the Indenture Trustee and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks' obligations to make or continue Floating Rate Loans shall be suspended, and the Company shall, at its election, on the last day(s) of the then current Interest Period(s) for the outstanding Floating Rate Loans, either prepay such Loans or such Floating Rate Loans shall be automatically converted into Base Rate Loans.

         2.14 Illegality Notwithstanding any other provision of this Agreement or any Indenture, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Floating Rate Loans hereunder or under any Indenture, then such Bank shall promptly notify the Company thereof (with a copy to the Agent and the Indenture Trustee) and such Bank's obligation to make or continue




- -------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Floating Rate Loans shall be suspended until such time as such Bank may again make and maintain Floating Rate Loans (in which case the provisions of Section
2.15 hereof shall be applicable).

         2.15 Treatment of Affected Loans If the obligation of any Bank to make or continue a particular Floating Rate Loan is suspended pursuant to
Section 2.12, 2.13 or 2.14 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type", and any Commitments to make such Loans being herein called the "Affected Commitments"), or, in the case of clause (a) below, if the Company shall be [ *
                         ] then, (a) at the request of the Company but subject
always to the provisions of Section 7.06 hereof, such Bank will assign its Affected Loans and the Equipment Purchase Certificates evidencing the same, or its Affected Commitment, as the case may be, without recourse or warranty, to any financial institution designated by the Company, provided that concurrently with such assignment, such Bank receives from such financial institution and/or the Company an amount in immediately available funds equal to the unpaid principal amount of such Equipment Purchase Certificates at the time outstanding, plus all accrued and unpaid interest thereon, whether or not then due, and all other sums then owing to such Bank in respect of such Equipment Purchase Certificates or any of the Operative Agreements relating thereto, including, without limitation, any amounts owing to such Bank pursuant to
Section 2.12 hereof and any Breakage Costs (determined for such purposes as if such assignment were a prepayment in full of the principal amount of such Equipment Purchase Certificates), and if such Bank shall fail to so assign such Loans and the Equipment Purchase Certificates evidencing the same in accordance with the foregoing provisions after such request by the Company, such Bank
shall not be entitled [ *                      ] hereof to the extent (but only
to the extent) such assignment would have avoided the need for, or reduced the amount of, such compensation, and (b) if no such assignment shall be requested and consummated, or if the Affected Loans are not prepaid in the case of any such suspension pursuant to Section 2.13, or if the Affected Loans are otherwise to be converted into Base Rate Loans pursuant to the provisions of
Section 2.12, 2.13 or 2.14 hereof, then such Bank's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 2.12(b), 2.13 or 2.14 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent and the Indenture Trustee) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 2.12, 2.13 or 2.14 hereof that gave rise to such conversion no longer exist, all Loans that would otherwise be made or continued by such Bank as Loans of the Affected Type hereunder or under any Indenture shall be made or continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be converted into Loans of the Affected Type shall be




- ---------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

converted instead into (or shall remain as) Base Rate Loans. Each Bank shall give notice to the Company with a copy to the Agent and the Indenture Trustee that the circumstances specified in Section 2.12, 2.13 or 2.14 hereof that gave rise to the conversion of such Bank's Affected Loans pursuant to this Section
2.15 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist). Five Business Days after the date of receipt of such notice by the Agent, the Affected Loans shall automatically be converted into Floating Rate Loans unless the Agent, at least three Business Days prior to the date such conversion would otherwise have occurred, shall have received notice from the Company that it has elected to continue such Loans as Base Rate Loans; provided that the Company shall not be entitled to make any such election after the first anniversary of the Closing Date.

         Section 3. Conditions Precedent The obligation of any Bank to make any Loan to be made by it hereunder is subject to the receipt by the Agent, on or before the Delivery Date for the Aircraft to be purchased with the proceeds of such Loan, of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

         (a) Notice of Borrowing. Such Bank shall have received due notice from the Agent with respect to such borrowing pursuant to Section 2.02 hereof.

         (b) Equipment Purchase Certificates. Concurrently with making such Loan to the Company, the Agent, on behalf of such Bank, shall have received an Equipment Purchase Certificate in an original principal amount equal to the original principal amount of such Loan, duly executed and delivered by the Company, and duly authenticated by the Indenture Trustee (acting at the written request and direction of the Company).

         (c) Legal Investment. No change shall have occurred after the date of this Agreement in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of such Bank, would make it illegal for such Bank, and no change in circumstances outside the control of such Bank shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for such Bank, to participate in the transaction to be consummated on such Delivery Date with respect to such Aircraft; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for such Bank is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of such Delivery Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (d) Approvals. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Company, which in the opinion of such Bank are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (e) Corporate Documents. The following documents, each certified as indicated below:

                 (i) In the case of the Loans to be made on the first Delivery Date,

                      (A) a certificate from such Secretary of State dated as
                          of a date reasonably near such Delivery Date as to the good standing of and charter documents filed by the Company;

                      (B) a certificate of the Secretary or an Assistant
                          Secretary of the Company, dated such Delivery Date and certifying (1) that attached thereto are true and complete copies of the Certificate of Incorporation of the Company as in effect on such Delivery Date, and of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (2) were adopted to and including the date of such certificate, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Operative Agreements to which the Company is or is intended to be a party in connection with each borrowing hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the Certificate of Incorporation of the Company has not been amended since the date of the certificate furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer of the Company executing such of the Operative Agreements to which the Company is intended to be a party in connection with each borrowing hereunder and each other document to be delivered by the Company from time to time in connection therewith (and the Agent and each Bank may conclusively rely on such certificate until it receives notice to the contrary in writing from the Company);

                      (C) a certificate of an officer of the Company whose
                          incumbency and signature have been certified in the certificate referred to in clause (i)(B) above, dated such Delivery Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company; and

                      (D) a copy of the charter and bylaws and other
                          instruments of NationsBank of Georgia, National Association ("NationsBank") certified by a Secretary or an Assistant Secretary of NationsBank as of such Closing Date (or other like instruments satisfactory to the Agent), and a copy of the resolutions of the board of directors of NationsBank, certified by such Secretary or Assistant Secretary as of such Delivery Date, authorizing the execution and delivery by NationsBank (either individually or as Indenture Trustee) of each of the Indenture and the other Operative Agreements to which it is or is to be a party, together with an incumbency certificate of NationsBank as to the person or persons authorized to execute and deliver said documents on behalf of NationsBank (either individually or as Indenture Trustee) and the signatures of such person or persons.

                 (ii) In the case of each Loan (other than the Loans to be made on the first Delivery Date) hereunder, a certificate of the Secretary or Assistant Secretary of the Company whose incumbency and specimen signature were certified pursuant to clause (i)(C) above, dated such Delivery Date, and certifying
                 (A) that the bylaws, resolutions and Certificate of Incorporation of the Company furnished pursuant to clause
                 (i)(B) above have not been modified, rescinded or amended (or, if modified or amended, that attached thereto is a true and complete copy of such modification or amendment), and are in full force and effect, and (B) as to the continuing incumbency of the officers referred to in clause (i)(B)(4) above, and a certificate of one such officer, dated such Delivery Date, as to the continuing incumbency of such Secretary or Assistant Secretary.

                 (iii) In the case of each Loan hereunder, such other documents, evidences, materials and information with respect to the Company and the Indenture Trustee as the Agent or any Bank may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (f) Operative and Other Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Agent (acting directly or by authorization to its special counsel) and shall each be in full force and effect; and copies executed or certified as requested by the Agent of such documents shall have been delivered to the Agent or its special counsel, each Bank and the Indenture Trustee:

                 (i)  the Indenture covering such Aircraft [ *
                                        ]




- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                 (ii) an Indenture Supplement covering such Aircraft, dated such Delivery Date;

                 (iii)  the French Pledge Agreement for such Aircraft;

                 (iv) the Bills of Sale for such Aircraft and the related Airbus Guaranty, each dated such Delivery Date;

                 (v) in the case of the Loans to be made on the first Delivery Date, a redacted copy of each of the Purchase Agreement, the Consent and Guaranty and the Engine Agreement;

                 (vi) the Consent and Agreement and the AVSA Consent and Agreement; and

                 (vii)  the Engine Consent and Agreement.

         (g) Insurance. The Agent shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Agent, to establish that the insurance required by Section 4.06 of the Indenture is in effect.

         (h) Financing Statements. Uniform Commercial Code financing statements covering all the security interests (and other interests) intended to be created by or pursuant to the relevant Indenture shall have been executed and delivered by the Company, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Banks, and such financing statements or other documents to the same purpose shall have been duly filed in each relevant jurisdiction, if any, other than the State of Tennessee, and all other action shall have been taken which, in the opinion of the Agent, is necessary or desirable to perfect and protect such security interests and other interests.

         (i) Title, Airworthiness and Registration. On such Delivery Date, the following statements shall be true, and the Agent and each Bank shall have received evidence from the Company reasonably satisfactory to the Agent to the effect that:

                 (i) the Company has good title (subject to filing and recording of the FAA Bill of Sale with the FAA) to such Aircraft, free and clear of Liens (other than Liens of the type described in Section 4.01(a) and (c) of the related Indenture), which evidence shall include the FAA Bill of Sale to the Company with respect to such Aircraft;

                 (ii) such Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Operative Agreements;

                 (iii) the FAA Bill of Sale, the relevant Indenture and an Indenture Supplement covering such Aircraft shall have been duly filed for recordation with the FAA pursuant to the Act; and

                 (iv) application to the FAA for registration of such Aircraft in the name of the Company shall have been duly made and the Company shall have temporary or permanent authority to operate such Aircraft.

         (j) Officers' Certificate of the Company. On such Delivery Date, the following statements shall be true, and the Agent and each Bank shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Company, dated such Delivery Date, to the effect set forth below (provided that the statement made in clause (ii) below shall apply for purposes of this subsection (j) only in the case of the Loans to be made on the first Delivery Date):

                 (i) the representations and warranties of the Company contained in this Agreement and in any other Operative Agreement, and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of such Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

                 [ *


                                          ]

                 (iii) nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Company to carry on its business or to perform its obligations under this Agreement, the Indenture, the Equipment Purchase Certificates and each other Operative Agreement to which it is a party; and

                 (iv) no event has occurred and is continuing, or would result from the purchase of such Aircraft, which constitutes an Event of Loss with respect to such Aircraft, a Default or an Event of Default.





- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         (k) Legal Opinions. The Agent (acting directly or by authorization to its special counsel) and each Bank shall have received from the following counsel their respective legal opinions, in each case satisfactory to the Agent as to scope and substance (and covering such other matters as the Agent may reasonably request) and dated such Delivery Date:

                 (i) George W. Hearn, Esq., Vice President, Law-Corporate and Business Transactions of the Company, substantially in the form of Exhibit B hereto and addressed to the Agent, each Bank and the Indenture Trustee;

                 (ii) Davis Polk & Wardwell, special counsel for the Company, substantially in the form of Exhibit C hereto and addressed to the Agent, each Bank and the Trustee;

                 (iii) Powell, Goldstein, Frazer & Murphy, special counsel for the Indenture Trustee, substantially in the form of Exhibit D hereto and addressed to the Agent and each Bank;

                 (iv) Daugherty, Fowler & Peregrin, special FAA counsel, addressed to the Agent, each Bank and the Indenture Trustee and covering such matters as the Banks (or any of them) may reasonably request;

                 (v) counsel for the Engine Manufacturer, substantially in the form set forth in Exhibit E hereto and addressed to the Agent, each Bank and the Indenture Trustee; and

                 (vi) counsel for AVSA and the Manufacturer, substantially in the form set forth in Exhibit F hereto and addressed to the Agent, each Bank and the Indenture Trustee.

         In addition, the Banks shall have received opinions, dated the Delivery Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Banks, and S.G. Archibald, special French counsel to the Banks, each addressed to the Banks and covering such matters as the Banks (or any of them) may reasonably request.

         (l) Appraisal. The Agent and each Bank shall have received an acceptable appraisal by an independent internationally recognized appraiser acceptable to the Company and the Agent, setting forth the Fair Market Value of such Aircraft on such Delivery Date.

         (m) Payment of Taxes, Etc. All fees, charges, taxes, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subsections (h) and (i) of this Section 3, or in connection with the purchase of such Aircraft by the Company and the issuance of the Equipment Purchase Certificates, and all sales taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements which are then due shall, in each case, have been duly paid or caused to be paid in full by the Company, other than any such taxes which, after notice to the Agent by the Company, are being contested by the Company in good faith and by appropriate proceedings, so long as any such proceeding or the failure by the Company to pay such taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or otherwise have any adverse effect on any Bank or its rights or interests under or in respect of any Loan or the Equipment Purchase Certificates evidencing the same or this Agreement or any other related Operative Agreement.

         (n) Opinion of Special FAA Counsel Upon Registration. Promptly upon the registration of such Aircraft and the recording of the Indenture and the Indenture Supplement covering such Aircraft pursuant to the Act, special FAA counsel referred to in clause (iv) of subsection (k) of this Section 3 shall deliver to the Agent, each Bank and the Indenture Trustee an opinion as to (i) the due registration of such Aircraft in the name of the Company, and (ii) the due recording pursuant to the Act of the FAA Bill of Sale and the Indenture with such Indenture Supplement attached as an exhibit.

The obligation of any Bank to make any Loan hereunder is also subject to the payment by the Company of such fees and other costs and expenses as the Company shall have agreed pursuant to the Facility to pay to any Bank or the Agent in connection herewith, including, without limitation, any fees payable on or prior to such Delivery Date pursuant to Section 2.04 hereof.

         Section 4. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that:

         4.01 Corporate Existence The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business and chief executive office in Memphis, Tennessee; (b) has full power, authority and legal right to conduct its current business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under this Agreement, the Equipment Purchase Certificates and the other Operative Agreements to which it is a party; and (c) is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Company require such qualification.

         4.02 Certification The Company is an "air carrier" within the meaning of the Act, and a holder of a certificate under Sections 41102(a) and 41103 of the Act and a "citizen of the

United States" within the meaning of Section 40102(a)(15) of the Act holding an "air carrier operating certificate" issued under Chapter 447 of the Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

         4.03 Permits The Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively, "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such permit is in full force and effect.

         4.04 Recordings and Filings Except for (a) the filing for recording pursuant to the Act of the documents referred to in Section 3(i), and (b) the filings referred to in Section 3(h), no further action, including any filing or recording of any document, is necessary or advisable in order to establish and perfect the Company's title to and interest in the Aircraft as against any third parties, or to perfect the first security interest in and mortgage lien on the Indenture Estate in favor of the Indenture Trustee with respect to such portion of the Aircraft as is covered by the recording system established by the Act.

         4.05 Authorization The execution, delivery and performance by the Company of the Equipment Purchase Certificates and the other Operative Agreements to which it is a party have been duly authorized by all necessary corporate action of the Company.

         4.06 Governmental Approvals No authorization, approval, consent or other action by, and no notice to or filing with, any United States Federal or state governmental authority or regulatory body is required for the due execution, delivery or, except as specified in Section 4.04 above, performance, by the Company of the Equipment Purchase Certificates or the other Operative Agreements to which it is a party.

         4.07 Enforceability Each of the Equipment Purchase Certificates issued or to be issued by the Company on a Delivery Date with respect to which it has given a notice of borrowing pursuant to Section 2.02 hereof, and each of the other Operative Agreements to which it is or will be a party on such Delivery Date, has, or on such Delivery Date will have, been duly and validly executed and delivered by the Company and constitutes, or on such Delivery Date will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor's rights generally.

         4.08 No Conflicts Neither the execution, delivery or performance by the Company of this Agreement, the Equipment Purchase Certificates or any of the other Operative Agreements to which it is a party, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent (other than the Consent and Agreement, the AVSA Consent and Agreement and the Engine Consent and Agreement) or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Company or any order, writ, injunction or decree of any court or governmental authority against the Company or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Company is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties, except for the Liens of the Indenture.

         4.09  Litigation  [ *



                                                 ]

         4.10 Taxes The Company has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Company (other than assessments the payment of which is being contested in good faith by the Company), and the Company has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Company's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Company and other than the federal transportation excise tax assessments, the protests against which are described in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 (as updated by Note 7 to the financial statements included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1995) which assessments are being contested in good faith by the Company).

         4.11 Financial Statements The Company has heretofore delivered to the Banks true and correct copies of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994, and of the Company's Quarterly Report on Form 10-Q referred to in Section 4.09 above, and of the audited consolidated balance sheets of the Company for the fiscal year 1994 and the unaudited consolidated balance sheets of the Company as of February 28, 1995, and the related consolidated statements of income, changes in common




- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by a report thereon containing opinions without qualification by Arthur Andersen & Co., independent public accountants. Said financial statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position of the Company as of such dates and the results of its operations and cash flows for such periods.

         4.12   Disclosure  [ *



                                   ]

         4.13 No Defaults, Etc. The Company is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which the Company is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Company or its ability to perform any of its obligations under any of the Operative Agreements to which it is or will be a party.

         4.14  Use of Proceeds  [ *



          ]

         4.15 ERISA Except as otherwise disclosed in writing to the Agent and each Bank:

         (a) none of the Plans nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the PBGC pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Plan or related trust and neither the Company nor any ERISA Affiliate has incurred or could reasonably expect to incur any material liability with respect to a Plan under Section





- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         4062, 4063, 4064 or 4069 of ERISA;

         (b) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Plan which have resulted or could reasonably be expected to result in any material liability of the Company;

         (c) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Plans;

         (d) neither the Company nor any ERISA Affiliate has failed to make any contribution or payment to any Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under
         Section 302(f) of ERISA or Section 412(n) of the Code;

         (e) all Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and have been so administered and operated by the Company and/or ERISA Affiliates, as applicable;

         (f) neither the Company nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under
         Section 515 of ERISA; and

         (g) to the best of the Company's knowledge, neither the Company nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Company to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA.

            [ *

                                                    ]

            [ *

            ]
         Section 5. The Agent

- ----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         5.01 Appointment, Powers and Immunities Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Operative Agreements with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Operative Agreements, together with such other powers as are reasonably incidental thereto. In addition, each Bank hereby agrees that, notwithstanding any provision of this Agreement or any other Operative Agreement to the contrary, the Agent, on behalf of such Bank, shall retain possession of any Equipment Purchase Certificate delivered to the Agent on behalf of such Bank pursuant to Section 3(b) hereof unless and until such Bank shall direct the Agent in writing to deliver such Equipment Purchase Certificate to it or to such other Person as it may specify in such direction, and that any references in this Agreement or in any other Operative Agreement to the Company's delivering any such Equipment Purchase Certificate to such Bank shall be satisfied by the Company's delivering such Equipment Purchase Certificate to the Agent, on behalf of such Bank. The Agent (which term as used in this sentence and in Section 5.05 and the first sentence of Section 5.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Agreements, and shall not by reason of this Agreement or any other be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Equipment Purchase Certificate or any other Operative Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Agreement; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Operative Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Equipment Purchase Certificate as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 7.06 hereof).

         5.02 Reliance by Agent The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the

Agent. As to any matters not expressly provided for by this Agreement or any other Operative Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         5.03 Defaults, Etc. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Agent has received notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default" or "Notice of Event of Default", as the case may be. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject always to the provisions of the applicable Indenture and to Section 5.07 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement or the related Indenture expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

         5.04 Rights as a Bank With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         5.05 Indemnification The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 7.03 hereof, but without limiting the obligations of the Company under said Section 7.03) ratably in accordance with their respective Commitments or Loans at the time outstanding, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 7.03 hereof, but excluding, unless a Default or an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         5.06 Non-Reliance on Agent and Other Banks Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the related Operative Agreements. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Operative Agreements or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Agent or any of its affiliates.

         5.07 Failure to Act Except for action expressly required of the Agent hereunder and under the other Operative Agreements, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 5.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         5.08 Resignation or Removal of Agent Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks, the Company and the Indenture Trustee, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank which has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 6. Certain Covenants

         6.01 Tax Indemnity (a) Generally. The Company agrees promptly to pay when due, and to indemnify and hold each Bank and the Agent (each an "Indemnitee") harmless from the following taxes, fees, levies, imposts, recording duties, charges or withholdings, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively, "Taxes"), however imposed, upon or with respect to, payments by the Company hereunder or under the Equipment Purchase Certificates or an
Indenture:

         (i) Taxes imposed on or measured by the net or gross income or excess profits, receipts, minimum tax, capital, franchise, net worth or conduct of business taxes of any Indemnitee, solely to the extent that such Income Tax is imposed by an authority purporting to have power to impose a Tax other than the United States federal government, and only if (i) the operation, registration, location, presence, basing or use of any Aircraft or Airframe or any part thereof, or (ii) the place of incorporation, principal office or corporate domicile of the Company in such state or foreign country is the sole connection between such Indemnitee and such jurisdiction; and

         (ii) any U.S. Federal withholding taxes with respect to an Indemnitee which is not a United States Person (as described in Section 7701(a)(30) of the Code) if such Indemnitee in a timely manner
         (I) delivers (A) two duly completed Treasury Department Forms 4224 with respect to any and all payments under the Equipment Purchase Certificates, (B) a Treasury Department Form 1001 claiming the benefit of a Tax treaty with respect to interest, or (C) a Treasury Department Form W8, in each case, evidencing such Indemnitee's complete exemption from United States withholding taxes on interest, and (II) executes and delivers additional Treasury Department Form 4224, 1001, or W8 (or any successor forms), as applicable in such manner and at such times as may be necessary to evidence such exemption unless and to the extent that such Indemnitee is not legally entitled to do so as a result of a change in law, treaty or regulation enacted, adopted or promulgated after the date such Holder became a Holder other than the amendment of a tax treaty or the adoption of a new treaty that contains a limitation of benefits article similar to that contained in article 28 of the German-U.S. tax treaty signed August 29, 1989); provided, however, that the provision of this clause (ii) shall not apply to any U.S. Federal withholding taxes for which the Company would be required to indemnify a Holder so that any payment otherwise required to be made on a After-Tax Basis under the Operative Agreements is made on an After-Tax Basis.

The Company shall withhold (or cause to be withheld) any Taxes required to be withheld on payments to any Bank (including the Agent) who is not a U.S. Person except to the extent that such Bank (including the Agent) has furnished evidence satisfactory to the Company of any exemption from withholding claimed by such Bank (including the Agent).

         (b) After-Tax Basis. The amount which the Company shall be required to pay with respect to any Tax indemnified against under Section 6.01(a) shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred. If any Indemnitee actually realizes a tax benefit by reason of the payment of any Tax paid or indemnified against by the Company, such Indemnitee shall promptly pay to the Company to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Company shall have made all payments then due to such Indemnitee under this Agreement, and any other Operative Agreement, an amount equal to the lesser of (x) such amount as such Indemnitee reasonably estimates represents the sum of such tax benefit plus any other tax benefit realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Company, and (y) the amount of the payment, if any, then required to be made under Sections 6.01(a) and this Section 6.01(b) by the Company to such Indemnitee plus the amount of any other payments by the Company to such Indemnitee theretofore required to be made under Section 6.01(a) and this Section 6.01(b) (and the excess, if any, of the amount described in clause
(x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Company to make payments pursuant to Section 6.01(a)); provided, however, that such Indemnitee shall not be obligated to make any payment to the Company pursuant to this sentence as long as an Event of Default shall have occurred and be continuing. The Company shall reimburse on an After-Tax Basis such Indemnitee for any payment of a tax benefit pursuant to the preceding sentence to the extent that such tax benefit is disallowed or reduced in a taxable year subsequent to the year of such payment (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         (c) Time of Payment. Any amount payable to an Indemnitee pursuant to this Section 6.01 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, that in the case of amounts which are being contested by the Company in good faith or by the Indemnitee pursuant to subsection (f) below, such amount shall be payable 30 days after the time such contest is finally resolved.

         (d) Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Company is liable for a payment or indemnity under Section 6.01(a)(i) hereof, such Indemnitee shall promptly give the Company notice in writing of such claim and shall furnish the Company with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Company may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Section 6.01, except to the extent that the Company has been materially and adversely prejudiced by such failure. The Indemnitee shall in good faith, with due diligence and at the Company's expense, if timely requested in writing by the Company, contest (or, at the Indemnitee's option, require the Company to contest in the name of the Company if permitted by law, or the Indemnitee) the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as nonpayment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lien permitted under Section 4.01(a) or (c) of the related Indenture on any Aircraft, Airframe or any parts; or

         (ii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee elects to conduct the contest it shall determine in consultation with the Company, the manner in which to contest such Taxes and the Indemnitee shall advise the Company of actions to be taken in implementing such contest and shall consider in good faith any suggestion made by the Company as to the method of pursuing such contest. Notwithstanding the preceding sentences of this subsection (d) such Indemnitee shall not be required to take any action unless the Company shall have (i) agreed to indemnify the Indemnitee for any liability or reasonable expense which such Indemnitee incurred as a result of contesting such Taxes including without limitation (y) reasonable attorneys' and accountants' fees, and (z) the amount of any interest, penalty or additions to tax which may ultimately be payable as the result of contesting such Taxes; (ii) delivered to the Indemnitee a written acknowledgment of the Company's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful; provided, however, that such acknowledgement shall not preclude the Company from raising defenses to liability under this Agreement if a decision in such contest is rendered which articulates the cause of such Tax and the cause, as so articulated, is not one for which the Company is responsible to pay an indemnity hereunder;
(iii) furnished such Indemnitee with an opinion of counsel to the effect that reasonable grounds exist for contesting such Tax; and (iv) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under any Operative Agreements. In no event shall such Indemnitee be required or the Company permitted to contest pursuant to this subsection (d) the imposition of any Tax for which the Company is obligated to indemnify any Indemnitee hereunder unless, if such contest shall be conducted in a manner requiring payment of the claim in advance, the Company shall have advanced sufficient funds, on an interest free basis to make the payment required, and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee of such advance.

         Nothing contained in this subsection (d) shall require any Indemnitee to contest, or permit the Company to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this subsection (f), if such Indemnitee shall waive payment by the Company of any amount that might otherwise be payable by the Company under this Section 6.01 in connection with such claim.

         (e) Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Company shall have paid for such Indemnitee or for which the Company shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Payment Default, Bankruptcy Default or Event of Default (in which case payment shall not be made to the Company until such Payment Default, Bankruptcy Default or Event of Default shall have been cured), such Indemnitee shall pay to the Company an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this
Section 6.01 and (z) Taxes payable with respect to receipt thereof, including interest received attributable thereto, plus any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence.

         (f) Survival of Obligations. The representations, warranties, indemnities, agreements and obligations under this Section 6.01 shall survive the making available by the Banks of their respective Commitments and the expiration or other termination of the Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, expenses and disbursements caused by events or existing prior to or incurred in the process of the termination of the related Indenture or the return or disposition of the related Aircraft.

         6.02 General Indemnity (a) For the purposes of this Section 6.02, "Claims" shall mean any and all costs, liabilities (including strict or absolute liability without fault in tort or otherwise), losses, damages, penalties, actions or suits or claims which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, and, except as otherwise expressly provided in this Section 6.02, shall include all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses, including, without limitation, the allocated reasonable costs and expenses of in-house counsel to any Bank) paid or incurred by an Indemnified Person in connection therewith.

         (b) For the purposes of this Section 6.02, "Indemnified Person" means the Agent, each Bank and each of the successors, permitted transferees or assigns of each of the foregoing and their respective officers, directors, employees and agents permitted under the terms hereof; provided, that any Persons who are not signatories hereto that make a claim for indemnification hereunder in respect of any Claim shall by the making of such Claim be deemed to have agreed to be bound by all the terms of this Section 6.02.

         (c) Subject to the exclusions stated in clause (d) below, the Company agrees to indemnify, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims resulting from or arising out of:

         (i) the purchase, ownership, operation, possession, use, maintenance, overhaul, testing, registration, reregistration, modification, alteration or lease of any Aircraft, Airframe or any Engine, or any engine used in connection with any Airframe, or any part thereof by the Company, any Lessee or any other Person whatsoever, whether or not such purchase, ownership, operation, possession, use, maintenance, overhaul, testing, registration, reregistration, nonuse, modification, alteration or lease is in compliance with the terms of the related Indenture;

         (ii) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of any Aircraft or any Engine, including, without limitation, latent and other defects, whether or not discoverable, and patent, trademark or copyright infringement; and

         (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement to be performed or other obligation of the Company under any of the Operative Agreements, or the falsity of any representation or warranty of the Company in any of the Operative Agreements.

         (d) The following are excluded from the Company's agreement to indemnify under this Section 6.02:

         (i) Claims which are Taxes whether or not covered pursuant to the indemnity set forth in Section 6.01 hereof;

         (ii) with respect to any particular Indemnified Person, Claims to the extent attributable to the gross negligence or willful misconduct of, or to the breach of any contractual obligation by, or the falsity or inaccuracy of any representation or warranty of, such Indemnified Person;

         (iii) Claims attributable to acts or events occurring in any period subsequent to termination of this Loan Agreement and the repayment in full of the Loans and all other amounts due to the Banks hereunder and under the other Operative Agreements;

         (iv) with respect to any particular Indemnified Person, Claims in respect of any Liens described in Section 4.01(c) of any Indenture, to the extent attributable to such Indemnified Person; and

         (v) with respect to any particular Indemnified Person, Claims to the extent resulting from or arising out of any transfer by such Indemnified Person of any Equipment Purchase Certificate, unless such transfer shall occur during a period when an Event of Default under the related Indenture has occurred and is continuing or shall have been made at the request of the Company as contemplated by Section
         2.15 hereof (but in the case of a transfer so requested by the Company, Claims shall not include Additional Costs to the extent such Indemnified Person is pursuant to clause (a) of Section 2.15 hereof denied the right to Additional Cost otherwise payable to it pursuant to Section 2.12).

         (e) In the case of any Claim indemnified by the Company hereunder which is covered by a policy of insurance maintained by the Company pursuant to
Section 4.06 of the related Indenture or otherwise, the Company and its insurers shall, unless an Event of Default shall have occurred and be continuing, have the right (in each case at the Company's sole cost and expense) to investigate such Claim and any Indemnified Person claiming indemnification hereunder in respect of such Claim shall reasonably cooperate (at the Company's sole cost and expense) with such insurers in connection therewith.

         (f) An Indemnified Person shall promptly notify the Company of any Claim as to which indemnification is sought. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall, unless an Event of Default shall have occurred and be continuing, have the right to investigate, and the right in its sole discretion to defend or compromise any Claim for which indemnification is sought under this Section 6.02, and the Indemnified Person shall cooperate with all reasonable requests of the Company in connection therewith; provided, that the Company shall have first acknowledged in writing to such Indemnified Person the Company's obligation to indemnify such Person hereunder in respect of such Claim; and provided, further, the Company shall not be entitled to assume and control the defense of any such Claim if and to the extent such Indemnified Person reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnified Person to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirement of any policy of insurance applicable to a Claim, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Company or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 6.02.

         (g)  To the extent that a Claim indemnified by the Company under this
Section 6.02 is in fact paid by the Company and/or an insurer under a policy of insurance maintained by the Company, the Company and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Company hereunder, it shall promptly pay over the amount refunded, together with any interest received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to the Company, but in no event more than the amount theretofore received by such Indemnified Person from the Company and its insurers in respect of such Claim.

         (h) The general indemnification provisions of this Section 6.02 are not intended to waive or supersede any specific provisions of, or any rights or remedies of the Company under, this Loan Agreement or any other Operative Agreement to the extent such provisions apply to any Claim. The Company does not guarantee and nothing in the general indemnification provisions of this
Section 6.02 shall be construed as a guarantee by the Company with respect to the value of any Aircraft or any part thereof.

         6.03 Insurance  [ *

                             ]

         6.04 Liens Notwithstanding any provision of any Indenture or any other Operative Agreement to the contrary, if the Company shall fail to perform or observe the provisions of Section 4.01 of any Indenture, such failure shall constitute a "Default" under such Indenture, and if such failure shall continue unremedied for a period of 30 days, such failure shall, unless such failure does not involve any material danger of the sale, forfeiture or loss of any of the Indenture Estate or any interest therein, constitute an "Event of Default" under such Indenture, in each case for all purposes thereof and of the related Operative Agreements, and such Default or Event of Default, as the case may be, shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied, and, without limiting the generality of the foregoing, the remedial provisions of Section 6.02 of such Indenture shall apply to such Event of Default as if it were an Event of Default expressly referred to in
Section 6.01 thereof (other than an Event of Default referred to in Section 6.01(d), (e) or (f) thereof).

         6.05 Certification The Company shall, as long as and to the extent required under Section 1110 of the Bankruptcy Code in order that the Indenture Trustee under such

- -----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Indenture shall be entitled to the benefits of said Section 1110 with respect to the Aircraft subject to the Lien thereof, remain a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Act holding an "air carrier operating certificate" issued under Chapter 447 of the Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo.

         Section 7. Miscellaneous

         7.01 Waiver No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Equipment Purchase Certificate or any other Operative Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Equipment Purchase Certificate or any other Operative Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         7.02 Notices Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, return receipt requested or delivered by hand or by Federal Express or other delivery service of established reputation or by confirmed telex or facsimile to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Any notice given pursuant to this Section 7.02 shall be deemed given, and such requirement shall be deemed satisfied, when such notice is received, if such notice is mailed by certified mail, postage prepaid or is delivered by hand or Federal Express or other delivery service of established reputation, or is sent by confirmed telex, telecopy or facsimile (if, in the case of a facsimile, transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission), in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         7.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Banks and the Agent (including, without limitation, and within 30 days after receipt of any statement therefor or reasonably promptly after the closing of any U.S. leveraged lease financing under the Facility, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Banks, and S.G. Archibald, special French counsel for the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Operative Agreements and the making of the Loans hereunder, and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other

Operative Agreements; (b) all reasonable costs and expenses of the Banks and the Agent (including, without limitation, reasonable counsels' fees and the allocated reasonable costs and expenses of in-house counsel to any Bank) in connection with (i) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Company hereunder and (ii) the enforcement of this
Section 7.03; and (c) except in connection with such Bank's voluntary transfer, or grant of a participation in, its Loans or Equipment Purchase Certificates (other than if an Event of Default shall have occurred and be continuing), all appraisal costs and all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Operative Agreements or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Operative Agreement or any other document referred to therein, including, without limitation, the Uniform Commercial Code financing statements referred to in Section 3(h) and any continuation statements in respect thereof; provided that, notwithstanding any provision of this Agreement or the Facility to the contrary, in no event shall the Company be required to pay or reimburse any Bank for any out-of-pocket costs or expenses incurred by such Bank in connection with any Loan to be made by it hereunder if such Bank, after satisfaction in full in accordance with the terms of this Agreement of the conditions to its obligation to make such Loan, shall fail to make such Loan as provided herein in breach of its obligations hereunder.

         7.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement and subject always to the provisions of Section 10.01(b) of the related Indenture, any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or the Equipment Purchase Certificate evidencing the same or fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans or the Equipment Purchase Certificates evidencing the same as provided in the related Indenture, (vi) alter the terms of this Section 7.04, (vii) modify the definition of the term "Majority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 3 hereof; and (b) any modification or supplement of Section 5 hereof shall require the consent of the Agent.

         Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 3 hereof to the making of any Loan hereunder are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, as the case may be, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Operative Agreements (including, without limitation, under this Section 7.04) to have no Loans, shall not be treated as a "Bank" hereunder when performing the computation of Majority Banks and shall have no rights under the preceding paragraph of this Section 7.04; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

         7.05 Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7.06 Assignments and Participations

         (a) The Company may not assign any of its rights or obligations hereunder or under the Equipment Purchase Certificates or the other Operative Agreements without the prior consent of all of the Banks and the Agent.

         (b) Subject to Section 2.08 of the related Indenture, each Bank may assign any of its Loans and the Equipment Purchase Certificates evidencing the same and its Commitments, but only with the consent of the Company, which consent shall not be unreasonably withheld, and, in the case of any assignment of a Commitment, the consent of the Agent; provided that (i) prior to January 1, 1996 no such assignment shall be made by any Bank other than to an Affiliate of such Bank or to another Bank, (ii) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank, (iii) no such consent of the Company shall be required in the case of any assignment made after the first anniversary of the Closing Date or at any time that an Event of Default shall have occurred and be continuing (but the transferor or the transferee shall give notice of such transfer to the Company), (iv) each such assignment by a Bank of its Loans and the Equipment Purchase Certificates evidencing the same or Commitment shall be made in such manner so that the same portion of its Loans and the Equipment Purchase Certificates evidencing the same and Commitments is assigned to the respective assignee, (v) whether or not in connection with any assignment requiring the Company's consent hereunder, unless an Event of Default shall have occurred and be continuing, the Company shall not immediately after giving effect to such assignment have any increased liabilities or additional costs in connection with or as a result of any such assignment, and (vi) each such assignment by a Bank of its Loans and the Equipment Purchase Certificates evidencing the same and/or its Commitment shall be in an aggregate principal amount at least equal to [ *
                                        ].  Upon execution and delivery by the
assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s) and Loans, specified in such instrument, and upon consent thereto by the Company and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Commitment(s) and Loans theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $2,500. The Company shall not be required to pay any costs or expenses of any such assignment.

         (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and the Equipment Purchase Certificates evidencing the same held by it, or in its Commitments, provided that each purchaser of a participation (a "Participant") shall not have any rights or benefits under this Agreement or any Equipment Purchase Certificate or any other Operative Agreement (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant), and in no event shall the Company have any increased liabilities or additional costs in connection with or as a result of any such participation. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Operative Agreement except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver of any provision of this Agreement or any other related Operative Agreement that would have the effect described in clause (a)(i), (ii), (iii), (iv) or (v) of the proviso to
Section 7.04 hereof, provided that in no event shall the Company have any obligation by reason of any such agreement between a Bank and a Participant to inquire into whether such Bank has complied with the provisions thereof in connection with any action taken by such Bank under or pursuant to this Agreement or any other Operative Agreement.

         (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 7.06, any Bank may assign and pledge all or any portion of its Loans and its Equipment Purchase Certificates evidencing the same to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

- --------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to permitted assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 7.14(b) hereof.

         (f) Anything in this Section 7.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan and Equipment Purchase Certificates evidencing the same held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each Bank.

         7.07 Survival  The obligations of the Company under Sections 2.12 and
7.03 hereof and the obligations of the Banks under Sections 5.05 and 6 hereof shall survive the repayment, disposition and/or payment in full of the Loans and Equipment Purchase Certificates evidencing the same and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made hereunder or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan hereunder, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

         7.08 Captions The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         7.09 Counterparts This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7.10 Governing Law; Submission to Jurisdiction This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the other Operative Agreements or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 7.10 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Company or its Property in the courts of other jurisdictions.

         7.11 Waiver of Jury Trial EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         7.12 No Oral Modifications The terms and provisions of this Agreement and the other Operative Agreements may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or parties against which enforcement of the change, waiver, discharge or termination is sought and subject to Section 7.04 hereof.

         7.13 Severability Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.14 Treatment of Certain Information; Confidentiality

         (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder.

         (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent who have been instructed and have agreed to hold such information confidential, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc. in its role as syndicator of the Loans), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party relating to the transactions contemplated hereby or by any of the other Operative Agreements, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank an agreement in writing to be bound by the provisions of this clause (b).

         7.15 Leveraged Lease Documentation; Conversion Each of the Banks agrees that it will, at the Company's request, (i) provide loan participations in a U.S. leveraged lease financing of the purchase of one or more of the Aircraft, in lieu of the Loans contemplated hereby to be made in respect of such Aircraft, and (ii) if the Agent consents thereto, convert the Loans made hereunder in respect of one or more particular Aircraft into loan participations in a U.S. leveraged lease of such Aircraft, in each case subject to the terms and conditions of and as contemplated by the Facility, subject to the preparation, negotiation, execution and delivery of definitive leveraged lease documentation therefor incorporating the terms set forth for a leveraged lease financing in the Facility and otherwise in form and substance reasonably satisfactory to the Banks and the Agent.

         7.16 Allocation Any amount payable hereunder by the Company to any Bank or the Agent (whether pursuant to Section 6.01, 6.02 or 7.03 hereof or otherwise) that does not relate only to a single, particular outstanding Loan or Equipment Purchase Certificate may, for purposes of the Indentures (including, in particular, the second paragraph of Section 1.01 of each thereof), be allocated among the outstanding Loans or Equipment Purchase Certificates by such Bank or the Agent, as the case may be, in such manner as it may reasonably determine.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        FEDERAL EXPRESS CORPORATION


                                        By /s/ ROBERT D. HENNING
                                           -----------------------------
                                         Name:  Robert D. Henning
                                         Title: Managing Director
                                                Aircraft Financing

                                         Address for Notices:

                                          2007 Corporate Avenue
                                          Memphis, TN  38132

                                         Attention:   Vice President and
                                                      Treasurer

                                         Telecopier:  901-395-4758

                                         Telex:  534684
                                           (Answerback: FEDEX INT MFS)

                                         with a copy to:

                                            1980 Nonconnah Drive
                                            Memphis, TN  38132

                                            Attention:  General Counsel

Commitment for each                        THE CHASE MANHATTAN BANK
- -------------------
Aircraft:                                  (NATIONAL ASSOCIATION)
- --------

$17,531,250.00

Aggregate Commitment:                      By /s/ MATTHEW H. MORRIS
- --------------------                          ---------------------
                                             Title:  Vice President
$87,656,250.00
                                           Lending Office for all Loans:

Maximum Exposure:                            The Chase Manhattan Bank
- ----------------
                                              (National Association)
$52,500,000.00                               One Chase Manhattan Plaza
                                             New York, New York  10081

                                           Address for Notices:

                                            The Chase Manhattan Bank
                                             (National Association)
                                            One Chase Manhattan Plaza
                                            New York, New York  10081

                                           Attention:  Mr. Sherwood E. Exum, Jr.

                                           Telex No.:  62910
                                            (Answerback: CHAMBANK)

                                           Telecopier No.:  212-552-5242

                                           Telephone No.:   212-552-4655
                                                        212-552-5910

Commitment for each                        BANK OF AMERICA NT & SA
- -------------------
Aircraft:
- --------

$17,531,250.00

Aggregate Commitment:                      By /s/ TIMOTHY C. HINTZ
- --------------------                          --------------------
                                             Title:  Vice President
$87,656,250.00
                                           Lending Office for all Loans:
Maximum Exposure:
- ----------------
                                             Bank of America NT & SA
$52,500,000.00                               GPO Account Admin. #5693
                                             1850 Gateway Blvd.
                                             Concord, CA  94520

                                           Address for Notices:

                                             Bank of America NT & SA
                                             GPO Account Admin. #5693
                                             1850 Gateway Blvd.
                                             Concord, CA  94520

                                           Attention:  Mr. Milt Haverty

                                           Telex No.:  67652
                                             (Answerback:  BANAMERSFO)

                                           Telecopier No.:  510-675-7531

                                           Telephone No.:  510-675-8254

Commitment for each                        CIBC INC.
- -------------------
Aircraft:
- --------

$17,531,250.00

Aggregate Commitment:                      By /s/ JAVREN S.
- --------------------                          -------------
                                             Title:  Managing Director
$87,656,250.00
                                           Lending Office for all Loans:
Maximum Exposure:
- ----------------
                                             CIBC Inc.
$52,500,000.00                               Two Paces West
                                             2727 Paces Ferry Road, Suite 1200
                                             Atlanta, GA  30339

                                           Address for Notices:

                                             CIBC Inc.
                                             Two Paces West
                                             2727 Paces Ferry Road, Suite 1200
                                             Atlanta, GA  30339

                                           Attention:  Ms. Pluria Howell

                                           Telex No.:  542413
                                             (Answerback:  CANBANKATL)

                                           Telecopier No.:  404-319-4950

                                           Telephone No.:   404-319-4814

Commitment for each                        THE FIRST NATIONAL BANK OF CHICAGO
- -------------------
Aircraft:
- --------

$17,531,250.00

Aggregate Commitment:                      By /s/ DAVID DIXON
- --------------------                          ---------------
                                             Title:  Authorized Agent
$87,656,250.00
                                           Lending Office for all Loans:
Maximum Exposure:
- ----------------
                                           The First National Bank of
$52,500,000.00                               Chicago
                                            One First National Plaza,
                                            Suite 0362
                                            Chicago, IL  60670

                                           Address for Notices:

                                            The First National Bank of
                                             Chicago
                                            Transportation Division
                                            One First National Plaza,
                                            Mail Suite 0362
                                            Chicago, IL  60670

                                           Attention:  Mr. David G. Dixon

                                           Telecopier No.:  312-732-3055

                                           Telephone No.:   312-732-8142

                                           THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION),
                                             as Agent


                                           By /s/ MATTEW H. MORRIS
                                              --------------------
                                             Title:  Vice President

                                           Address for Notices to
                                             Chase as Agent:

                                           The Chase Manhattan Bank
                                            (National Association)
                                           4 Chase Metrotech Center
                                           13th Floor
                                           Brooklyn, New York  11245

                                           Attention:  New York Agency

                                           Telex No.:  6720516
                                            (Answerback:  CMBNYAUW)

                                           Telecopier No.:  (718) 242-6909

                                           Telephone No.:   (718) 242-7978

                                   Schedule I

                                  DEFINITIONS

GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act or Federal Aviation Act. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Indenture and as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Additional Insureds. The Indenture Trustee, the Agent and the Holders, and in the case of insurance obtained by any lessee of the Aircraft, the Company in its capacity as lessor under any of the Aircraft.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received.

         Agent. The Chase Manhattan Bank, N.A. and its successors and permitted assigns, as Agent for the Banks under the Loan Agreement.

         Air Carrier. Any U.S. Carrier and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 41302 of the Act.

         Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Company pursuant to the Purchase Agreement (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 4.05(c) of the Indenture.

         Airframe. The Airbus Industries A300F4-605R (excluding the Engines or engines from time to time installed thereon) having the United States FAA Registration Number and manufacturer's serial number specified in the Indenture Supplement, including (i) all Parts, and (ii) any replacement airframe which may be substituted pursuant to Section 4.05(c) of the Indenture, whether or not the same shall at the time be incorporated in or attached to such aircraft.

         Amortization Dates. The dates listed under the heading "Amortization Date" in Section 2.02(a) of the Indenture.

         Applicable Lending Office. For each Holder and for each Type of Loan, the "Lending Office" of such Holder (or of an Affiliate of such Holder) designated for such Type of Loan on the signature pages of the Loan Agreement or such other office of such Holder (or of an Affiliate of such Holder) as such Holder may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

         Appraisal. The report prepared by the BK Associates, Inc. and delivered to the Indenture Trustee on the Delivery Date pursuant to Section 3(1) of the Loan Agreement.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

         AVSA Consent and Agreement. The Consent and Agreement dated as of the Document Date, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Company and dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default. An event specified in Section 6.01(e) and (f) of the Indenture which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

         Banks.  Has the meaning set forth in the Loan Agreement.

         Base Rate. For any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus [ * ] and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. [ *

                           ]

         Base Rate Loan. Loans evidenced by an Equipment Purchase Certificate that bears interest at rates based upon the Base Rate.


         Bills of Sale. Collectively, the FAA Bill of Sale for the Aircraft and AVSA's Warranty Bill of Sale.

         Breakage Costs. An amount payable pursuant to Section 2.02(f) of the Indenture.

         Business Day. (a) Any day on which commercial banks are not authorized or required to close in New York City or Georgia or (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, a conversion of or into, or an Interest Period for, a Floating Rate Loan or a notice by the Company with respect to any such borrowing, payment, prepayment conversion or Interest Period, any date on which commercial banks are not authorized or required to close in New York City and on which dealings in Dollar deposits are carried out in the London interbank market.

- --------------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         Chase.  The Chase Manhattan Bank (National Association).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Act, or any analogous part of any successor substituted legislation or regulation at the time in effect.

         Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Commitments.  Has the meaning assigned to such term in the Loan
Agreement.

         Company. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

         Consent and Agreement. The Consent and Agreement dated as of the Document Date, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer dated as of July 3, 1991 attached to the Purchase Agreement.

         Corporate Trust Office. The corporate trust office of the Indenture Trustee located at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308 or such other office at which the Indenture Trustee's corporate trust business shall be administered that the Indenture Trustee shall have specified by notice in writing to the Company and the Holders.

         Debt Rate.  The Floating Rate or the Base Rate, as the case may be.

         Default. Any event of condition, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which (i) the Aircraft is to be delivered and sold by AVSA to the Company which date is also the date of the initial Indenture Supplement and (ii) Loans have been made by the Banks to the Company in respect of the Aircraft.

         Document Date.  The date of the Indenture.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Indenture Supplement, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time by substituted for an Engine pursuant to Sections 4.02(c)(vii), 4.05(c) or 4.05(d) of the Indenture, together with all Parts.

Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Indenture. The term "Engines" means, as of any date of determination, all Engines subject to the Lien of the Indenture.

         Engine Agreement. The General Terms Agreement dated as of July 3, 1991 between the Company and the Engine Manufacturer (as heretofore amended, modified and supplemented).

         Engine Consent and Agreement. The Engine Consent and Agreement dated as of the Document Date, executed by the Engine Manufacturer.

         Engine Manufacturer.  General Electric Company, a New York corporation.

         Equipment Purchase Certificates. The Equipment Purchase Certificates issued by the Company pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         Estate Documents. The Purchase Agreement, the Consent and Guaranty, the Bills of Sale, the Airbus Guaranty, the Consent and Agreement, AVSA Consent and Agreement, the Engine Agreement and the Engine Consent and Agreement, in each case to the extent that the same related to the Aircraft.

         Event of Default. Each of the events specified in Section 6.01 of the Indenture.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 180 days due to theft or disappearance, or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Company for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) condemnation, confiscation or seizure of, or requisition of title to such property, by the Government, any foreign government or purported government or agency or instrumentality thereof, (iv) requisition of use of such property by (A) a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or for such shorter period ending on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Maturity of the Equipment Purchase Certificates for the Aircraft; and (v) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of eighteen (18) consecutive months, unless the Company, prior to the expiration of such eighteen month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of two (2) consecutive years, unless the Company, prior to the expiration of such two (2) year period shall have conformed at least one Airbus Industrie A300F-600 aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Company. The date of such Event of Loss shall be the date of (i) loss of such property or its use for a period in excess of 180 days due to theft or disappearance, or loss for a period in excess of 60 days due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement), (ii) an insurance settlement on the basis of total loss with respect to such property, (iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (v) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Company and dated the Delivery Date.

         Facility.  Has the meaning specified in the Loan Agreement.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. In such determination it shall be assumed that the Aircraft is in the condition required under the Indenture.

         Federal Aviation Administration and FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Federal Funds Rate. For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve system arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

         Floating Rate.  (i)  For the period commencing on the Delivery Date and ending on the last day of the twelfth month following the Delivery Date,
the LIBOR Rate plus [ *     ] (ii) for the period commencing on the first day of
the thirteenth month following the Delivery Date and ending on the last day of the eighteenth month following the Delivery Date, the LIBOR Rate plus [ * ] and
(iii) thereafter, in respect of each Interest Period, the higher of the Treasury Rate and the LIBOR Rate,[ *

                       ]

         Floating Rate Loan. Loans evidenced by an Equipment Purchase Certificate that bears interest at rates based upon the Floating Rate.

         French Pledge Agreement. The French Pledge Agreement dated the Delivery Date between the Company and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

         Government. The United States of America or any agency or instrumentality thereof.

         Holder. On any date of determination, a holder of an Equipment Purchase Certificate on such date, provided that for the purposes of Section 2.02(f) of the Indenture, each holder from time to time of an Equipment Purchase Certificate shall be deemed to be a "Holder" and the obligations of the Company to each Holder under Section 2.02 of the Indenture shall survive the disposition of any Equipment Purchase Certificate by such Holder and the payment in full of the Equipment Purchase Certificate held by such Holder.

         Indenture. The Trust Indenture, Mortgage and Security Agreement, dated as of the Document Date, between the Company and the Indenture Trustee, as amended, supplemented or modified by any amendment or supplement thereto from time to time entered into.

         Indenture Estate. Has the meaning set forth in the Granting Clauses of the Indenture.

         Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Trustee. NationsBank of Georgia, National Association, a national banking

- ----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

association, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture, and its successors and permitted assigns as trustee thereunder.

         Interest Period. With respect to any Floating Rate Loan, each period commencing on the date such Floating Rate Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the seventh calendar day thereafter or on the numerically corresponding date in the first, third or sixth calendar month thereafter, as the Company may select by notice to the Agent and the Indenture Trustee no later than 11:00 a.m. on the date three Business Days prior to the first day of such Interest Period, except that each Interest Period (other than a 7-day Interest Period) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Loan may commence before and end after any Amortization Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) no more than three 7-day Interest Periods may be selected with respect to the Loans for the Aircraft; and (iv) subject to clause (i) above, if the Company does not select an Interest Period as provided above, then the Company shall have deemed to have selected a one-month Interest Period.

         LIBOR Base Rate. With respect to any Floating Rate Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Floating Rate Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Floating Rate Loan during any Interest Period therefor, the LIBOR Base Rate for such Loan for such Interest Period shall be deemed by reference to the amount of the Loan that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period. If any Reference Bank does not timely furnish such information for determination of any LIBOR Base Rate, then such LIBOR Base Rate shall be determined on the basis of the information timely furnished by the remaining Reference Banks.

         LIBOR Rate. For any Floating Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest.

         Loan.  Has the meaning set forth in Section 1 of the Loan Agreement.

         Loan Agreement. The Loan Agreement dated as of April 1, 1995 between the Company, the Banks named therein and Chase, as agent for such Banks (as amended, modified, supplemented and in effect from time to time).

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% in aggregate unpaid principal amount of all Equipment Purchase Certificates outstanding as of such date excluding for purposes of this definition any Equipment Purchase Certificates held by the Company or any Affiliate thereof.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

         Maturity.  The date which is 24.5 years after the Delivery Date.

         Moody's.  Moody's Investors Service, Inc.

         Notice of Borrowing. Has the meaning set forth in Section 2.08 of the Loan Agreement.

         Obsolete Parts. Parts which the Company deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Operative Agreements. The Indenture, the Indenture Supplement, the Loan Agreement (until the Banks shall have been paid in full), the Equipment Purchase Certificates, the Bills of Sale, the Facility (as it relates to the Aircraft or other matters related thereto and except to the extent that any term thereof shall conflict with any express provision of any other Operative Agreement, in which case, such provision of such other Operative Agreement shall control), the Notice of Borrowing, the Estate Documents and the French Pledge Agreement.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement therefor in accordance with the Indenture, which may be removed therefrom.

         Payment Date.  Each of the dates specified in the last sentence of
Section 2.02(b) of the Indenture.

         Payment Default. Any event specified in Section 6.01(a) of the Indenture which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Investment in (i) direct obligations of the United States of America; (ii) obligations fully guaranteed by the United States; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of its States (which may include the Indenture Trustee, in its individual capacity, and any of its Affiliates), having a combined capital and surplus of at least $500,000,000 and having a rating of "B" or better from the Thomson Bank Watch; or (iv) commercial paper rated at least A-1/P-1 by S&P and Moody's, respectively (or if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America equal to the highest rating assigned by such rating organization).

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         PMSI Obligations. Principal of and interest on the Equipment Purchase Certificates and all other amounts owing by the Company thereunder, under the Indenture and the Loan Agreement in respect of the Equipment Purchase Certificates and under the other Operative Agreements and the performance and observance by the Company of all of the agreements, covenants and provisions contained in the Indenture and in the Loan Agreement in respect of the Equipment Purchase Certificates and in the other Operative Agreements.

         Post-Default Rate. In respect of any principal of any Equipment Purchase Certificate or any other amount under the Indenture, the Loan Agreement, any Equipment Purchase Certificate or any other Operative Agreement that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal[ *
          ] (after giving effect to any adjustment thereto as provided in the final sentence of the definition thereof (provided that, if the amount so in default is principal of a Floating Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such

- ----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

due date to but excluding the last day of the Interest Period, [ *

                                ]

         Prime Rate. The rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate. Such rate is a rate set by Chase based upon various factors including Chase's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

         Principal Office. The principal office of Chase, located on the date of the Indenture at 1 Chase Manhattan Plaza, New York, New York 10081.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement dated July 3, 1991, between the AVSA and the Company (as heretofore amended, modified and supplemented), providing, inter alia, for the manufacture by the Manufacturer and sale by AVSA to the Company of certain Airbus Industries A300F4-605R aircraft, as such Purchase Agreement may hereafter be amended, modified or supplemented, but solely as such Purchase Agreement relates to the Aircraft.

         Quarterly Payment Dates. The last day of March, June, September and December in each year, the first of which shall be the first such day to occur after the Company selects a Base Rate Loan; provided that if such date is not a Business Day, then such Quarterly Payment Date shall be the next succeeding Business Day, unless such Business Day falls in a subsequent calendar month, in which case such Quarterly Payment Date shall be the next preceding Business Day.

         Reference Banks. Chase, Bank of America NT&SA, Canadian Imperial Bank of Commerce and The First National Bank of Chicago (or their respective Applicable Lending Offices, as the case may be).

         Register.  Has the meaning specified in Section 2.08 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer of the same or of equal or greater value, and utility), which shall have been substituted for an Engine pursuant to Sections 4.02(c)(vii), 4.05(c) or 4.05(d) of

- -----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

the Indenture and leased pursuant to the Lease, together with all Parts relating to such engine.

         Reserve Requirement.  Has the meaning specified in the Loan Agreement.

         Responsible Officer. With respect to the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such person to perform obligations under the Operative Agreements, and with respect to any other Person, any corporate officer or other employee of a Person who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Corporation.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Treasury Rate. For each Interest Period, the weighted average yield to maturity of United States Treasury securities with maturities next above and below the remaining term of the Equipment Purchase Certificates (calculated as provided below), such yields to be specified by the Agent on the basis of the bid price for such United States Treasury securities as displayed on Telerate screen (Page 7677) or, if the Telerate screen is unavailable, by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such multiple), the yields of the relevant United States Treasury securities (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) as quoted to the Agent by two reputable dealers in United States Treasury securities selected by the Agent, in either case, at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the first day of the relevant Interest Period and notified to the Company, the Indenture Trustee and the Holders; any weighted average yield of United States Treasury securities with two maturities is to be calculated by the Agent in accordance with the following formula:

                        WAY = Y1 +  (Y2 - Y1) (RT - X1)
                                   ---------------------
                                         (X2 - X1)

Where:

                        WAY =     Weighted Average Yield

              RT       =       relevant remaining term to maturity

              X1       =       whole integer in years closest to and less than
                               RT which equals the maturity of a United States
                               Treasury security then publicly traded.

              X2       =       whole integer in years closest to and greater
                               than RT which equals the maturity of a United
                               States Treasury security then publicly traded.

              Y1       =       yield, determined as provided above, of United
                               States Treasury securities then most recently auctioned with maturities equal to X1.

              Y2       =       yield, determined as provided above, of United
                               States Treasury securities then most recently auctioned with maturities equal to X2.

         Type . The Type of Loan refers to whether such Loan is a Floating Rate Loan or a Base Rate Loan.

         United States or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act and Part 121 of the regulations under such Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

                                                                   Schedule 2.08
                             NOTICE OF BORROWING

                                                           ______________, 199_

The Chase Manhattan Bank
 (National Association)
One Chase Manhattan Plaza
New York, New York  10081
Attention:  Mr. Sherwood Exum, Jr.

Ladies and Gentlemen:

         Reference is made to the Loan Agreement dated as of April 1, 1995 (the "Loan Agreement") between Federal Express Corporation ("Federal"), The Chase Manhattan Bank, N.A., as Agent, and the Banks named therein. Capitalized terms used herein, unless otherwise defined herein, are used herein as used or defined in the Loan Agreement.

         Pursuant to Sections 2.02 and 2.08 of the Loan Agreement, Federal hereby gives you irrevocable notice of its request to borrow [Floating/Base] Rate Loans under the Loan Agreement in the aggregate amount of $[___________] (the "Loan Amount") with respect to the Airbus Industrie A300F4-605R aircraft identified in the Purchase Agreement as Firm Aircraft No. [__], bearing manufacturer's serial number [_______], on _______ __, 199_, which date is a Business Day and the scheduled Delivery Date for such Aircraft. [The initial Interest Period in respect of such Floating Rate Loan shall be a ____ -month period, commencing on such Delivery Date and ending __________ __, 199_.]+ Federal hereby represents and warrants to you and the Banks that the Loan Amount does not exceed the maximum amount permitted with respect to such Aircraft pursuant to Section 2.09.

         Please make the proceeds of the Loan available to us in accordance with Section 2.02 of the Loan Agreement, by transferring the same, in
immediately available funds, to Federal at its account number [*               ]
maintained at The Chase Manhattan Bank, N.A., One Chase Manhattan Plaza, New
York, New York [*                                 ] maintained at Citibank,
N.A. in New York, New York], with the instructions "CR Federal Express Corporation".

                                                   Very truly yours,
                                                   FEDERAL EXPRESS CORPORATION

                                                   By_________________________
                                                    Title:


- ------------------------
+To be included in Notice of Borrowing for Floating Rate Loan only.
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                                                    Exhibit A to
                                                                  Loan Agreement


       ===============================================================

               TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT


                        Dated as of [         , 199_]+


                                   between


                         FEDERAL EXPRESS CORPORATION


                                     and


                NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                              Indenture Trustee


                   COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                 SERIAL NO. [   ], REGISTRATION NO. [N6__FE]


       ===============================================================





- -----------------------
+Here insert Documentation Date.

                              TABLE OF CONTENTS


RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
GRANTING CLAUSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
HABENDUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                                                             ARTICLE 1

                                                            DEFINITIONS

         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                                                             ARTICLE 2

                                                THE EQUIPMENT PURCHASE CERTIFICATES

         SECTION 2.01.  Issuance of an Equipment Purchase
                                  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.02.  Terms of the Equipment Purchase
                                  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         SECTION 2.03.  Intentionally left blank. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 2.04.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 2.05.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 2.06.  Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 2.07.  Termination of Interest in Indenture
                                  Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 2.08.  Transfer and Exchange of Certificates:
                                  Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 2.09.  Mutilated, Destroyed, Lost or Stolen
                                  Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 2.10.  Costs and Expenses of Issuance of New
                                  Equipment Purchase Certificates . . . . . . . . . . . . . . . . . . . .   12
         SECTION 2.11.  No Liability of Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 2.12.  ERISA Plan Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                                             ARTICLE 3

Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12



                                                             ARTICLE 4

                                           COVENANTS AND REPRESENTATIONS OF THE COMPANY

         SECTION 4.01.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 4.02.  Registration, Maintenance and Operation;
                                  Possession and Lease; Insignia  . . . . . . . . . . . . . . . . . . . .   13
         SECTION 4.03.  Replacement and Pooling of Parts  . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 4.04.  Alterations, Modifications and
                                  Additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 4.05.  Loss, Destruction, Requisition  . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.06.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         SECTION 4.07.  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 4.08.  Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 4.09.  Annual Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 4.10.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 4.11.  Merger, Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 4.12.  Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 4.13.  Representations and Warranties of the
                                  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 4.14.  Survival of Representations and
                                  Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                                                             ARTICLE 5

                                               RECEIPT, DISTRIBUTION AND APPLICATION
                                                OF INCOME FROM THE INDENTURE ESTATE

         SECTION 5.01.  Distribution of Principal and Interest  . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 5.02.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 5.03.  Payments during Continuance of Event of
                                  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 5.04.  Funds Held by Indenture Trustee;
                                  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                                             ARTICLE 6

                                                        EVENTS OF DEFAULT;
                                                 REMEDIES OF THE INDENTURE TRUSTEE
                                                     UPON AN EVENT OF DEFAULT

         SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         SECTION 6.02.  Remedies with Respect to Indenture
                                  Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44


                                                             ARTICLE 7

                                                  DUTIES OF THE INDENTURE TRUSTEE

         SECTION 7.01.  Action Upon Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 7.02.  No Duties Except as Specified . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 7.03.  No Action Except Under Indenture or
                                  Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 7.04.  Action Upon Instructions Generally  . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 7.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 7.06.  Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                                             ARTICLE 8

                                                       THE INDENTURE TRUSTEE

         SECTION 8.01.  Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 8.02.  Absence of Certain Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 8.03.  Representations, Warranties and
                                  Agreements of Indenture Trustee . . . . . . . . . . . . . . . . . . . .   54
         SECTION 8.04.  Reliance; Agents; Advice of Experts . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 8.06.  Moneys Held by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 8.07.  Capacity in Which Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                                             ARTICLE 9

                                                    SUCCESSOR INDENTURE TRUSTEE

         SECTION 9.01.  Resignation or Removal; Appointment of
                                    Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 9.02.  Appointment of Separate Trustees  . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                            ARTICLE 10

                                                    SUPPLEMENTS AND AMENDMENTS
                                               TO THIS INDENTURE AND OTHER DOCUMENTS

         SECTION 10.01.  Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 10.02.  Indenture Trustee Protected  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 10.03.  Requirement of Substance, Not Form . . . . . . . . . . . . . . . . . . . . . . .   61



         SECTION 10.04.  Documents Mailed to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .   62


                                                            ARTICLE 11

Intentionally Left Blank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                                            ARTICLE 12

                                                           MISCELLANEOUS

         SECTION 12.01.  Termination of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 12.02.  No Legal Title in Indenture Estate . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 12.03.  Sale of Collateral by Indenture
                                     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 12.04.  Indenture for Benefit of Parties and
                                     Holders Only . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 12.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 12.06.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 12.07.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 12.08.  Headings; Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 12.09.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 12.10.  Governing Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 12.11.  No Oral Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 12.12.  Normal Commercial Relations  . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 12.13.  Section 1110 Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64


SCHEDULE I.      Definitions
SCHEDULE II.     Permitted Country List

EXHIBIT A.       Form of Indenture Supplement
EXHIBIT B.       Form of Equipment Purchase Certificate


                TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT

         TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT entered into as of [_______, 199_] + between FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its successors and assigns the "Company") and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking corporation, as Indenture Trustee hereunder (together with its successors hereunder, the "Indenture Trustee");


                              W I T N E S S E T H:

         WHEREAS, unless otherwise defined herein or the context otherwise requires, capitalized terms herein are used as provided in Article 1 hereof;

         WHEREAS, pursuant to the Purchase Agreement, AVSA has agreed to sell to the Company and the Company has agreed to purchase from AVSA the Aircraft;

         WHEREAS, the Holders have agreed pursuant to a Loan Agreement to make the Loans to the Company to be used by the Company for payment of the purchase price of certain aircraft, including the Aircraft;

         WHEREAS, the Company desires by this Indenture, among other things,
(i) to provide for the issuance to the Holders by the Company of certain Equipment Purchase Certificates evidencing the Loans made by the Holders under the Loan Agreement and (ii) to provide for the assignment, mortgage, grant of a first priority purchase money equipment security interest in and pledge by the Company to the Indenture Trustee, of certain of the Company's right, title and interest in and to the Aircraft as security for the PMSI Obligation;

         WHEREAS, all things have been done to make the Equipment Purchase Certificates, when executed by the Company, authenticated and delivered under this Indenture and issued, the legal, valid and binding obligations of the Company; and

         WHEREAS, all things necessary to make this Indenture the legal, valid and binding obligation of the Company, for the uses and purposes set forth in this Indenture, in accordance with its terms, have been done and performed and have happened.



____________________
+Here insert Documentation Date.

                             -- GRANTING CLAUSES --

         NOW, THEREFORE, THIS TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that:

         to secure the PMSI Obligations, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Purchase Certificates by the Holders, and of the sum of $1 paid to the Company by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee and its successors and assigns, for the security and benefit of the Holders, as aforesaid, a first priority purchase money equipment security interest in and first mortgage lien upon, all right, title and interest of the Company in, to and under the following described property, rights and privileges (which collectively, including all property hereinafter specifically subjected to the Lien of this Indenture by an Indenture Supplement or any other mortgage supplemental hereto, shall constitute the "Indenture Estate"), to wit:

         a. all estate, right, title and interest of the Company in the Aircraft (including the Airframe and the Engines and all warranties of any manufacturer in respect thereof) and all replacements thereof and substitutions therefor to which the Company shall from time to time acquire title, all as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture, all Parts relating to the foregoing, and all records, logs and other documents at any time maintained with respect to the foregoing property;

         b. all estate, right, title and interest of the Company in, to and under the Estate Documents;

         c. all tolls, rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture including all payments or proceeds payable to the Company with respect to the Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Company in and to the same and every part thereof;

         d. all insurance and requisition proceeds and all other payments of any kind with respect to the Aircraft or any part thereof, including but not limited to the insurance required under Section 4.06 hereof;

         e. all monies and securities deposited or required to be deposited with the Indenture Trustee pursuant to any term of this Indenture or required to be held by the Indenture Trustee hereunder; and

         f.  all proceeds of the foregoing.

         All property referred to in the Granting Clauses, whenever acquired by the Company, shall secure all PMSI Obligations at any time outstanding. Any and all properties referred to in the Granting Clauses which are hereafter acquired by the Company shall, without further conveyance, assignment or act by the Company or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Holders, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

         It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Operative Agreements to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Holders be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any of the Operative Agreements, except as therein or herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         The Company does hereby constitute the Indenture Trustee the true and lawful attorney of the Company, irrevocably, with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Operative Agreements and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Company agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all monies from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture.

         The Company does hereby warrant and represent that (except as permitted herein) it has not assigned or pledged any of its right, title, and interest hereby assigned to anyone other than the Indenture Trustee.

         The Company does hereby ratify and confirm the Operative Agreements and does hereby agree that (except as permitted herein) it will not take or omit to take any action, the taking or omission of which would result in an alteration or impairment of any of the Operative Agreements or of any of the rights created by any thereof or the assignment hereunder.

         IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in Schedule I hereto.

         All references in this Indenture to the Loan Agreement (except for references thereto in Section 2.02(b) hereof) shall refer to the Loan Agreement as it relates to Loans made, and Equipment Purchase Certificates issued, with respect to the Aircraft covered by this Indenture.

                                   ARTICLE 2
                      THE EQUIPMENT PURCHASE CERTIFICATES

         SECTION 2.01. Issuance of an Equipment Purchase Certificate. There shall be issued by the Company to each of the Holders in connection with their respective participation in the payment of the purchase price, as provided in and on and subject to the terms and conditions of the Loan Agreement, an Equipment Purchase Certificate or Equipment Purchase Certificates dated the Delivery Date of the Aircraft, designated as having been issued in connection with the purchase of the Aircraft, and registered in the name of such Holder in a principal amount equal to the principal amount of the Loan made by such Holder to fund a portion of the purchase price.

         The Equipment Purchase Certificates and the Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. The Equipment Purchase Certificates shall be issued in registered form only and in denominations of not less than $500,000.

         SECTION 2.02.  Terms of the Equipment Purchase Certificates.

         (a) Principal. The aggregate principal amount of the Equipment Purchase Certificates shall be due and payable in installments, payable on Amortization Dates, as follows (provided, however, that the final principal payment on each Equipment Purchase Certificate shall in any and all events equal the then outstanding principal balance thereof):

                         Schedule of Principal Payments

                                                                       Percentage of
                          Amortization Date                         Original Principal
                           Payment Number                           Amount to be Repaid
                          -----------------                         -------------------
                                   1
                                   2
                                   3
                                   4
                                   5
                                   6
                                   7
                                   8
                                   9
                                  10
                                  11
                                  12
                                  13
                                  14
                                  15
                                  16
                                  17
                                  18
                                  19
                                  20
                                  21
                                  23
                                  24
                                  25
                                  26
                                  27
                                  28
                                  29
                                  30
                                  31
                                  32
                                  33
                                  34
                                  35
                                  36
                                  37

                                  38
                                  39
                                  40
                                  41
                                  42
                                  43
                                  44
                                  45
                                  46
                                  47
                                  48

         (b) Interest. Each Equipment Purchase Certificate shall bear interest on the unpaid principal amount thereof from time to time outstanding from and including the date thereof until such principal amount is paid in full, for each Interest Period relating thereto, at the Floating Rate for such Interest Period or at the Base Rate. The Company may convert the interest rate payable on the Equipment Purchase Certificates from the Floating Rate to the Base Rate as of the last day of any Interest Period provided (x) the Company provides notice of such conversion to the Agent and the Indenture Trustee no later than three Business Days prior to the last day of such Interest Period, and (y) such conversion occurs no later than the Business Day prior to the eighteenth-month anniversary of the first Loan (as defined in the Loan Agreement) under the Loan Agreement. In addition, the Debt Rate, if other than the Floating Rate, shall (except as otherwise provided in Section 2.12, 2.13, 2.14 or 2.15 of the Loan Agreement) automatically convert or revert, as the case may be, to the Floating Rate on the eighteenth-month anniversary of such first Loan under the Loan Agreement. The Company may, at any time, on not less than three (3) Business Days' prior notice to the Agent and the Indenture Trustee convert a Base Rate Loan into a Floating Rate Loan. Accrued interest on each Equipment Purchase Certificate shall be payable (i) in the case of a Floating Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at the three-month intervals following the first day of such Interest Period (or if such day is not a Business Day, on the next succeeding Business Day, unless such Business Day falls in a subsequent calendar month, in which case such payment shall be made on the next preceding Business Day) and upon any conversion of the interest rate to the Base Rate in accordance with the immediately preceding sentence, (ii) in the case of any Base Rate Loan, quarterly on the Quarterly Payment Dates or, if earlier, the date on which any Base Rate Loan is converted into a Floating Rate Loan and (iii) regardless of the applicable Debt Rate, upon the payment or prepayment of any Equipment Purchase Certificate.

         (c) Post-Default Interest. Notwithstanding Section 2.02(b), the Company hereby promises to pay to the Indenture Trustee for the account of each Holder interest at the applicable Post-Default Rate on any principal of any Equipment Purchase Certificate of such Holder and on any other amount payable by the Company hereunder or under the Loan Agreement or the Equipment Purchase Certificates held by such Holder to or for the account of such Holder, which shall not be paid in full when due (whether at Maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Agent.

         (d) Computations. Interest on Floating Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day of the Interest Period) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day of the Interest Period) in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

         (e) Prepayments. The Equipment Purchase Certificates shall be prepaid in whole but not in part by the Company as and when provided in Section 4.05(b) hereof in connection with an Event of Loss with respect to the Aircraft in an amount, in addition to any other amounts payable to the Holders hereunder and under the Loan Agreement in respect thereof, equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon and any amount payable under Section 2.02(f) hereof; provided, however, that so long as no Event of Default has occurred and is continuing and the Agent or the Indenture Trustee holds any insurance proceeds resulting from such Event of Loss, such prepayment may be postponed, at the Company's election, until the end of any then current Interest Period. The Equipment Purchase Certificates shall also be prepaid in whole but not in part upon any sale of the Aircraft to an owner trust in connection with a sale and leaseback transaction. The Indenture Trustee shall give prompt notice of any prepayment of the Equipment Purchase Certificates to the Holders as soon as a Responsible Officer of the Indenture Trustee shall have actual knowledge that such prepayment is to occur, which notice shall specify the date fixed for prepayment and the principal amount of the Equipment Purchase Certificates to be prepaid. In addition, the Equipment Purchase Certificates may be prepaid as provided in and on the terms and conditions of Section 2.13 of the Loan Agreement and at any other time as may be selected by the Company, upon not less than 3 Business Days' prior notice to the Holders.

         (f) Compensation. The Company shall pay to the Indenture Trustee for account of each Holder, upon the request of such Holder through the Indenture Trustee, such amount or amounts as shall be sufficient (in the reasonable opinion of such Holder) to compensate it for any loss, cost or expense that such Holder determines is attributable to:

                 (1) any payment, mandatory or optional prepayment or conversion of a Floating Rate Loan made by such Holder for any reason (including, without limitation, the acceleration of the principal of the Equipment Purchase Certificates pursuant to
                 Section 6 hereof) on a date other than the last day of the Interest Period for such Loan;

                 (2) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 3 of the Loan Agreement to be satisfied) to borrow a Floating Rate Loan from such Holder on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 of the Loan Agreement.

         Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of
         (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date for such payment, prepayment, conversion or failure to borrow to the last day of the then current Interest Period for such Floating Rate Loan (or, in the case of a failure to borrow, the Interest Period for such Floating Rate Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Floating Rate Loan provided for herein over
         (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Holder would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Holder).

         (g) Business Day. If the due date of any payment under this Indenture or any Equipment Purchase Certificate would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

         SECTION 2.03.  Intentionally left blank.

         SECTION 2.04. Execution and Authentication. The Equipment Purchase Certificates shall be executed on behalf of the Company by an authorized officer of the Company. No Equipment Purchase Certificate shall be secured or entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Equipment Purchase Certificate a certificate of authentication in the form provided for in Exhibit B hereto executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate of authentication upon any Equipment Purchase Certificate shall be conclusive evidence, and the only evidence, that such Equipment Purchase Certificate has been duly authenticated and delivered under this Indenture.

         SECTION 2.05. Method of Payment. The Company covenants and agrees that it will duly and punctually pay or cause to be paid in immediately available funds the principal of, any Breakage Costs and interest and all other amounts due on each of the Equipment Purchase Certificates hereunder at the Corporate Trust Office of the Indenture Trustee (or at such other account in New York, New York or Atlanta, Georgia as the Indenture Trustee may designate for the purpose) no later than noon (New York City time) on the date when due and, upon receipt of such amounts, the Indenture Trustee agrees to pay such amounts to the appropriate Holders no later than 2:00 p.m. (New York City time) on such day. In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate the Holders for loss of use of such funds at the Federal Funds Rate; provided, however, notwithstanding the foregoing, the Indenture Trustee, in its individual capacity, shall not be liable for such compensation to the extent any failure to make any such payment is a result of any action, inaction, event or other occurrence that in each case is outside the Indenture Trustee's control. The principal of and any Breakage Costs and interest on each Equipment Purchase Certificate and all other amounts due hereunder or under the Equipment Purchase Certificates shall be payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to this Section 2.05; provided, however, that notwithstanding the foregoing, the Equipment Purchase Certificates shall not be deemed to have been paid in full for purposes of Section 2.07 hereof (whether in connection with a prepayment pursuant to Section 2.02(e) hereof or otherwise) unless and until the Holders (or the Agent on their behalf) shall have received all amounts payable with respect thereto as provided above. Notwithstanding the foregoing, if requested by any Holder (or by the Agent on such Holder's behalf), any amounts payable with respect to the Equipment Purchase Certificates held by such Holder shall be sent by wire transfer of immediately available funds to an account or accounts in the United States previously specified by such Holder or the Agent to the Indenture Trustee.

                 Prior to the due presentment for registration of transfer of any Equipment Purchase Certificate, the Company and the Indenture Trustee shall deem and treat the Person in whose name any Equipment Purchase Certificate is registered on the Register as the absolute owner and Holder of such Equipment Purchase Certificate for the purpose of receiving payment of all amounts payable with respect to such Equipment Purchase Certificate and for all other purposes, and neither the Company nor the Indenture Trustee shall be affected by any notice to the contrary.

                 So long as the Equipment Purchase Certificates remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency where the Equipment Purchase Certificates may be presented for payment and (b) a facility or agency in New York,

New York where the Equipment Purchase Certificates may be presented for registration of transfer under this Indenture.

                 SECTION 2.06. Application of Payments. The Company shall, at the time of making each payment under this Indenture or any Equipment Purchase Certificate for account of any Holder, specify to the Indenture Trustee (which shall so notify the intended recipient(s) thereof) the amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Indenture Trustee may distribute such payment to the Holders for application in such manner as the Agent or the Majority in Interest of Certificate Holders, subject to Sections 5.01 and 5.03 hereof, may determine to be appropriate).

                 SECTION 2.07. Termination of Interest in Indenture Estate. A Holder of an Equipment Purchase Certificate shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal of and any Breakage Costs and interest on all Equipment Purchase Certificates held by such Holder and all other sums payable to such Holder under this Indenture and under such Equipment Purchase Certificates and the Loan Agreement shall have been paid in full, and upon such payment in full such Holder shall surrender such Equipment Purchase Certificates to the Indenture Trustee for cancellation. Notwithstanding the foregoing or any other provision of this Indenture to the contrary, the obligations of the Company under Section 2.02(f) and Section 2.12 of the Loan Agreement to each Holder shall survive the repayment of all amounts under the Equipment Purchase Certificates held by such Holder or sold to the Pass Through Trustee.

                 SECTION 2.08.  Transfer and Exchange of Certificates:
Participation. (a) The Indenture Trustee shall keep at its Corporate Trust Office and at each other office or agency to be maintained for the purpose as provided in Section 2.05 hereof a register (the "Register") of Equipment Purchase Certificates issued from time to time and the Holders thereof. A Holder of an Equipment Purchase Certificate intending to transfer such Equipment Purchase Certificate to a new payee, or to exchange such Equipment Purchase Certificate for new Equipment Purchase Certificates of authorized denominations, shall endorse such outstanding Equipment Purchase Certificate and surrender such outstanding Equipment Purchase Certificate at the Corporate Trust Office or other office maintained for the purpose, or execute a written instrument of transfer, duly executed by such Holder for the issuance of a new Equipment Purchase Certificate or Equipment Purchase Certificates, specifying the name and address of the new payee or payees. Promptly upon receipt of such documents, subject to satisfaction of Section 2.10 hereof, the Company shall execute and the Indenture Trustee will authenticate and deliver a new Equipment Purchase Certificate or Equipment Purchase Certificates, in the same aggregate original face amount and with the same Maturity and the same interest rate and dated the same date as the Equipment Purchase Certificate surrendered, and in such authorized denomination or denominations and, subject to Section 7.06 of the Loan Agreement, registered in the name of such payee or payees as such Holder may specify by written request. The Indenture Trustee shall make a notation on each new Equipment Purchase Certificate of the amount of all payments of principal previously made on the surrendered Equipment Purchase Certificate with respect to which such new Equipment Purchase Certificate is issued and the date to which interest on such surrendered Equipment Purchase Certificate has been paid. From time to time, the Indenture Trustee will provide the Company with such information as it may request as to the registered Holders of Equipment Purchase Certificates. All Holders shall be deemed to be "Banks" with respect to such Equipment Trust Certificates for all purposes under the Loan Agreement.

         (b) A Holder may sell participations in its Equipment Purchase Certificates in accordance with Section 2.10 hereof and Section 7.06 of the Loan Agreement or as otherwise provided in the Loan Agreement.

                 SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Certificates. If any Equipment Purchase Certificate shall become mutilated, destroyed, lost or stolen, upon the written request of the Holder thereof (a copy of which request shall be sent by the Holder to the Indenture Trustee), and subject to satisfaction of Section 2.10 hereof, the Company shall execute and the Indenture Trustee shall authenticate and deliver as a replacement a new Equipment Purchase Certificate, payable in the same original principal amount and dated the same date as the Equipment Purchase Certificate so mutilated, destroyed, lost or stolen.

                 If the Equipment Purchase Certificate being replaced has become mutilated, such Equipment Purchase Certificate shall be surrendered to the Indenture Trustee and a photocopy shall be furnished to the Company by the Indenture Trustee. If the Equipment Purchase Certificate being replaced has been destroyed, lost or stolen, the Holder shall furnish to the Company and the Indenture Trustee such security or indemnity as may be required by them to save the Company and the Indenture Trustee harmless and evidence satisfactory to the Company and Indenture Trustee of the destruction, loss or theft of such Equipment Purchase Certificate and of the ownership of such Equipment Purchase Certificate; provided, however, that if the Holder of such Equipment Purchase Certificate is one of the Banks (or an Affiliate thereof) the written undertaking of such Holder delivered to the Company and the Indenture Trustee shall be sufficient security and indemnity under this Section 2.09.

                 The Indenture Trustee will promptly cancel and destroy all Equipment Purchase Certificates surrendered for transfer, exchange or replacement pursuant to Section 2.08 hereof and this Section.

                 SECTION 2.10. Costs and Expenses of Issuance of New Equipment Purchase Certificates. Upon the issuance of a new Equipment Purchase Certificate pursuant to Section 2.08 or 2.09, the Company and/or the Indenture Trustee may require from the party requesting such new Equipment Purchase Certificate payment of a sum to reimburse the

Company and the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection with the issuance of such new Equipment Purchase Certificate. No service charge shall be levied for any such transaction.

                 SECTION 2.11. No Liability of Indenture Trustee. All payments to be made by the Indenture Trustee under this Indenture shall be made only to the extent the Indenture Trustee shall have received sufficient funds from the Company to enable the Indenture Trustee to make payments in accordance with the terms hereof. Each Holder, by its acceptance of an Equipment Purchase Certificate, agrees that the Indenture Trustee is not and shall not be personally liable to the Holder for any amount payable under such Equipment Purchase Certificate or this Indenture or, except as expressly provided in this Indenture, for any liability under the Loan Agreement or this Indenture.

                 SECTION 2.12. ERISA Plan Prohibition. No employee benefit plan subject to Title I of ERISA, or individual retirement account or employee benefit plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Equipment Purchase Certificates. The purchase by any Person of any Equipment Purchase Certificate constitutes a representation by such Person to the Company and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Equipment Purchase Certificate with assets of an ERISA Plan.

                                   ARTICLE 3

                           Intentionally Left Blank.

                                   ARTICLE 4

                  COVENANTS AND REPRESENTATIONS OF THE COMPANY

                 SECTION 4.01. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist, and will promptly, at its own cost and expense, take such action as may be necessary to discharge, any Lien on or with respect to any of the Indenture Estate or title thereto or any interest therein except:

                 (a) the Lien of this Indenture and the rights of the parties to the other Operative Agreements;

                 (b) the rights of any assignee, lessee or transferee under a lease or an assignment expressly permitted by the terms of this Indenture;

                 (c) Liens arising as a result of claims against or affecting the Indenture Trustee, the Holders or any Affiliate thereof not arising solely from participation in the transactions contemplated by the Operative Agreements or any act or omission of the Indenture Trustee, the Holders or any Affiliate thereof not required or expressly permitted by the Operative Agreements;

                 (d) Liens for taxes imposed against the Company either not yet due or being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Indenture Estate or any interest therein;

                 (e) materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising against the Company in the ordinary course of the Company's business for amounts the payment of which is either not yet overdue or is being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Indenture Estate or any interest therein;

                 (f) Liens arising from judgment or awards against the Company with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay; and

                 (g) the right of any Person (other than the Company) to claim a portion of the insurance proceeds received or receivable as a result of an Event of Loss with respect to the Airframe, which right arises out of such Person's having a direct interest in an engine (other than an Engine) installed on the Airframe as a lessor, conditional vendor, owner or otherwise.



                 SECTION 4.02. Registration, Maintenance and Operation; Possession and Lease; Insignia.


                 (a) Registration, Maintenance and Operation. The Company at its own cost and expense, shall:

                  (i) on the Delivery Date cause the Aircraft to be duly registered in its name, pursuant to the Act and, to remain, subject to paragraph (b) below, at all times duly registered pursuant to the Act and at all times act in accordance with the rules and regulations of the Aeronautics Authority;

                 (ii) maintain, inspect, service, repair and overhaul the Aircraft (or cause the same to be done) so as to keep the Aircraft (and any engine which is not an Engine but is installed on the Aircraft) in good operating condition, ordinary wear and tear excepted, and in any event (x) in accordance with the applicable regulations of the applicable Aeronautics Authority or regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered in accordance with Section 4.02(b) and the Company's maintenance program approved by the applicable Aeronautics Authority, (y) in the same manner and with the same care used by the Company with respect to other Airbus Industrie A300-600 aircraft and General Electric CF6-80C2-A5F engines owned or operated by the Company, to the extent that the same regulations, and the Company's FAA-approved maintenance program shall apply to any such aircraft and related engines, owned or leased by the Company, and utilized in similar circumstances and (z) so as to keep the Aircraft in such condition as may be necessary to enable its airworthiness certification to be maintained in good standing at all times under the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, and, provided, however, the Company shall not be in default of its obligation in this Section 4.02(a)(ii) to maintain the Aircraft's airworthiness certification in good standing if the Aircraft loses its airworthiness certification, such loss is curable and the Company undertakes such cure promptly, diligently, and continuously, using its best efforts; provided, further that if such loss is not a loss of the character described in clause (v) of the definition of Event of Loss and is not curable or if curable, is not cured within two (2) years of the date the airworthiness certification was lost, an Event of Loss shall be deemed to have occurred on the date it is determined that such loss is not curable, or at the expiration of such two (2) year period, as the case may be;

                 (iii) maintain, or cause to be maintained, all records, logs and other materials in respect of the Aircraft required by the Aeronautics Authority, or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, to be maintained;

                 (iv) not maintain, service, repair, overhaul, use or operate the Aircraft or any Engine in violation of any airworthiness certificate or registration relating thereto, or in violation of any law or any license, rule, regulation or order of or by any government or governmental authority having jurisdiction over the Company or the Aircraft or any Engine or any service bulletin relating to the Aircraft or any Engine or for any purpose for which the Aircraft or any Engine is not designed; provided, however, that the Company or any lessee may in good faith contest the validity or application of any such law, license, rule, regulation or order in any manner that does not adversely affect the Indenture Trustee or any Holder; and if any such law, license, rule, regulation or order requires alteration of the Aircraft or any Engine, the Company will conform therewith at its own cost and expense and will maintain the Aircraft or any Engine in compliance with such law, license, rule, regulation or order;

                 (v) not operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located (x) in any area excluded from coverage by any insurance policy in effect with respect to the Airframe or any Engine required by the terms of Section
         4.06 or (y) in any area that is a war zone or recognized or, in the Company's reasonable judgment, threatened area of hostilities, unless the Company has obtained, prior to the operation or location of the Airframe or any Engine in such area, indemnification from the Government, or other insurance, against the risks and in the amounts required by, and in compliance with, Section 4.06 covering such area (and naming the Indenture Trustee as loss payee in respect of indemnification or insurance payable in respect of casualties to the Aircraft) or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Company is using its good faith efforts promptly to remove the Aircraft from such area.

                 (b) Reregistration. At any time, the Company may at its sole expense reregister the Aircraft under the laws of a country listed in Schedule II hereto with which the United States then maintains normal and full (other than in the case of Taiwan) diplomatic relations, subject to the following conditions. The Indenture Trustee shall have received:

                 (i)  assurances satisfactory to it:

                          (A) to the effect that the insurance provisions of this Indenture have been and will be complied with upon such change of registry;

                          (B) as to the continuation of the Lien of this Indenture as a first priority, duly perfected lien on the Aircraft;

                          (C) that such new country of registry (x) would provide substantially equivalent protection for the rights of lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required), and (y) imposes aircraft maintenance standards not materially less stringent than those of the Aeronautics Authority;

                          (D)  that import and export certificates, if
                 required, shall have been procured at the Company's own cost and expense by the Company;

                          (E) that duties and tariffs, if applicable, shall have been paid for by the Company; and

                          (F) that the Company shall have effected or caused to be effected at the Company's own cost and expense all recordings and filings that are required to perfect the Lien of this Indenture; and

                 (ii) a favorable opinion of counsel (reasonably satisfactory in form and substance to the Indenture Trustee) in the new jurisdiction of registry to the effect:

                          (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Indenture are legal, valid, binding and enforceable in such jurisdiction;

                          (B) that it is not necessary for the Indenture Trustee or Pass Through Trustee to register or qualify to do business in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of this Indenture) and the exercise of any rights or remedies with respect to the Aircraft;

                          (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(C) of this Section 4.02) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided herein;

                          (D) that there is no tort liability of the mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Indenture Trustee is provided, at the Company's expense, to cover such risk and the Company undertakes to keep such insurance in full force and effect); and

                          (E) (unless the Company shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition.

                 (c) Possession and Leases. The Company will not, without the prior written consent of the Indenture Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that, so long as (i) no Event of Default shall have occurred and be continuing, and (ii) the Company shall comply with the provisions of Section
4.06 hereof, the Company may without the prior written consent of the Indenture
Trustee:

                 (i) so long as the lessee is generally meeting its material obligations as they come due and is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into, (A) lease the Aircraft or any Engine to a U.S. Air Carrier, (B) lease the Aircraft to an Air Carrier which is principally based in and domiciled in one of the countries listed on Schedule II hereto, (C) lease the Aircraft to any Air Carrier principally based in and domiciled in a country which, at the inception of such lease, is a signatory to the Convention on the International Recognition of Rights in Aircraft, or (D) lease the Aircraft to any other Air Carrier not described in this Section which shall be reasonably acceptable to the Indenture Trustee; provided, that, with respect to clause (C) above, at the time of any such lease the United States maintains normal and full (other than in the case of Taiwan) diplomatic relations with the country in which such Air Carrier is principally based and domiciled. In the case of any lease
         (x) such lessee shall operate and maintain the Aircraft in compliance with this Indenture, (y) such lease shall provide that such lessee will not transfer possession of, or any other rights to, the leased Airframe or Aircraft to any other person without the prior written consent of the Indenture Trustee (except as permitted by subparagraphs
         (ii), (iii), (iv), (v), (vi), (vii) and (viii) below). Prior to any lease to an Air Carrier permitted under clause (C) of this Section 4.02(c)(i): (I) the maintenance standards of the aeronautical authority of the country of domicile or principal operation of the lessee taken as a whole shall be not materially less stringent than those of the FAA and the lease will provide that the maintenance performed during such lease will meet in all material respects such maintenance standards; (II) the Company will provide opinions of counsel reasonably satisfactory to the Indenture Trustee with respect to the validity and enforceability of the Indenture in such country, that it is not necessary for the Indenture Trustee to register or qualify to do business in such country in order for the Indenture Trustee to enforce the terms and conditions of this Indenture and that the laws of such country require fair compensation by the government of such country payable in a currency freely convertible into US Dollars for the loss of the use of the Aircraft in the event of a requisition of use by such government; (III) import and export certificates, if required, shall be procured at the Company's own cost and expense by the Company; (IV) duties and tariffs, if applicable, shall be paid for by the Company; and (V) the Company shall effect or cause to be effected at the Company's own cost and expense all recordings and filings that are required to perfect the Lien of this Indenture;

             (ii) subject the Airframe or permit the Airframe to be subjected to normal interchange agreements or subject the Engines or permit any Engine to be subjected to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry, entered into by the Company or any permitted lessee in the ordinary course of its business with any Air Carrier; provided that no transfer of the registration of the Airframe or any Engine shall be effected and that throughout the period that the Airframe or any Engine is subjected to such interchange or pooling agreement or arrangement the terms of this Indenture shall be observed; and provided, further, that no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine, and if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 4.05(d) hereof in respect of such Engine;

            (iii) deliver or permit the delivery of possession of the Airframe or any Engine to their respective manufacturers or certified maintenance providers for testing, services, repair, maintenance or overhaul work or for alterations or modifications in or additions to the Airframe or Engine to the extent required or permitted by the terms of Section 4.04 hereof;

            (iv) transfer or permit the transfer of possession of the Airframe or any Engine pursuant to a contract or agreement with the Government or pursuant to the Civil Reserve Air Fleet Program ("CRAF Program") administered pursuant to Executive Order No. 20999, as amended, or any similar or substitute programs, so long as the Company or any lessee shall promptly notify the Indenture Trustee upon such transfer of possession and provide the Indenture Trustee with the name and address of the Contracting Officer or representative of the Military Aircraft Command of the United States Air Force to whom notices must be given in respect of the Aircraft;

            (v) install or permit the installation of an Engine on an airframe which is owned by the Company or any lessee free and clear of all Liens, except (A) Liens of the type permitted under Section 4.01 hereof; (B) Liens which apply only to the engines (other than an Engine), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe and which do not apply to substantially all of such airframe; and (C) the rights of an Air Carrier under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate or require the transfer of title to such airframe or the engines installed on it;

            (vi) install or permit the installation of an Engine on an airframe leased to the Company or any lessee or purchased by the Company subject to a conditional sale or other security agreement, provided that (A) such lease, conditional sale or other security agreement does not cover the Engine so installed and the Indenture Trustee shall have received from the lessor, conditional vendor or secured party of such airframe, an agreement (which may be the lease or conditional sale or other security agreement covering such airframe), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time, and (B) such airframe is and remains free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and Liens of the type permitted by subparagraph (v) of this Section 4.02(c);

            (vii) install or permit the installation of an Engine on an airframe owned by the Company, leased to the Company or any permitted lessee or purchased by the Company subject to a conditional sale or other security agreement under circumstances where neither subparagraph (v) nor subparagraph (vi) of this Section 4.02(c) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Company shall comply with
         Section 4.05(d) hereof in respect of such Engine, the Indenture Trustee not intending to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with such Section 4.05(d); and

            (viii) enter into a wet lease under which the Company or any permitted lessee has effective control of the Aircraft in the ordinary course of the Company's business which shall not be considered a transfer of possession hereunder, provided that the Company's obligations under this Indenture shall continue in full force and effect notwithstanding any such wet lease.

                 (d)  Rights of Transferee.  Notwithstanding the provisions of
Section 4.02(c) hereof, the rights of any transferee who takes possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by
Section 4.02(c) hereof shall be subject and subordinate to, and any lease or wet lease permitted by Section 4.02(c) hereof shall be made expressly subject and subordinate to, all the terms of this Indenture, including, without limitation, the Indenture Trustee's right to repossession pursuant to Article 6, and to avoid such lease upon such repossession, and the Company shall remain primarily liable for the performance of all the terms of this Indenture to the same extent as if such lease or transfer had not occurred. Any such lease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe and each Engine in accordance with the provisions of this Indenture and shall provide assurances reasonably satisfactory to the Indenture Trustee that the lessee may not further lease any of such equipment. The Company shall notify the Indenture Trustee within 60 days after any lease and will promptly upon request from the Indenture Trustee furnish to the Indenture Trustee a copy of any lease which has a term in excess of six (6) months and deliver to the Indenture Trustee all other documents required hereunder relating to such lease or transfer of possession.

                 (e) Insignia. The Company agrees to affix to and maintain in the cockpit of the Airframe, in a clearly visible location, and on each Engine, a clearly visible metal nameplate bearing the inscription "Mortgaged To: NationsBank of Georgia, National Association, as Indenture Trustee".

                 SECTION 4.03.  Replacement and Pooling of Parts.

                  (a) Replacement of Parts. The Company, at its own cost and expense, will replace or cause to be replaced as promptly as practicable all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason, except as otherwise provided in Section 4.04 hereof. In addition, the Company may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Company, except as otherwise provided in Section 4.04 hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of Liens (except for pooling arrangements to the extent permitted by Section 4.03(b) hereof and Liens of the type permitted under Section 4.01(e) hereof) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the provisions of this Indenture. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, and without further act (subject only to a pooling arrangement to the extent permitted by Section 4.03(b) hereof) such replacement Part shall become subject to the Lien of this Indenture and shall be deemed part of the Airframe or any Engine, for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

                  (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as permitted in Section 4.03(a) hereof may be subjected by the Company to any normal pooling arrangement customary in the airline industry and entered into with other Air Carriers in the ordinary course of the Company's business, provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine, as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 4.03(a) hereof may be owned by another Air Carrier subject to such normal pooling arrangement, provided that the Company, at its own cost and expense and as promptly as possible, either:

                 (A) causes title to such replacement Part to vest in the Company free and clear of all Liens (other than Liens permitted under Section 4.01(a), (b), (c) and (e) hereof) and become subject to the Lien of this Indenture; or

                 (B) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by the Company free and clear of all Liens (other than Liens permitted under Section 4.01(a), (b), (c) and (e) hereof) and causes such replacement Part to become subject to the Lien of this Indenture.

                 All replacement Parts shall meet the standards set forth in
Section 4.03(a) hereof.

                 SECTION 4.04. Alterations, Modifications and Additions. The Company, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Aircraft and/or the Company's operations and aircraft; provided, however, that the Company may in good faith contest the validity or application of any such requirements in any reasonable manner that does not adversely affect the first and prior perfected Lien and security interest of the Indenture or the interests of the Indenture Trustee or the Holders in the Indenture Estate or involve any risk of liability or civil or criminal penalties imposed on or against the Indenture Trustee or any Holder or involve any material danger of the sale, forfeiture or loss of any of the Indenture Estate or any interest therein. All alterations, modifications and additions made pursuant to this Section 4.04 shall without further act secure the PMSI Obligations. In addition, the Company, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Company may deem desirable in the proper conduct of its business, including, without limitation, removal of Obsolete Parts, provided that no such alteration, modification, addition or removal shall materially diminish the value or utility of the Airframe or any Engine or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification, addition or removal, assuming that the Airframe or such Engine was then in the condition and airworthiness required to be maintained by the terms of this Indenture, except that the value (but not the utility, condition or airworthiness) of the Airframe or any Engine may be reduced by the value of any such Obsolete Parts which shall have been removed; provided that the aggregate value of all such Obsolete Parts which shall have been so removed and not replaced shall not exceed $1,000,000.

                 Each Part incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification, removal or addition made pursuant to this Section 4.04 shall without further act become subject to the Lien of this Agreement. Notwithstanding the foregoing, the Company may remove any such Part if: (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached or added to the Airframe or such Engine on the Delivery Date or any Part in replacement of, or substitution for, any such Part; (ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 4.02 or the first sentence of this Section 4.04; and (iii) such Part can be removed from the Airframe or such Engine without (A) causing material damage to the Aircraft or diminishing or impairing the utility, condition or airworthiness required to be maintained by the terms of this Indenture or (B) diminishing the value or utility which the Airframe or such Engine would have had at such time had such alteration, modification, removal or addition not occurred assuming the Aircraft was then in the condition required to be maintained by the terms of this Indenture. Upon the removal by the Company of any such Part as provided in the preceding sentence such Part shall no longer be subject to the Lien of this Indenture or deemed a Part.

                 SECTION 4.05.  Loss, Destruction, Requisition.

                 (a) Company's Election Rights. The Company shall notify the Indenture Trustee as soon as practicable but in no event more than 10 Business Days following the occurrence of an event which constitutes or might constitute an Event of Loss with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe. By written notice to the Indenture Trustee given within 60 days of the occurrence of any Event of Loss, the Company shall elect the alternative set forth in Section 4.05(b) hereof or the alternative set forth in Section 4.05(c) hereof. The Company's failure to make such election within said 60-day period shall be deemed to be an election of the alternative set forth in Section 4.05(b) hereof.

                 (b) Prepayment of Equipment Purchase Certificates. The Company shall, if it has so elected or is deemed to have so elected under 4.05(a), pay to the Indenture Trustee, by wire transfer of immediately available funds on the earlier of (i) tenth Business Day following receipt in full of insurance proceeds or requisition proceeds, described in Section 4.05(e), in connection with such Event of Loss and (ii) the 120th day after the occurrence of such Event of Loss (the earlier of such dates being referred to herein as the "Loss Payment Date"), the outstanding principal amount of the Equipment Purchase Certificates and all accrued and unpaid interest thereon together with all other amounts due and owing under this Indenture or the Loan Agreement including without limitation, any Breakage Costs in respect of such prepayment (unless such prepayment has been postponed to the end of the then current Interest Period pursuant to Section 2.02(e) hereof). Upon receipt by the Indenture Trustee of such amounts, the Indenture Trustee shall apply such amounts as provided in Section 5.01 hereof and thereupon the Lien of this Indenture shall terminate.

                 (c) Replacement of Airframe and Engines. So long as no Event of Default shall have occurred and be continuing, and subject to Section 4.05(a) hereof, if the Company has elected to replace the Airframe and Engines pursuant to this Section 4.05(c), the Company shall, within one hundred twenty
(120) days after the occurrence of such Event of Loss, as replacement for the Airframe and Engines with respect to which an Event of loss has occurred, substitute for the Aircraft subject to the Event of Loss, by causing to be subjected to the Lien of this Indenture, a an Airbus A300F4-605R airframe and a number of engines equal to the number of Engines with respect to which the Event of Loss has occurred of the same or an improved make and model, owned by the Company free and clear of all Liens not excepted in Sections 4.01(a), (b), (c) and (e) hereof, duly certified as an airworthy aircraft by the Aeronautics Authority and having a value and utility at least equal to, and being in as good operating condition as, the Airframe and Engines with respect to which such Event of Loss occurred, assuming that the Airframe and Engines were then in the condition and airworthiness required to be maintained by the terms of this Indenture immediately prior to the occurrence of such Event of Loss. In such case and as a condition to such substitution the Company, at its own cost and expense, will also promptly:

                 (i) furnish the Indenture Trustee with a certificate of a nationally recognized aircraft appraiser reasonably satisfactory to the Indenture Trustee certifying that such replacement airframe and engines have a value and utility at least equal to, and are in as good operating condition as, the Airframe and Engines replaced, assuming such Airframe and Engines were in the condition and repair required by the terms of this Indenture immediately prior to the occurrence of such Event of Loss;

                 (ii) furnish the Indenture Trustee with such evidence as the Indenture Trustee may reasonably request of compliance with the insurance provisions of Section 4.06 with respect to such replacement airframe and engines;

                 (iii) cause an Indenture Supplement with respect to such replacement airframe and engines to be duly executed by the Company and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 4.02(b) hereof, in order that the Lien of this Indenture shall constitute a first and prior perfected Lien and security interest on and in respect of such replacement airframe and engines;

                 (iv) furnish the Indenture Trustee with a copy of the original bill of sale or other evidence of ownership reasonably satisfactory to the Indenture Trustee respecting such replacement airframe and engines, together with an assignment in form and substance satisfactory to the Indenture Trustee of any and all manufacturer's warranties applicable thereto and a consent reasonably satisfactory to the Indenture Trustee from such manufacturer or manufacturers to such assignment;

                 (v) furnish the Indenture Trustee with an opinion (reasonably satisfactory to the Indenture Trustee) of counsel to the Company (which may be the Company's General Counsel) addressed to the Indenture Trustee and each Holder to the effect that (A) the Company has good title to such replacement airframe and engines, (B) such replacement airframe and engines have been validly subjected to the Lien of this Indenture (with the effect and result that this Indenture constitutes a first and prior perfected security interest and Lien on such replacement airframe and engines), and

         (C) the Indenture Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such replacement airframe and engines, provided, that such opinion need not be to the effect specified in the foregoing clause (C) to the extent that the benefits of such Section 1110 would not have been, by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such substitution had such Event of Loss not occurred;

                 (vi) cause a financing statement or statements with respect to such replacement airframe and engines to be filed in such place or places as necessary in order that the Lien of this Indenture shall constitute a first and prior perfected Lien and security interest on and in respect of such replacement airframe and engines; and

                 (vii) take such other action as the Indenture Trustee may reasonable request in order that such replacement airframe and engines shall be due and properly subjected to the Lien of this Indenture to the same extent as the replaced Airframe and Engines.

                 Promptly upon the registration of any such replacement airframe and the recordation of the Indenture Supplement covering such replacement airframe and engines pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 4.02(b) hereof, the Company will cause to be delivered to the Indenture Trustee an opinion of counsel to the Company addressed to the Indenture Trustee and the Holders as to the due registration of the Aircraft and the due recordation of such Indenture Supplement or such other requisite documents or instruments and the validity and perfection of the Lien in such replacement airframe and engines granted to the Indenture Trustee under this Indenture.

                 Each replacement airframe shall be deemed an "Airframe," each such replacement engine shall be deemed an "Engine" and each such replacement airframe and engine shall be deemed part of the same Aircraft as was the Airframe or Engine replaced.

                 (d) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Company shall give the Indenture Trustee prompt written notice thereof and shall, as soon as practicable but in any event within ninety (90) days after the occurrence of such Event of Loss, substitute (by subjection to the Lien of this Indenture) for the Engine with respect to which such Event of Loss occurred, a Replacement Engine, free and clear of all Liens not excepted in Sections 4.01(a), (b), (c) and (e) hereof and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms of this Indenture immediately prior to the occurrence of such Event of Loss. The standards set forth in this Section with respect to Replacement Engines shall apply upon any replacement or substitution of an Engine with a Replacement Engine pursuant to any other provision of this Indenture.

                 Prior to or at the time of any substitution of an Engine pursuant to this Section 4.05(d), the Company, at its own cost and expense will:

                 (i) furnish the Indenture Trustee with such evidence of compliance with the insurance provisions of Section 4.06 hereof with respect to such Replacement Engine as the Indenture Trustee may reasonably request;

                 (ii) furnish the Indenture Trustee with a certificate of an aircraft advisor (who must be a nationally recognized aircraft authority) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine replaced, assuming such Engine was in the condition and repair required by the terms of this Indenture immediately prior to the occurrence of such Event of Loss;

                 (iii) cause an Indenture Supplement with respect to such Replacement Engine to be duly executed by the Company and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rule and regulations of any other jurisdiction in which the Aircraft may be registered as permitted by Section 4.02(b) hereof in order that the Lien of this Indenture shall constitute a first and prior and perfected Lien and security interest on and in respect of such Replacement Engine;

                 (iv) furnish the Indenture Trustee with a copy of the original bill of sale or other evidence of ownership reasonably satisfactory to the Indenture Trustee respecting such Replacement Engine, together with an assignment in form and substance satisfactory to the Indenture Trustee of any and all manufacturer's warranties applicable thereto and a consent reasonably satisfactory to the Indenture Trustee from such manufacturer to such assignment;

                 (v) furnish the Indenture Trustee with an opinion (reasonably satisfactory to the Indenture Trustee) of counsel to the Company (which may be the Company's General Counsel) addressed to the Indenture Trustee and each Holder to the effect that (A) the Company has good title to such Replacement Engine, and (B) such Replacement Engine has been validly subjected to the Lien of this Indenture (with the effect and result that this Indenture constitutes a first and prior perfected security interest and Lien on such Replacement Engine);

                 (vi) cause a financing statement or statements with respect to such Replacement Engine to be filed in such place or places as necessary in order that the Lien of this Indenture shall constitute a first and prior perfected Lien and security interest on and in respect of such Replacement Engine; and

                 (vii) take such other action, as the Indenture Trustee may reasonably request in order that such Replacement Engine be duly and properly subjected to the Lien of this Indenture to the same extent as the replaced Engine.

                 Promptly upon the recordation of the Indenture Supplement covering such Replacement Engine pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 4.02(b) hereof, the Company will cause to be delivered to the Indenture Trustee an opinion of counsel to the Company addressed to the Indenture Trustee and the Holders as to the due recordation of such Indenture Supplement or such other requisite documents or instruments and the validity and perfection of the Lien in such Replacement Engine granted to the Indenture Trustee under this Indenture.

                 (e) Requisition of an Airframe and the Installed Engines for Use by Government. In the event of the requisition for use by the Government or any other government of registry of the Aircraft, or any agency or instrumentality thereof of the Airframe and the Engines or engines then installed on the Airframe, which requisition does not constitute an Event of Loss, the Company shall promptly notify the Indenture Trustee of such requisition and all of the Company's obligations under this Indenture with respect to such Airframe and Engines or engines shall continue to the same extent as if such requisition had not occurred. All payments received by the Company, any lessee or the Indenture Trustee from the Government or other government of registry of the Aircraft or any agency or instrumentality thereof for such use of the Airframe and Engines or engines shall, so long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, be paid over to, or retained by, the Company (or if directed by the Company, any lessee). All payments received by the Company, any lessee or the Indenture Trustee with respect to the Airframe or any Engine with respect to any requisition constituting an Event of Loss or while a Payment Default, Bankruptcy Default or Event of Default is continuing shall be paid over to, or retained by, the Indenture Trustee for application in accordance with this Indenture. At such time as there shall not be continuing any such Payment Default, Bankruptcy Default or Event of Default such amounts shall be paid to the Company.

                 (f) Requisition for Use by Government of an Engine not Installed on the Airframe. In the event of the requisition for use by the Government or any other government of registry of the Aircraft or any agency or instrumentality thereof of any Engine not then installed on the Airframe, the Company shall replace such Engine by complying with the terms of Section 4.05(d) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by the Company, any lessee or the Indenture Trustee from the Government or other government of registry or any instrumentality thereof with respect to such requisition shall, so long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing be paid over to or retained by the Company, provided that the Company shall have fully performed its obligations under Section 4.05(d) hereof. If a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, all such payments shall be paid over to, or retained by, the Indenture Trustee for application in accordance with this Indenture.

                 (g) Other Payments. Any payments (other than insurance proceeds, the application of which is provided in Section 4.06 hereof) received at any time by the Company or the Indenture Trustee from any governmental authority or any other Person in connection with an Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe will be applied toward the Company's obligations under Section 4.05(b) hereof or if the Company has made the election under Section 4.05(c) hereof or if the Event of Loss relates to an Engine not then installed on the Airframe, such payments shall, so long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, be paid over to the Company, provided that the Company shall have fully performed its obligations pursuant to Section 4.05(c) or (d) hereof, as the case may be.

                 SECTION 4.06.  Insurance.

                 (a)  Public Liability and Property Damage Liability Insurance.

                     (i) The Company, at its own cost and expense, will maintain or cause to be maintained with respect to the Aircraft, comprehensive aircraft liability insurance including, without limitation, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk and allied perils liability), with such retentions as the Company customarily maintains with respect to similar aircraft and engines which comprise the fleet of the Company (subject to the limitations set forth in Section 4.06(f)), and with such insurers (which shall be insurers of recognized responsibility), and such insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating aircraft and engines similar to the Aircraft and Engines; provided that such insurance shall not be in amounts less than the amount per occurrence specified in Section 6.03(b) of the Loan Agreement unless the Aircraft is not operated and appropriate liability insurance for the Aircraft on the ground is maintained provided further that in no event shall the limits of liability for all public liability insurance be less than the amount, per occurrence as set forth on the insurance certificate delivered on the Delivery Date unless the Aircraft is not operated and appropriate insurance for the Aircraft on the ground is maintained.

                    (ii) Notwithstanding Section 4.06(a)(i), in the event of the requisition for use by the Government of the Airframe or the Airframe and the Engines or engines then installed on the Airframe, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 4.06, provided that the Indenture Trustee shall accept, in lieu of such insurance coverage, indemnification or insurance from the Government which is substantially the same as otherwise required under this Section 4.06.

                    (iii) Any policy of insurance carried and maintained in accordance with this Section 4.06(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

                          (A) name or be amended to name the Indenture Trustee, the Agent and the Holders as additional insureds;

                          (B) provide that, in respect of the interest of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any Additional Insured as defined under the policy of insurance required under this
         Section 4.06 (other than such Additional Insured) and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or any Additional Insured as defined under the policy of insurance required under this Section 4.06 (other than such Additional Insured);

                          (C) provide that if such insurance is cancelled for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for thirty (30) days (except in the case of war risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

                          (D) provide that no Additional Insured shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

                          (E) provide that the insurers shall waive any rights of subrogation against each Additional Insured, to the extent that the Company has waived its rights under this Indenture or the Loan Agreement; provided that the exercise by insurers of rights of subrogation derived from rights retained by the Company shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of rights of subrogation derived from rights retained by the Company;

                          (F) provide that such insurer shall waive the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured;

                          (G) provide that all of the provisions of such policy shall operate in the same manner as if there were a separate policy covering each Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

                          (H) be primary, without right of contribution from any other insurance which is carried by any Additional Insured with respect to its interest in the Aircraft.

                 (b)  Insurance Against Loss or Damage to Aircraft and Engines.

                    (i) The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines and Parts while temporarily removed from the Aircraft and not replaced by similar Engines or Parts, including in each case war-risk and allied perils, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) with such retentions (subject to the limitations set forth in Section 4.06(f)) and in such form and amounts as the Company customarily maintains with respect to the aircraft in the Company's fleet of the same type and model and operated on the same routes as the Aircraft (except that the Company shall be required to maintain war-risk, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) if the Aircraft is operated on routes where the custom is for major international Air Carriers flying comparable routes to carry such insurance), provided that such insurance shall at all times while the Aircraft is subject to the Lien of this Indenture be for an amount not less than an amount equal to 125% of the aggregate outstanding principal amount of the Equipment Purchase Certificates at the date of determination (the "Threshold Value").

                    (ii) Any policies carried and maintained in accordance with this Section 4.06(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

                          (A) name or be amended to name the Indenture Trustee, the Agent and the Holders as additional insureds and to name the Indenture Trustee as loss payee (the "Loss Payee");

                          (B) provide with respect to coverage provided under this Section 4.06(b), that (i) in the event of a loss involving proceeds in excess of $6,000,000, the proceeds in respect of such loss up to an amount equal to the Threshold Value shall be payable to the Indenture Trustee, it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, unless a Payment Default or an Event of Default shall have occurred and be continuing, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (ii) the entire amount of any loss involving proceeds in the aggregate of $6,000,000 or less or the amount of any proceeds of any loss in excess of the Threshold Value for the Aircraft shall be paid to the Company or its order unless a Payment Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Indenture Trustee (and if the insurers have notice of a Payment Default or Event of Default such payment shall be made to the Indenture Trustee);

                          (C) provide that if such insurance is cancelled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured or the Loss Payee for thirty days (except in the case of war-risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by each such Additional Insured or the Loss Payee of written notice from such insurer of such cancellation, change or lapse;

                          (D) provide that, in respect of the interest of any Additional Insured or the Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company, the Loss Payee or any Additional Insured (other than any action or inaction of the Loss Payee or such Additional Insured, as the case may
         be) and shall insure the Additional Insured and the Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
         Section 4.06(b);

                          (E) provide that the insurers shall waive any rights of subrogation against the Loss Payee and the Additional Insureds, to the extent that the Company has waived its rights under this Indenture; provided that the exercise by insurers of rights of subrogation derived from right retained by the Company shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of right of subrogation derived from rights retained by the Company;

                          (F) provide that (except in the case of insurance with respect to Engines and spare parts that have been removed from the Aircraft and replaced with other Engines or engines, or spare parts, as the case may be) such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured or Loss Payee;

                          (G) be primary and without rights of contribution from any other insurance which is carried by any Additional Insured or the Loss Payee with respect to its interest in the Aircraft; and

                          (H) provide that (except in the case of insurance with respect to Engines and spare parts that have been removed from the Aircraft and replaced with other Engines or engines, or spare parts, as the case may be as otherwise provided in that certain letter dated July 2, 1993 (the delivery date of the first aircraft financed pursuant to the Company's 1993 facility with certain of the Banks) a copy of which was heretofore delivered to the Banks, but deeming for such purpose the aircraft referred in such letter to be the Aircraft) no Additional Insured or Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance.

                 (c)  Application of Insurance Proceeds.

                     (i) All insurance proceeds (other than proceeds from policies carried by the Indenture Trustee, the Agent or any Holder) received under policies described in Section 4.05(b) hereof as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                          (A) if such proceeds are received with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe and the Company has elected or is deemed to have elected the alternative set forth in Section 4.05(b) hereof, so much of such proceeds as shall not exceed the amounts required to be paid by the Company pursuant to said Section 4.05(b) hereof shall be applied in reduction of the Company's obligation to pay such amounts if not already paid by the Company, or if already paid by the Company, shall be applied to reimburse the Company for its payment of such amounts, provided that no Payment Default or Event of Default shall have occurred and be continuing and the balance, if any, of such proceeds remaining will be paid to the order of the Company; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 5.04 hereof as security for the Company's obligations hereunder; or

                          (B) if such proceeds are received with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe and the Company has elected the alternative set forth in Section 4.05(c) hereof, or if such proceeds are received with respect to an Engine not then installed on the Airframe and not replaced by an Engine or engine under the circumstances contemplated by Section 4.05(d) hereof, all such proceeds shall be paid to the Indenture Trustee for disbursement to the order of the Company, after the Company shall have fully performed the terms of Sections 4.05(c) or 4.05(d), as applicable, hereof with respect to the Event of Loss for which such proceeds are paid, provided that no Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 5.04 hereof as security for the Company's obligations hereunder.

                     (ii) The insurance proceeds of any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse the Company) for repairs or for replacement property in accordance with Sections 4.02 and 4.03 hereof, if not already paid for by the Company, and any balance remaining after compliance with said Sections 4.02 and 4.03 hereof with respect to such loss shall be paid to the order of the Company, provided that no Payment Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 5.04 hereof as security for the Company's obligations hereunder.

                    (iii) If the Indenture Trustee, the Agent or any Holder becomes subject to any claim covered by any insurance policy maintained pursuant to this Section 4.06, the Company shall make available any information required by the Indenture Trustee, the Agent or such Holder, as the case may be, in connection with such claim.

                 (d) Reports. On or before the Delivery Date and thereafter annually on or before the scheduled expiration date for such policy while the Equipment Purchase Certificates are outstanding, the Company's aviation insurance broker will furnish to the Indenture Trustee a report, signed by the Company's independent aviation insurance broker, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Indenture. The Company will cause its aviation insurance broker to advise the Indenture Trustee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might cause cancellation of all or any part of any insurance carried by the Company with respect to the Aircraft. The Company will cause such insurance broker to agree to advise the Indenture Trustee in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Section 4.06 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Indenture Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the Delivery Date continues in full force and effect. If the Company shall fail to maintain insurance as required hereby the Indenture Trustee, the Agent or any Holder may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Indenture Trustee, the Agent or such Holder, as the case may be, for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Indenture, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Indenture Trustee may have against the Company.

                 (e) Indenture Trustee's Insurance. The Indenture Trustee may insure the Airframe or any Engine at its own cost and expense, including insuring the Aircraft for amounts in excess of the Threshold Value, provided that any insurance so maintained by the Indenture Trustee shall not result in a reduction of coverage or amounts payable under insurance required or permitted to be maintained by the Company under this Section 4.06 or increase the cost to the Company of maintaining such insurance; provided further, that any insurance policies of the Indenture Trustee insuring the Airframe or any Engine shall provide for a release to the Company of any and all salvage rights in and to the Airframe or any Engine.

                 (f) Self-Insurance. The Company may self-insure policies, the risks required to be insured against by Section 4.06(a) and Section 4.06(b) in such reasonable amounts as are then applicable to other aircraft or engines of the Company of value comparable to the Aircraft, but in no case shall such self-insurance with respect to all aircraft in the Company's fleet in aggregate exceed for any 12-month policy year an amount equal to the lesser of (i) 50% of the highest insured value of any single aircraft in the Company's fleet and
(ii) 1.5% of the average aggregate insured value from time to time of the Company's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft not in excess of the amount customarily allowed as a deductible in the industry shall be permitted in addition to the above-mentioned self-insurance. The Company shall not discriminate as between insurance coverage on the Aircraft and insurance which the Company maintains with respect to similar aircraft owned or operated by the Company operating on similar routes in similar locations.

                 SECTION 4.07. Inspection. At reasonable times, and (so long as no Event of Default shall have occurred and be continuing) upon at least five Business Days' prior written notice to the Company, the Indenture Trustee or its authorized representative, may inspect the Aircraft and, (so long as no Event of Default shall have occurred and be continuing) upon at least 10 Business Days' prior written notice, all Aeronautics Authority-required books and records of the Company and any lessee relating to the maintenance of the Aircraft and such Persons shall keep any information obtained thereby confidential and shall not disclose the same to any Person, except (a) to the Indenture Trustee's counsel, independent insurance advisors or other agents, the Holders and any prospective purchaser of the Aircraft in connection with the exercise of remedies following an Event of Default, each of whom agree to hold such information confidential, (b) as may be required by any statute, court or administrative order or decree or governmental ruling, regulation or demand or (c) as may be necessary for purposes of protecting the interests of any such Person or for enforcement of this Indenture by the Indenture Trustee; provided, however, that any and all disclosures permitted by (b) or (c) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted; any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panel, bays or the like without the express consent of the Company. Notwithstanding the previous sentence, the Indenture

Trustee or its authorized representative shall (so long as no Event of Default shall have occurred and be continuing) be entitled to inspect the Aircraft only one time among themselves during any consecutive twelve month period. Neither the Indenture Trustee, the Agent nor any Holder shall have any duty to make any inspection of the Aircraft and none of them shall incur any liability or obligation by reason of not making any such inspection.

                 SECTION 4.08. Filings. So long as the Equipment Purchase Certificates remain unpaid, the Company will take, or cause to be taken, at the Company's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Indenture, each Indenture Supplement and any financing statements or other instruments as are necessary, or as requested by the Indenture Trustee and appropriate, to maintain, so long as this Indenture is in effect, the perfection of the purchase money equipment security interest and the Lien created by this Indenture, or will furnish to the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable it to take such action at the Company's cost and expense in a timely manner.

                 SECTION 4.09. Annual Opinion. So long as the Equipment Purchase Certificates remain unpaid, the Company shall furnish to the Indenture Trustee annually after the execution hereof (but not later than March 15 of each year) commencing with the year 1996, an opinion, reasonably satisfactory to the Indenture Trustee, of Special Aviation Counsel or other counsel reasonably satisfactory to the Indenture Trustee, with a copy to the Agent, stating:

                 (i) that in the opinion of such counsel, except as otherwise noted in the opinion, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, the Indenture Supplement and any financing statement, continuation statement or other instruments, and all other action has been taken, as is necessary to maintain the perfection of the security interest created by this Indenture and reciting the details of such recording or other action or that in the opinion of such counsel no action is necessary to maintain the Perfection of such security interest;

                 (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain the perfection of such security interest; and

                 (iii) stating that the Company is the owner of the legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by this Indenture and such as are permitted by this Indenture.

                 SECTION 4.10. Corporate Existence. So long as the Equipment Purchase Certificates remain unpaid, the Company shall at all times maintain its corporate existence except as permitted by Section 4.11 hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders.

                 SECTION 4.11. Merger, Consolidation. So long as the Equipment Purchase Certificates remain unpaid, the Company shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a certificated Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee all of the Company's obligations hereunder and under the other Operative Agreements, and the Company delivers such instrument to the Indenture Trustee, (v) provides an opinion from counsel to the Company which counsel shall be reasonably satisfactory to the Indenture Trustee and which opinion shall be reasonably satisfactory to the Indenture Trustee that such merger, consolidation or conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 4.11, that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Indenture and each other Operative Agreement, provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to an Event of Default.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company and the satisfaction of the conditions specified in this Section 4.11, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Operative Agreements to which the Company is a party with the same effect as if such successor corporation had been named as the Company herein and therein.

                 SECTION 4.12. Financial Information. So long as any of the Equipment Purchase Certificates remain unpaid, the Company agrees to furnish to the Indenture Trustee:

                 (i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year, and the related consolidated statements of income, retained earnings and cash flows of the Company for the fiscal year then ended as prepared and certified by the Company's independent certified public accountants, including their opinion;

                 (ii) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company prepared by the Company as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows of the Company for such accounting period certified by the chief accounting officer or a financial vice president of the Company;

                 (iii) promptly upon their general transmission, copies of all regular and periodic reports furnished by the Company to its stockholders;

                 (iv) promptly after filing with the SEC, copies of the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Company with any securities exchange or with the SEC;

                 (v) promptly upon any officer of the Company obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

                 (vi) from time to time, such other financial information as the Indenture Trustee, the Agent or any Holder may reasonably request.

Concurrently with the delivery of the financial statements referred to in clause (i) above, the Company shall deliver to the Indenture Trustee a certificate of the Company, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Company, stating that the signer, or an officer reporting to same, is familiar with the relevant terms of this Indenture and the signer has reviewed, or has caused to be made under such person's supervision a review, of the activities of the Company and that, to the best of his or her knowledge, there does not exist an Event of Default or if an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

                 SECTION 4.13. Representations and Warranties of the Company. The Company represents and warrants that, on the date hereof:

                 (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with its principal place of business and chief executive office in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Company require such qualification;

                 (ii) the Company has full power, authority and legal right to conduct its current business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party (the "Company Documents");

                 (iii) the Company is an "air carrier" within the meaning of the Act and a holder of a certificate under Sections 41102(a) and 41103 of the Act and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Act holding an "air carrier operating certificate" issued under Chapter 447 of the Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo;

                 (iv) the Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted;

                 (v) the Company Documents have each been duly authorized, executed and delivered by the Company and constitute, or when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application to or affecting the enforcement of creditors' rights, or equitable principles;

                 (vi) no authorization, consent or approval of, notice to or filing with any governmental authority is required for the execution, delivery or performance by the Company of the Company Documents or for the use and maintenance of the Aircraft except for those that have been duly made, given or accomplished; and

                 (vii) neither the execution, delivery or performance by the Company of the Company Documents, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Company or any order, writ, injunction or decree of any court or governmental authority against the Company or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any Lien (other than the Lien of this Indenture) upon any of its properties.

                 SECTION 4.14. Survival of Representations and Warranties. The representations and warranties of the Company shall survive the Delivery Date hereunder and the expiration or termination of this Indenture.


                                   ARTICLE 5

                     RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE INDENTURE ESTATE


                 SECTION 5.01. Distribution of Principal and Interest. Except as otherwise provided in Section 5.03 hereof, (a) each payment or prepayment of principal of Equipment Purchase Certificates by the Company shall be made for the account of the Holders pro rata in accordance with the respective unpaid principal amounts of the Equipment Purchase Certificates held by them and (b) each payment of interest on Equipment Purchase Certificates by the Company shall be made for the account of the Holders pro rata in accordance with the amounts of interest on the Equipment Purchase Certificates then due and payable to the Holders.

                 SECTION 5.02.  Intentionally Left Blank.

                 SECTION 5.03. Payments during Continuance of Event of Default. All payments received and amounts held or realized by the Indenture Trustee after an Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 6), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such payments or amounts as shall be required to pay the Indenture Trustee all amounts then due it pursuant to Sections 8.05 and 7.05(b) hereof shall be applied to pay the Indenture Trustee such amounts;

                 second, so much of such payments or amounts remaining as shall be required to pay the expenses incurred, or in the judgment of the Indenture Trustee expected to be incurred, in using, operating, storing, leasing, controlling or managing the Indenture Estate, and in all maintenance, repairs, replacements, alterations, additions and improvements and in making all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Company), or for the satisfaction of Liens, if any, prior to the Lien of this Indenture;

                 third, so much of such aggregate amount remaining as shall be required to reimburse the Holders for payment made by them to the Indenture Trustee pursuant to Section 7.05 hereof (to the extent not previously reimbursed), to be distributed to the Holders ratably, without priority of one over any other, in the proportion of the amounts of such unreimbursed payment made pursuant to Section 7.05;

                 fourth, so much of such payments or amounts remaining as shall be required to pay Breakage Costs, if any, and any other amounts owing to the Holders under this Indenture, the Loan Agreement and the other Operative Agreements, in respect of the Equipment Purchase Certificates (other than principal of and interest on the Equipment Purchase Certificates) shall be applied ratably to the payment of such amounts;

                 fifth, so much of such payments or amounts remaining as shall be required to pay the unpaid principal of and interest on the Equipment Purchase Certificates, shall be applied to the payment of such amounts; and

                 sixth, the balance, if any, of such payments or amounts remaining thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Event of Default shall be continuing hereunder or the Equipment Purchase Certificates have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Company.

                 SECTION 5.04. Funds Held by Indenture Trustee; Investments. At any time and from time to time, so long as no Event of Default shall have occurred and be continuing, the Indenture Trustee shall, upon the written instructions of the Company, invest and reinvest in Permitted Investments as specified in the written instructions of the Company, any monies on deposit with the Indenture Trustee as part of the Indenture Estate, and sell any Permitted Investments, in either case, at such prices, including accrued interest, as are set forth in the written instructions of the Company, and such Permitted Investments shall be held by the Indenture Trustee until so sold in trust as part of the Indenture Estate; provided, that the Company shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any Permitted Investments and, so long as no Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, any profit, income interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.04. An account statement delivered by the Indenture Trustee to the Company shall be deemed written confirmation by the Company that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by the Company, unless the Company notifies the Indenture Trustee in writing to the contrary within ten (10) days of the date of receipt of such statement.


                                   ARTICLE 6

                               EVENTS OF DEFAULT;
                       REMEDIES OF THE INDENTURE TRUSTEE
                            UPON AN EVENT OF DEFAULT

                 SECTION 6.01. Events of Default. The following events shall constitute "Events of Default" and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

                 (a) the Company shall fail to make any payment of principal, Breakage Costs or interest on any Equipment Purchase Certificates or any fee payable pursuant to Section 2.04 of the Loan Agreement within five (5) Business Days after the date when due; or the Company shall fail to pay any other amount owing hereunder or under the Equipment Purchase Certificates when due within 30 days after demand therefor by the Indenture Trustee; or

                 (b)(i) the Company shall fail to procure, carry and maintain insurance on the Aircraft at any time in accordance with the provisions of Section 4.06 hereof or such insurance lapses or is cancelled, provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of 30 days (seven days or such shorter time as may be standard in the industry with respect to war risk coverage) after receipt by the Indenture Trustee of written notice of such lapse or cancellation and the date that such lapse or cancellation is effective as to the Indenture Trustee and provided further, that such failure for a period of not more than 30 days shall not constitute an Event of Default as long as the Aircraft is insured as required while on the ground and not operated; or (ii) the Aircraft shall be operated at any time when public liability insurance required under Section 4.06(a) shall not be in effect (it being understood that the Company is not required to maintain such insurance under Section 4.06(a) hereof while the indemnification or insurance referred to in the proviso to Section 4.06(a)(ii) hereof is in effect); or

                 (c) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Indenture or any other Operative Agreement or any other written agreement of the Company entered into in connection with the transactions contemplated by the Operative Agreements and such failure shall continue unremedied for a period of thirty (30) days from the date on which a Responsible Officer the Company has actual knowledge of the failure or the Company shall have received written notice, identified as a "Notice of Indenture Default," from the Indenture Trustee (or from the Holders of not less than 25% of aggregate principal amount of outstanding Equipment Purchase Certificates) of such failure, provided, that in the event such failure is curable and so long as (but for no longer than 150 days after such 30-day period) the Company shall have promptly undertaken such cure after the earlier of such knowledge or notice thereof which undertaking shall be diligently and continuously pursued using the Company's reasonable best efforts, such failure shall not constitute an Event of Default; or

                 (d) an order for relief shall be entered in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Company shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property; or the Company is not paying, or shall admit in writing its inability to pay, its debts generally as they come due or shall make a general assignment for the benefit of creditors; or the Company shall file, or the Board of Directors of the Company shall authorize the filing of, or grant one or more persons authority (at their discretion) to make a filing for, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding; or the Company shall file, or the Board of Directors of the Company shall authorize the Company to, or grant one or more persons authority (at their discretion) to, seek relief by voluntary petition, answer or consent, under the provisions of any other or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                 (e) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a custodian, receiver, trustee, or liquidator of the Company or of any substantial part of its property, or sequestering any substantial part of the property of the Company or granting any other relief in respect of the Company under the federal bankruptcy laws or other insolvency laws, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed or unvacated for a period of sixty (60) days after the date of its entry; or

                 (f) a petition against the Company in a proceeding under the federal bankruptcy law or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within ninety (90) days, or under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished or unterminated for a period of ninety (90) days; or

                 (g) any representation or warranty made by the Company in this Indenture or in any other Operative Document shall at any time prove to have been incorrect at the time made in any respect material to the transactions contemplated by this Indenture and, if originally made by the Company in good faith, shall remain material and unremedied for a period of thirty (30) days after the Company shall have received written notice, identified as a "Notice of Indenture Default," of such misstatement from the Indenture Trustee or from the Holders of not less than 25% aggregate principal amount of outstanding Equipment Purchase Certificates.

                 SECTION 6.02.  Remedies with Respect to Indenture Estate.
(i) Upon the occurrence of any Event of Default referred to in Section 6.01(d), (e) or (f) then and in every such case the entire unpaid principal amount of the Equipment Purchase Certificates together with all accrued interest and any Breakage Costs and other sums then owing by the Company hereunder shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived. Upon the occurrence of any other Event of Default and at any time thereafter so long as the same shall be continuing, the Indenture Trustee may on its own accord or at the direction of Holders of not less than a Majority in Interest of Certificate Holders declare the entire unpaid principal amount of the Equipment Purchase Certificates together with all accrued interest and any Breakage Costs and other sums then owing by the Company hereunder to be forthwith due and payable. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Indenture Trustee may, and upon the written instructions of a Majority in Interest of Certificate Holders, the Indenture Trustee shall, do one or more of the following:

                 (a) cause the Company, upon the written demand of the Indenture Trustee, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Airframe or any Engine (together with all records, logs, manuals, data, and inspection, modification and overhaul records and other documents maintained with respect thereto or pertaining thereto) as the Indenture Trustee may so demand to the Indenture Trustee or its order, or the Indenture Trustee, at its option, may enter upon the premises where all or any part of the Airframe or any Engine (or any such records, logs, manuals, data, or inspection, modification or overhaul records or other documents) are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine, provided, that any such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by the Company, may at the option of the Indenture Trustee, be exchanged with the Company for an Engine in accordance with the provisions of Section 4.05(d) hereof by summary proceedings or otherwise, all without liability accruing to the Indenture Trustee for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

                 (b) sell all or any part of the Airframe and any Engine and any other part of the Indenture Estate at public or private sale, whether or not the Indenture Trustee shall at the time have possession thereof, as the Indenture Trustee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine or any other part of the Indenture Estate as the Indenture Trustee, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; or

                 (c) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought).

                 Upon every taking of possession of any part of the Indenture Estate under this Section 6.02, the Indenture Trustee may, from time to time, at the expense of the Company or the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of any of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage all or any part of the Indenture Estate and to exercise all rights and powers of the Company in relation to any part of the Indenture Estate in connection therewith, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of any and all of the Indenture Estate as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of all or any part of the Indenture Estate, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits may be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of all or any part of the Indenture Estate, and of all maintenance, repairs, replacements, alterations additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon any or all of the Indenture Estate (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all Persons properly engaged and employed by the Indenture Trustee.

                 In addition, the Company shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Indenture Trustee's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Airframe or any Engine (or any records, logs, manuals, data, or inspection, modification, or overhaul records or other documents maintained with respect thereto or pertaining thereto) in accordance with the terms hereof and under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Indenture.

                 If an Event of Default shall have occurred and be continuing and the Equipment Purchase Certificates shall have been accelerated pursuant to this Section 6.02(i), at the request of the Indenture Trustee, the Company shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee any deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of any or all of the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

                 Nothing in the foregoing shall affect the right of each Holder to receive all payments of principal of, and interest on, the Equipment Purchase Certificate or Certificates held by such Holder and all other amounts owing to such Holder as and when the same may be due.

                 (ii) The Indenture Trustee shall give the Company at least 30 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice.

                 (iii) At any time after the Indenture Trustee has declared the unpaid principal amount of all Equipment Purchase Certificates then outstanding to be due and payable and prior to the sale of any part of the Indenture Estate pursuant to this Article 6, a Majority in Interest of Certificate Holders, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration and its consequences if: (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Purchase Certificates, and the principal of and any Breakage Costs on any Equipment Purchase Certificates that have become due otherwise than by such declaration of acceleration, and (ii) all other Events of Default, other than nonpayment of principal or interest on the Equipment Purchase Certificates that have become due solely because of such acceleration, have been cured or waived.

                 (iv) A Majority in Interest of Certificate Holders may on behalf of all Holders waive any past default hereunder and its consequences,
except a default:   (i) in the payment of the principal of, any Breakage Costs or interest on any Equipment Purchase Certificate, or (ii) in respect of a covenant or provision hereof which under Section 10.01(b) hereof cannot be modified or amended without the consent of each Holder affected thereby. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 (v) Each and every right, power and remedy herein specifically given to the Indenture Trustee or otherwise in the Indentures shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

                 (vi) In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Company and the Indenture Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).


                                   ARTICLE 7

                        DUTIES OF THE INDENTURE TRUSTEE


                 SECTION 7.01. Action Upon Event of Default. If any payments of the principal of, or interest on, the Equipment Purchase Certificates due and payable on any Payment

Date, or when otherwise due and payable, shall not have been paid in full on such Payment Date or such other date, the Indenture Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Company and each Holder specifying the amount and nature of such deficiency in payment; provided that any failure to give such notice under this
Section 7.01 shall not relieve the Company of its obligation to make such payment. If a Responsible Officer of the Indenture Trustee shall have actual knowledge of an Event of Default or an event or condition which after notice or lapse of time, or both, would become an Event of Default (other than as provided in the preceding sentence), the Indenture Trustee shall give prompt written notice within 5 Business Days of receiving such knowledge, to the Company and each Holder; provided, however, that the failure of the Indenture Trustee to give any such notice shall not in any way affect the validity of any action taken by the Indenture Trustee or any Holder pursuant to the exercise of any of the remedies provided in Article 6 hereof, except that the foregoing proviso shall not reduce the time provided for any action or otherwise impair any right granted the Company under this Indenture. Subject to the terms of Sections 6.02 and 7.03, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default as the Indenture Trustee shall be instructed in writing by a Majority in Interest of Certificate Holders. If the Indenture Trustee shall not have received instructions as above provided within twenty (20) Business Days after giving notice of such Event of Default to the Holders, the Indenture Trustee may, subject to instructions later received pursuant to the preceding sentence, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default as it shall determine advisable in the best interests of the Holders, and shall use the same degree of care and skill in connection therewith as a prudent Person would use under the circumstances in the conduct of its own affairs; provided, that the Indenture Trustee may not sell the Airframe or any Engine without the consent of a Majority in Interest of Certificate Holders. The Indenture Trustee shall promptly provide each Holder with a copy of any notice it received from the Company to the extent such Holder has not otherwise received such notice from the Company.

                 SECTION 7.02. No Duties Except as Specified. (a) Generally. The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate or otherwise to take or refrain from taking any action under or in connection with this Indenture, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of Section 7.01 or 7.04 hereof. No implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

                 (b) Specific Duties. Notwithstanding the provisions of paragraph (a) of this Section 7.02, the Indenture Trustee agrees that (i) it will, in its individual capacity and at its own cost and expense, promptly take such action as may be necessary to discharge duly any Liens on any part of the Indenture Estate or on any properties of the Company assigned, pledged or mortgaged as part of the Indenture Estate, which result from claims against the

Indenture Trustee not related to the Lien and security interest created under this Indenture on the Indenture Estate or to the administration of the Indenture Estate or to any other transaction pursuant to this Indenture or any document included in the Indenture Estate, (ii) so long as this Indenture is in effect, it will, with respect to specific actions to be taken and subject to
Section 7.04 hereof, cooperate with the Company in connection with the recording, filing, re-recording and refiling of the Indenture and any supplements to any of them, and any financing statement or other documents as is necessary to maintain the perfection hereof or otherwise to protect the security interests created hereby and (iii) it will furnish the notices and other instruments referred to in the last sentence of Section 8.02 hereof. The Indenture Trustee shall not discriminate as between Holders.

                          SECTION 7.03.  No Action Except Under Indenture or
Instructions. The Indenture Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other property constituting part of the Indenture Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture or (ii) in accordance with the express terms of this Indenture or with written instructions pursuant to Section 6.02, 7.01 or 7.04.

                 SECTION 7.04. Action Upon Instructions Generally. Subject to the terms of Sections 6.02, 7.01 and 7.05 and except as otherwise provided herein, upon the written instructions at any time and from time to time of a Majority in Interest of Certificate Holders, the Indenture Trustee shall take such of the following actions as may be specified in such instructions or this
Indenture:   (i) give such notice or direction or consent or exercise such right, remedy or power under this Indenture or in respect of any part or all of the Indenture Estate as shall be specified in such instructions; and (ii) take such other action as shall be specified in such instructions, it being understood that without the written instructions of a Majority in Interest of Certificate Holders, the Indenture Trustee will not approve any such matter as satisfactory to the Indenture Trustee. The Indenture Trustee will execute and the Company will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created under this Indenture in the Indenture Estate as may be specified from time to time in written instructions of the Company or a Majority in Interest of Certificate Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). The Indenture Trustee shall forthwith notify all of the Holders of any direction received pursuant to this Section 7.04 by a Majority in Interest of Certificate Holders.

                 SECTION 7.05.  Indemnification.   (a)  With Respect to Actions
Hereunder. The Indenture Trustee shall not be required to take any action or refrain from taking any action requested by the Holders under Sections 7.01 (other than the first two sentences of Section 7.01), 7.04 or Article 6 hereof if it shall have reasonable grounds for believing that repayment of any funds expended by it or adequate indemnification against risks incurred in connection therewith is not reasonably assured to it. The Indenture Trustee shall not be required to take any action pursuant to Section 7.01 or 7.04 or Article 6 hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law. Each Holder may, but shall not be required to, participate in any indemnification of the Indenture Trustee given pursuant to this Section
7.05. Each Holder so participating shall be entitled to reimbursement from the Company for such participation.

                 (b)  With Respect to Claims.  (i)  For the purposes of this
Section 7.05(b), "Claims" shall mean any and all costs, liabilities (including strict or absolute liability without fault in tort or otherwise), losses, damages, penalties, actions or suits or claims which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, and, except as otherwise expressly provided in this Section 7.05(b), shall include all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith.

             (ii) For the purposes of this Section 7.05(b), "Indemnified Person" means the Indenture Estate, the Indenture Trustee both in its individual capacity and as trustee and each of its successors, permitted transferees or assigns permitted under the terms hereof, provided that as a condition of any obligations of the Company to pay any indemnity or perform any action under this Section 7.05(b) with respect to any Persons who are not signatories hereto, such Persons shall expressly agree in writing to be bound by all the terms of this Section 7.05(b).

            (iii) Subject to the exclusions stated in Section 7.05(b)(iv) hereof the Company agrees to indemnify, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims resulting from or arising out of:

                 (A) the purchase, ownership, operation, possession, use, maintenance, overhaul, testing, registration, re-registration, modification, alteration or lease of the Aircraft, Airframe or Engine, or any engine used in connection with the Airframe, or any part thereof by the Company, any lessee or any other Person whatsoever, whether or not such purchase, ownership, operation, possession, use, maintenance, overhaul, testing, registration, re-registration, non-use, modification, alteration or lease is in compliance with the terms of this Indenture;

                 (B) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of the Aircraft or any Engine, including, without limitation, latent and other defects, whether or not discoverable, and claims relating to patent, trademark or copyright infringement; and

                 (C) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement to be performed, or other obligation of the Company under any of the Operative Agreements, or the falsity of any representation or warranty of the Company in any of the Operative Agreements.

            (iv) The following are excluded from the Company's agreement to indemnify under this Section 7.05(b):

                 (A) Claims which are taxes whether or not covered pursuant to the indemnity set forth in Section 8.05 hereof;

                 (B)  Claims which are covered pursuant to Section 8.05 hereof;

                 (C) With respect to any particular Indemnified Person, Claims attributable to the gross negligence or willful misconduct of, or to the breach of any contractual obligation by or the falsity or inaccuracy of any representation or warranty of, such Indemnified Person; and

                 (D) Claims attributable to acts or events occurring in any period subsequent to termination of this Indenture.

         (v) In the case of any Claim indemnified by the Company hereunder which is covered by a policy of insurance maintained by the Company pursuant to
Section 4.06 hereof or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnified Person that such Indemnified Person shall use reasonable efforts to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may reasonably be required to retain the benefits of such insurance with respect to such Claim.

         (vi) An Indemnified Person shall promptly notify the Company of any Claim as to which indemnification is sought. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right to investigate, and the right in its sole discretion to defend or compromise any Claim for which indemnification is sought under this Section 7.05(b), and the Indemnified Person shall cooperate with all reasonable requests of the Company in connection therewith. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirement of any policy of insurance applicable to a Claim, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Company or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.05(b).

         (vii) To the extent that a Claim indemnified by the Company under this Section 7.05(b) is in fact paid by the Company and/or an insurer under a policy of insurance maintained by the Company, the Company and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim.
Should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Company hereunder, it shall, so long as no Event of Default or Payment Default shall have occurred and be continuing, promptly pay over the amount refunded, together with any interest received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to the Company, but in no event more than the amount theretofore received by such Indemnified Person from the Company and its insurers in respect of such Claim.

         (viii) The general indemnification provisions of this Section 7.05(b) are not intended to waive or supersede any specific provisions of, or any rights or remedies of the Company under, this Indenture or any other Operative Agreement to the extent such provisions apply to any Claim. The Company does not guarantee and nothing in the general indemnification provisions of this
Section 7.05(b) shall be construed as a guarantee by the Company with respect to the value of the Aircraft or any part thereof.

                 (c)  Survival of Indemnity.  The indemnity contained in this
Section 7.05 shall survive the Delivery Date and the expiration or termination of this Indenture but only with respect to Claims arising out of events occurring prior to such expiration or termination.

                 SECTION 7.06. Withholding Taxes. The Indenture Trustee, as agent for the Company, shall exclude and withhold from each payment of principal, Breakage Costs, if any, and interest and other amounts due hereunder or under the Equipment Purchase Certificates any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Purchase Certificates, it will withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder, appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holder may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law.

                                   ARTICLE 8

                             THE INDENTURE TRUSTEE

                 SECTION 8.01. Acceptance of Trusts and Duties. The Indenture Trustee accepts the trusts and duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all monies constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable under any circumstances, except for (a) ordinary negligence in the receipt or disbursement of money, (b) its obligations specified in Section 7.02(b) hereof and the last sentence of Section 8.02 hereof and (c) its own willful misconduct or gross negligence (except as otherwise provided with respect to liabilities that may result from the inaccuracy of any of its representations or warranties in its individual capacity or as Indenture Trustee, set forth in this Indenture). Unless otherwise expressly provided in this Indenture, the Indenture Trustee shall have no obligation to advance its individual funds for any purpose and shall have no obligation to distribute to the Holders, the Company or any third party any amounts to be paid to the Indenture Trustee until such amounts are collected by the Indenture Trustee.

                 SECTION 8.02. Absence of Certain Duties. Except in accordance with written instructions to the Indenture Trustee furnished pursuant to Sections 6.02, 7.01 and 7.04 and except as provided in, and without limiting the generality of, Section 7.02 hereof, the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Company shall be in default with respect to effecting or maintaining such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Indenture Estate except as expressly provided in Section 7.02(b)(i), (iv) to confirm, verify or inquire into the failure to receive any financial statements of the Company, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Company's covenants under this Indenture with respect to the Aircraft. Notwithstanding the foregoing, the Indenture Trustee will furnish to each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been furnished by the Company directly to such Holder.

                 SECTION 8.03. Representations, Warranties and Agreements of Indenture Trustee. The Indenture Trustee, in its individual capacity, represents, warrants and agrees that:

                 (a) Organization; Authority; Legal and Binding Obligations. The Indenture Trustee in its individual capacity is a national banking association duly organized, validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Federal Aviation Act, and will resign as Indenture Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, has the full corporate power and authority and legal right under the laws of the State of Georgia and the laws of the United States pertaining to its banking, trust and fiduciary powers to execute, deliver and perform this Indenture, that this Indenture has been duly authorized, executed and delivered by the Indenture Trustee and assuming due authorization, execution and delivery by the other party hereto, constitutes the Indenture Trustee's legal, valid and binding obligation, enforceable against the Indenture Trustee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application to or affecting the enforcement of creditors' rights generally, and that the execution, delivery and performance by the Indenture Trustee of this Indenture is not in violation of its articles of association or by-laws or of any indenture, mortgage, contract or other agreement to which the Indenture Trustee is a party or by which it is bound or of any order or judgment applicable to the Indenture Trustee or any applicable law of the United States or the laws of the State of Georgia governing the trust powers of the Indenture Trustee and by which it or its assets or property are bound.

                 NOTWITHSTANDING THE FOREGOING, THE INDENTURE TRUSTEE DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, WORKMANSHIP, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENTS OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, AIRFRAME OR ANY ENGINE WHATSOEVER.

                 (b) Lien; Indemnity. The Indenture Trustee shall not directly or indirectly create, incur, assume or suffer to exist any Liens described in Section 7.02(b)(i) hereof with respect to the Aircraft, any interest therein, or any other portion of the Indenture Estate, and that it will promptly cause any such Lien to be discharged at its own expense. The Indenture Trustee, in its individual capacity, shall indemnify, protect, save and keep harmless the Company and each Holder from and against any reduction in the amount payable out of the Indenture Estate to such Holder, or any other loss, cost or expense (including legal fees and expenses) incurred by such Holder or the Company as a result of the imposition or enforcement of such Lien.

                 SECTION 8.04. Reliance; Agents; Advice of Experts. The Indenture Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.

                 The Indenture Trustee may accept a copy of a resolution of the Board of Directors of the Company or any Holder or any committee of said Board, certified by the Secretary or an Assistant Secretary of said party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or committee and that the same is in full force and effect. As to any fact or matter relating to the Company the manner of ascertainment of which is not specifically described in this Indenture, the Indenture Trustee may for all purposes of this Indenture rely on a certificate, signed by the President or by a Vice President signing with the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary of the Company as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance on such certificate.

                 The Indenture Trustee shall furnish to the Company upon request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Company to perform its duties under
Article 2 hereof. In the administration of the trust under this Indenture the Indenture Trustee may execute any trust or power of this Indenture and perform its powers and duties directly or through agents or attorneys and may, at the expense of the Company, consult with counsel, accountants and other skilled Persons to be selected and retained by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Person (so long as the Indenture Trustee shall have exercised reasonable care and judgment in selecting such Persons).

                 SECTION 8.05. Compensation and Expenses of Indenture Trustee. The Company agrees, to the extent the Indenture Trustee was not reimbursed under Section 7.05 hereof, to pay upon written demand the reasonable and customary fees and reasonable out-of-pocket costs and expenses (including legal fees and expenses) of the Indenture Trustee in the performance of its responsibilities hereunder and agrees to indemnify the Indenture Trustee against any taxes imposed upon it relating thereto (other than taxes, fees or charges based on or measured by any fees or compensation received by the Indenture Trustee for services rendered in connection with the transactions contemplated hereby). The Indenture Trustee agrees that it shall have no right against the Holders or the Indenture Estate for any fee as compensation for its services hereunder. The provisions of this Section 8.05 with respect to costs and expenses shall survive the termination of this Indenture.

                 SECTION 8.06.  Moneys Held by Indenture Trustee. Subject to
Section 5.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Subject to Section 5.04, neither the Indenture Trustee nor any agent of the Indenture Trustee shall be under any liability for interest on any moneys received by it hereunder

                 SECTION 8.07. Capacity in Which Acting. The Indenture Trustee acts hereunder not in its individual capacity but solely as trustee except as otherwise expressly provided herein and in the other Operative Agreements.


                                   ARTICLE 9

                          SUCCESSOR INDENTURE TRUSTEE

                 SECTION 9.01. Resignation or Removal; Appointment of Successor. (a) Resignation and Removal. The Indenture Trustee or any successor to it must resign if at any time it ceases to be a Citizen of the United States and may resign at any time without cause by giving at least 30 days' prior written notice to the Company, and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Certificate Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Indenture Trustee and the Company and the Company shall promptly notify each Holder of such action in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Company may with the prior written consent of a Majority in Interest of Certificate Holders, unless an Event of Default shall have occurred and be continuing, remove the Indenture Trustee (i) if the Indenture Trustee fails to comply with Section 9.01(c) hereof, (ii) if the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

                 In the case of the resignation or removal of the Indenture Trustee, the Company shall promptly appoint a successor Indenture Trustee; provided that, a Majority in Interest of Certificate Holders may appoint after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed by the Company and such successor Indenture Trustee appointed by the Company shall be superseded by the successor Indenture Trustee appointed by a Majority in Interest of Certificate Holders. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Company or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed from the date of the appointment by such court.

                 (b) Acceptance of Appointment. Any successor Indenture Trustee, however appointed, shall execute and deliver to the Company and to the predecessor Indenture Trustee an instrument accepting such appointment, and, without further act, such successor Indenture Trustee shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee under this Indenture in the trusts applicable to it with like effect as if originally named Indenture Trustee; but, nevertheless, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee under this Indenture.

                 (c) Qualification of Successor. Any successor Indenture Trustee, however appointed, shall be a Citizen of the United States and shall be a bank or trust company having its principal place of business in the United States of America and having a combined capital and surplus of at least $100,000,000 if there be such an institution willing, able and legally qualified to perform the duties of Indenture Trustee under this Indenture upon reasonable or customary terms.

                 (d) Merger. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of Section 9.01(c), be the Indenture Trustee under this Indenture without further act.

                 (e) Notice Period. The notice period specified in Section 9.01(a) shall be reduced as necessary so that any resignation of the Indenture Trustee or any successor Indenture Trustee shall be effective prior to the date such Indenture Trustee no longer qualifies, or is expected no longer to qualify, as a Citizen of the United States.

                 SECTION 9.02. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Indenture Estate to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

                 (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Indenture Estate or any part of it and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Indenture Trustee (except insofar as local law makes it necessary for any such separate trustee or separate trustees to act alone) subject to all the terms of this Indenture. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Indenture Estate and all rights and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee.

                 (c) Every separate trustee and co-trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Indenture Trustee shall act, subject to the following provisions and conditions:

                 (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, payment of moneys or the investment of moneys, shall be exercised solely by the Indenture Trustee;

                 (ii) to the extent specified in the instrument of appointment, all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or separate trustee;

                 (iii) no power hereby given to, or exercisable as provided herein by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

                 (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

                 Any separate trustee or co-trustee may be removed by the Indenture Trustee at any time without cause.

                 (d) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to this Section 9.02.


                                   ARTICLE 10

                           SUPPLEMENTS AND AMENDMENTS
                     TO THIS INDENTURE AND OTHER DOCUMENTS


                 SECTION 10.01. Supplemental Indentures. (a) Supplemental Indentures Without Consent of Holders. The Company and the Indenture Trustee, at any time and from time to time, without notice to or the consent of the Holders, may enter into one or more indentures supplemental hereto for any of the following purposes:

                 (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture any Airframe or Engine or any airframe or engine substituted for any Airframe or Engine in accordance with the terms hereof; provided, however, that indenture supplements entered into for the purpose of subjecting to the Lien of this Indenture any Airframe or Engine or airframe or engine substituted for any Airframe or Engine in accordance with the terms hereof need only be executed by the Company; or

                 (ii) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (iii) to comply with any applicable requirements of the Trust Indenture Act of 1939, as from time to time amended or any other requirements of applicable law; or

                 (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder so long as any such action does not adversely affect the interests of the Holders.

                 (b) Supplemental Indentures With Consent of Majority. With the written consent of a Majority in Interest of Certificate Holders, the Company may, and the Indenture Trustee, subject to Section 10.02 hereof, shall, at any time and from time to time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of the Holders and of the Company under this Indenture; provided, however, without the consent of each Holder affected thereby, no such supplemental indenture shall:

                 (i) change the final maturity of the principal of any Equipment Purchase Certificate, or change the dates or amounts of payment of any installment of the principal of or any Breakage Costs or interest on any Equipment Purchase Certificate, or reduce the principal amount thereof or any Breakage Costs or interest thereon, or change to a location outside the United States the place of payment where, or the coin or currency in which, any Equipment Purchase Certificate or any Breakage Costs or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or any Breakage Costs or interest becomes due and payable; or

                 (ii) create any Lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by this Indenture, except Liens permitted under Section 4.01 hereof, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Indenture; or

                 (iii) reduce the percentage in principal amount of the Equipment Purchase Certificates, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture, or of certain defaults hereunder and their consequences) provided for in this Indenture; or change the definition of the "Majority in Interest of Certificate Holders"; or

                 (iv) modify any provisions of this Section 10.01(b), except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Equipment Purchase Certificate affected thereby.

                 SECTION 10.02. Indenture Trustee Protected. If in the opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Section 10.01 hereof adversely affects any right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture or the Loan Agreement, the Indenture Trustee may in its discretion decline to execute such document.

                 SECTION 10.03. Requirement of Substance, Not Form. It shall not be necessary for any consent of the Holders under Section 10.01(b) hereof to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                 SECTION 10.04. Documents Mailed to Holders. Promptly after the execution by the Indenture Trustee of any document entered into pursuant to this Article 10, the Indenture Trustee shall mail, by first-class mail, postage prepaid, a conformed copy thereof to each Holder at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.


                                   ARTICLE 11

                           Intentionally Left Blank.


                                   ARTICLE 12

                                 MISCELLANEOUS

                 SECTION 12.01. Termination of Indenture. This Indenture and the trust created hereby shall terminate and this Indenture shall be of no further force or effect upon the payment in full of the principal amount of, any Breakage Costs and interest on all Equipment Purchase Certificates outstanding hereunder and all other sums payable to the Indenture Trustee and the Holders hereunder and under such Equipment Purchase Certificates and the other Operative Agreements.

                 SECTION 12.02. No Legal Title in Indenture Estate. No Holder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Purchase Certificate or other right, title and interest of any Holder in and to the Indenture Estate or under this Indenture shall operate to terminate this Indenture or entitle any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

                 SECTION 12.03. Sale of Collateral by Indenture Trustee. Any sale or other conveyance of the Aircraft by the Indenture Trustee made pursuant to the terms of this Indenture shall bind the Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Company, and such Holders in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds by the Indenture Trustee.

                 SECTION 12.04. Indenture for Benefit of Parties and Holders Only. Nothing in this Indenture shall be construed to give to any Person other than the Company, the Indenture Trustee and the Holders and former Holders any legal or equitable right, remedy or claim under or in respect of this Indenture or any Equipment Purchase Certificate. Upon termination of this Indenture pursuant to Section 12.01, the Indenture Trustee in connection with satisfaction of the Indenture shall return to the Company all property (and related documents and instruments) constituting or evidencing the Indenture Estate.

                 SECTION 12.05. Notices. (a) Unless otherwise expressly specified or permitted by the terms of this Indenture, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by the Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, return receipt requested or delivered by hand or by Federal Express or other delivery service of established reputation or by confirmed telex or facsimile addressed as follows:

                 (i) if to the Indenture Trustee, sent to it at its office at Suite 900, 600 Peachtree Street, N.E., Atlanta, Georgia 30308,
         Attention: Corporate Trust Lease Administration (Facsimile: (404) 607-6534);

                 (ii) if to the Company, sent to it at its office at 2007 Corporate Avenue, Memphis, Tennessee, 38132, Attention: Vice President and Treasurer (Facsimile: (901) 395-3910) with a copy to the General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132; and

                 (iii) if to any Holder, at the address set forth for such Holder in the Register;

or to such other address as any such party shall advise the others of in writing for such purpose. Any notice given pursuant to this Section shall be deemed given, and such requirement shall be deemed satisfied, when such notice is received, if such notice is mailed by certified mail, postage prepaid or is delivered by hand or Federal Express or other delivery service of established reputation, or is sent by confirmed telex, telecopy or facsimile (if, in the case of a facsimile, transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission), addressed as provided above.

                 (b) Any party may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

                 SECTION 12.06. Severability. Any provision under this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Indenture, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 12.07. Binding Effect. All covenants and agreements contained in this Indenture shall be binding upon the Indenture Trustee and its successors and assigns, the Company and its successors and assigns, and each Holder. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder.

                 SECTION 12.08. Headings; Reference. The headings of the various articles and sections and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions of this Indenture.

                 SECTION 12.09. Counterparts. This Indenture may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 12.10. Governing Laws. THIS INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 12.11. No Oral Modifications. The terms and provisions of this Indenture may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and subject to Article 10 hereof.

                 SECTION 12.12. Normal Commercial Relations. Notwithstanding anything contained in this Indenture to the contrary, the Company, the Indenture Trustee or any affiliate of either may enter into commercial banking or other financial transactions and conduct banking or other commercial relationships fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

                 SECTION 12.13. Section 1110 Compliance. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement and the other Operative Agreements are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of
Section 1110 of the Bankruptcy Code and any successor provision thereof.

                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective authorized officers, as of the day and year first above written.


COMPANY:                                   FEDERAL EXPRESS CORPORATION,



                                           By
                                             ----------------------------
                                            Title:

INDENTURE TRUSTEE:                         NATIONSBANK OF GEORGIA,
                                             NATIONAL ASSOCIATION, not in
                                                its individual capacity,
                                                but solely as Indenture
                                                Trustee,



                                           By
                                             ----------------------------
                                            Title:

                                   Schedule I

                                  DEFINITIONS

GENERAL PROVISIONS

                 The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

                 Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.



DEFINED TERMS:

                 Act or Federal Aviation Act. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Indenture and as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

                 Additional Insureds. The Indenture Trustee, the Agent and the Holders, and in the case of insurance obtained by any lessee of the Aircraft, the Company in its capacity as lessor under any of the Aircraft.

                 Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

                 Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

                 After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received.

                 Agent. The Chase Manhattan Bank, N.A. and its successors and permitted assigns, as Agent for the Banks under the Loan Agreement.

                 Air Carrier. Any U.S. Carrier and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 41302 of the Act.

                 Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

                 Aircraft. The Airframe to be sold by AVSA to the Company pursuant to the Purchase Agreement (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 4.05(c) of the Indenture.

                 Airframe. The Airbus Industries A300F4-605R (excluding the Engines or engines from time to time installed thereon) having the United States FAA Registration Number and manufacturer's serial number specified in the Indenture Supplement, including (i) all Parts, and (ii) any replacement airframe which may be substituted pursuant to Section 4.05(c) of the Indenture, whether or not the same shall at the time be incorporated in or attached to such aircraft.

                 Amortization Dates. The dates listed under the heading "Amortization Date" in Section 2.02(a) of the Indenture.

                 Applicable Lending Office. For each Holder and for each Type of Loan, the "Lending Office" of such Holder (or of an Affiliate of such Holder) designated for such Type of Loan on the signature pages of the Loan Agreement or such other office of such Holder (or of an Affiliate of such Holder) as such Holder may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                 Appraisal. The report prepared by the BK Associates, Inc. and delivered to the Indenture Trustee on the Delivery Date pursuant to Section 3(1) of the Loan Agreement.

                 AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

                 AVSA Consent and Agreement. The Consent and Agreement dated as of the Document Date, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

                 AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Company and dated the Delivery Date.

                 Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

                 Bankruptcy Default.  An event specified in Section 6.01(e) and
(f) of the Indenture which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

                 Banks.  Has the meaning set forth in the Loan Agreement.

                 Base Rate.  For any day, a rate per annum equal to the higher
of (a) the Federal Funds Rate for such day plus [    *    ] and (b) the Prime
Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. [ *
                                                 ]

                 Base Rate Loan. Loans evidenced by an Equipment Purchase Certificate that bears interest at rates based upon the Base Rate.

                 Bills of Sale. Collectively, the FAA Bill of Sale for the Aircraft and AVSA's Warranty Bill of Sale.

                 Breakage Costs. An amount payable pursuant to Section 2.02(f) of the Indenture.

                 Business Day. (a) Any day on which commercial banks are not authorized or required to close in New York City or Georgia or (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, a conversion of or into, or an Interest Period for, a Floating Rate Loan or a




- ----------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

notice by the Company with respect to any such borrowing, payment, prepayment conversion or Interest Period, any date on which commercial banks are not authorized or required to close in New York City and on which dealings in Dollar deposits are carried out in the London interbank market.

                 Chase.  The Chase Manhattan Bank (National Association).

                 Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Act, or any analogous part of any successor substituted legislation or regulation at the time in effect.

                 Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 Commitments. Has the meaning assigned to such term in the Loan Agreement.

                 Company. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

                 Consent and Agreement. The Consent and Agreement dated as of the Document Date, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

                 Consent and Guaranty. The Consent and Guaranty of the Manufacturer dated as of July 3, 1991 attached to the Purchase Agreement.

                 Corporate Trust Office. The corporate trust office of the Indenture Trustee located at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308 or such other office at which the Indenture Trustee's corporate trust business shall be administered that the Indenture Trustee shall have specified by notice in writing to the Company and the Holders.

                 Debt Rate. The Floating Rate or the Base Rate, as the case may be.

                 Default. Any event of condition, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                 Delivery Date. The date on which (i) the Aircraft is to be delivered and sold by AVSA to the Company which date is also the date of the initial Indenture Supplement and (ii) Loans have been made by the Banks to the Company in respect of the Aircraft.

                 Document Date.  The date of the Indenture.

                 Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Indenture Supplement, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time by substituted for an Engine pursuant to Sections 4.02(c)(vii), 4.05(c) or 4.05(d) of the Indenture, together with all Parts. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Indenture. The term "Engines" means, as of any date of determination, all Engines subject to the Lien of the Indenture.

                 Engine Agreement. The General Terms Agreement dated as of July 3, 1991 between the Company and the Engine Manufacturer (as heretofore amended, modified and supplemented).

                 Engine Consent and Agreement. The Engine Consent and Agreement dated as of the Document Date, executed by the Engine Manufacturer.

                 Engine Manufacturer. General Electric Company, a New York corporation.

                 Equipment Purchase Certificates. The Equipment Purchase Certificates issued by the Company pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

                 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

                 Estate Documents. The Purchase Agreement, the Consent and Guaranty, the Bills of Sale, the Airbus Guaranty, the Consent and Agreement, AVSA Consent and Agreement, the Engine Agreement and the Engine Consent and Agreement, in each case to the extent that the same related to the Aircraft.

                 Event of Default.  Each of the events specified in Section
6.01 of the Indenture.

                 Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 180 days due to theft or disappearance, or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Company for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) condemnation, confiscation or seizure of, or requisition of title to such property, by the Government, any foreign government or purported government or agency or instrumentality thereof, (iv) requisition of use of such property by
(A) a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or for such shorter period ending on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Maturity of the Equipment Purchase Certificates for the Aircraft; and (v) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of eighteen (18) consecutive months, unless the Company, prior to the expiration of such eighteen month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of two (2) consecutive years, unless the Company, prior to the expiration of such two (2) year period shall have conformed at least one Airbus Industrie A300F-600 aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Company. The date of such Event of Loss shall be the date of (i) loss of such property or its use for a period in excess of 180 days due to theft or disappearance, or loss for a period in excess of 60 days due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement), (ii) an insurance settlement on the basis of total loss with respect to such property, (iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (v) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

                 FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Company and dated the Delivery Date.

                 Facility.  Has the meaning specified in the Loan Agreement.

                 Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. In such determination it shall be assumed that the Aircraft is in the condition required under the Indenture.

                 Federal Aviation Administration and FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

                 Federal Funds Rate. For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve system arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

                 Floating Rate. (i) For the period commencing on the Delivery Date and ending on the last day of the twelfth month following the Delivery
Date, the LIBOR Rate plus [         *         ]; (ii) for the period commencing
on the first day of the thirteenth month following the Delivery Date and ending on the last day of the eighteenth month following the Delivery Date, the LIBOR
Rate plus [        *        ]; and (iii) thereafter, in respect of each
Interest Period, the higher of the Treasury Rate and the LIBOR Rate, [
*                 ]

                 Floating Rate Loan. Loans evidenced by an Equipment Purchase Certificate that bears interest at rates based upon the Floating Rate.

                 French Pledge Agreement. The French Pledge Agreement dated the Delivery Date between the Company and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

                 Government. The United States of America or any agency or instrumentality thereof.

                 Holder. On any date of determination, a holder of an Equipment Purchase Certificate on such date, provided that for the purposes of
Section 2.02(f) of the Indenture, each holder from time to time of an Equipment Purchase Certificate shall be deemed to be a "Holder" and the obligations of the Company to each Holder under Section 2.02 of the Indenture shall survive the disposition of any Equipment Purchase Certificate by such Holder and the payment in full of the Equipment Purchase Certificate held by such Holder.

                 Indenture. The Trust Indenture, Mortgage and Security Agreement, dated as of the Document Date, between the Company and the Indenture Trustee, as amended, supplemented or modified by any amendment or supplement thereto from time to time entered into.

                 Indenture Estate. Has the meaning set forth in the Granting Clauses of the Indenture.


- ----------------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                 Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

                 Indenture Trustee. NationsBank of Georgia, National Association, a national banking association, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture, and its successors and permitted assigns as trustee thereunder.

                 Interest Period. With respect to any Floating Rate Loan, each period commencing on the date such Floating Rate Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the seventh calendar day thereafter or on the numerically corresponding date in the first, third or sixth calendar month thereafter, as the Company may select by notice to the Agent and the Indenture Trustee no later than 11:00 a.m. on the date three Business Days prior to the first day of such Interest Period, except that each Interest Period (other than a 7-day Interest Period) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Loan may commence before and end after any Amortization Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) no more than three 7-day Interest Periods may be selected with respect to the Loans for the Aircraft; and (iv) subject to clause (i) above, if the Company does not select an Interest Period as provided above, then the Company shall have deemed to have selected a one-month Interest Period.

                 LIBOR Base Rate. With respect to any Floating Rate Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Floating Rate Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Floating Rate Loan during any Interest Period therefor, the LIBOR Base Rate for such Loan for such Interest Period shall be deemed by reference to the amount of the Loan that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period. If any Reference Bank does not timely furnish such information for determination of any LIBOR Base Rate, then such LIBOR Base Rate shall be determined on the basis of the information timely furnished by the remaining Reference Banks.

                 LIBOR Rate. For any Floating Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

                 Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest.

                 Loan. Has the meaning set forth in Section 1 of the Loan Agreement.

                 Loan Agreement. The Loan Agreement dated as of April 1, 1995 between the Company, the Banks named therein and Chase, as agent for such Banks (as amended, modified, supplemented and in effect from time to time).

                 Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% in aggregate unpaid principal amount of all Equipment Purchase Certificates outstanding as of such date excluding for purposes of this definition any Equipment Purchase Certificates held by the Company or any Affiliate thereof.

                 Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

                 Maturity.  The date which is 24.5 years after the Delivery
Date.

                 Moody's.  Moody's Investors Service, Inc.

                 Notice of Borrowing.  Has the meaning set forth in Section
2.08 of the Loan Agreement.

                 Obsolete Parts. Parts which the Company deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

                 Operative Agreements. The Indenture, the Indenture Supplement, the Loan Agreement (until the Banks shall have been paid in full), the Equipment Purchase Certificates, the Bills of Sale, the Facility (as it relates to the Aircraft or other matters related thereto and except to the extent that any term thereof shall conflict with any express provision of any other Operative Agreement, in which case, such provision of such other Operative Agreement shall control), the Notice of Borrowing, the Estate Documents and the French Pledge Agreement.

                 Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete

Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement therefor in accordance with the Indenture, which may be removed therefrom.

                 Payment Date. Each of the dates specified in the last sentence of Section 2.02(b) of the Indenture.

                 Payment Default. Any event specified in Section 6.01(a) of the Indenture which with the giving of notice or lapse of time or both would constitute an Event of Default.

                 Permitted Investments. Investment in (i) direct obligations of the United States of America; (ii) obligations fully guaranteed by the United States; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of its States (which may include the Indenture Trustee, in its individual capacity, and any of its Affiliates), having a combined capital and surplus of at least $500,000,000 and having a rating of "B" or better from the Thomson Bank Watch; or (iv) commercial paper rated at least A-1/P-1 by S&P and Moody's, respectively (or if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America equal to the highest rating assigned by such rating organization).

                 Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

                 PMSI Obligations. Principal of and interest on the Equipment Purchase Certificates and all other amounts owing by the Company thereunder, under the Indenture and the Loan Agreement in respect of the Equipment Purchase Certificates and under the other Operative Agreements and the performance and observance by the Company of all of the agreements, covenants and provisions contained in the Indenture and in the Loan Agreement in respect of the Equipment Purchase Certificates and in the other Operative Agreements.

                 Post-Default Rate. In respect of any principal of any Equipment Purchase Certificate or any other amount under the Indenture, the Loan Agreement, any Equipment Purchase Certificate or any other Operative Agreement that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the
date on which such amount is paid in full equal [  *                          ]
(after giving effect to any adjustment thereto as provided in the final sentence of the definition thereof (provided that, if the amount so in default is principal of a Floating Rate


- -------------------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, [ *
                         ]

                 Prime Rate. The rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate. Such rate is a rate set by Chase based upon various factors including Chase's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

                 Principal Office. The principal office of Chase, located on the date of the Indenture at 1 Chase Manhattan Plaza, New York, New York 10081.

                 Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement dated July 3, 1991, between the AVSA and the Company (as heretofore amended, modified and supplemented), providing, inter alia, for the manufacture by the Manufacturer and sale by AVSA to the Company of certain Airbus Industries A300F4-605R aircraft, as such Purchase Agreement may hereafter be amended, modified or supplemented, but solely as such Purchase Agreement relates to the Aircraft.

                 Quarterly Payment Dates. The last day of March, June, September and December in each year, the first of which shall be the first such day to occur after the Company selects a Base Rate Loan; provided that if such date is not a Business Day, then such Quarterly Payment Date shall be the next succeeding Business Day, unless such Business Day falls in a subsequent calendar month, in which case such Quarterly Payment Date shall be the next preceding Business Day.

                 Reference Banks. Chase, Bank of America NT&SA, Canadian Imperial Bank of Commerce and The First National Bank of Chicago (or their respective Applicable Lending Offices, as the case may be).

                 Register. Has the meaning specified in Section 2.08 of the Indenture.

                 Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                 Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer of the same or of equal or greater value, and utility), which shall have been substituted for an Engine pursuant to Sections 4.02(c)(vii), 4.05(c) or


- -------------------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

4.05(d) of the Indenture and leased pursuant to the Lease, together with all Parts relating to such engine.

                 Reserve Requirement. Has the meaning specified in the Loan Agreement.

                 Responsible Officer. With respect to the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such person to perform obligations under the Operative Agreements, and with respect to any other Person, any corporate officer or other employee of a Person who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

                 S&P.  Standard & Poor's Corporation.

                 SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

                 Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

                 Treasury Rate. For each Interest Period, the weighted average yield to maturity of United States Treasury securities with maturities next above and below the remaining term of the Equipment Purchase Certificates (calculated as provided below), such yields to be specified by the Agent on the basis of the bid price for such United States Treasury securities as displayed on Telerate screen (Page 7677) or, if the Telerate screen is unavailable, by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such multiple), the yields of the relevant United States Treasury securities (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) as quoted to the Agent by two reputable dealers in United States Treasury securities selected by the Agent, in either case, at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the first day of the relevant Interest Period and notified to the Company, the Indenture Trustee and the Holders; any weighted average yield of United States Treasury securities with two maturities is to be calculated by the Agent in accordance with the following formula:

                 WAY = Y1 + (Y2 - Y1)   (RT - X1)
                            ---------------------
                                  (X2 - X1)

Where:

                 WAY =      Weighted Average Yield

                 RT       =       relevant remaining term to maturity

                 X1       =       whole integer in years closest to and less
                                  than RT which equals the maturity of a United
                                  States Treasury security then publicly
                                  traded.

                 X2       =       whole integer in years closest to and greater
                                  than RT which equals the maturity of a United
                                  States Treasury security then publicly
                                  traded.

                 Y1       =       yield, determined as provided above, of
                                  United States Treasury securities then most recently auctioned with maturities equal to X1.

                 Y2       =       yield, determined as provided above, of
                                  United States Treasury securities then most recently auctioned with maturities equal to X2.

                 Type. The Type of Loan refers to whether such Loan is a Floating Rate Loan or a Base Rate Loan.

                 United States or US.  The United States of America.

                 U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act and Part 121 of the regulations under such Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any //successor or substitute provision thereof or in absence thereof.

                                  Schedule II

                             PERMITTED COUNTRY LIST


          Argentina                                          Ireland
          Australia                                          Italy
          Austria                                            Jamaica
          Bahamas                                            Japan
          Barbados                                           Luxembourg
          Belgium                                            Malaysia
          Brazil                                             Malta
          British Virgin Islands                             Mexico
          Canada                                             Netherlands
          Cayman Islands                                     New Zealand
          Denmark                                            Norway
          Egypt                                              Portugal
          Finland                                            Republic of China (Taiwan)
          France                                             Singapore
          Germany                                            South Korea
          Greece                                             Spain
          Grenada                                            Sweden
          Hong Kong                                          Switzerland
          Iceland                                            Thailand
          Indonesia                                          Trinidad & Tabago
                                                             United Kingdom

                                                                       EXHIBIT A
                                                                    to INDENTURE

                              INDENTURE SUPPLEMENT

                 THIS INDENTURE SUPPLEMENT, dated _________________, ____ between FEDERAL EXPRESS CORPORATION (the "Company"), a Delaware corporation, and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking corporation, not in its individual capacity but solely as trustee (the "Indenture Trustee") under Trust Indenture, Mortgage and Security Agreement dated as of [_______________, 199_]+ (the "Indenture") between the Company and the Indenture Trustee. All capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Indenture.

                              W I T N E S S E T H:

                 WHEREAS, the Indenture provides for the execution and delivery of a Supplement substantially in the form of this Supplement, which Supplement shall particularly describe the Aircraft included in the Indenture Estate, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

                 WHEREAS, ++ the Indenture relates to the Aircraft and the Engines described in the following paragraph and a counterpart of the Indenture is attached to and made a part of this Supplement, and this Supplement, together with such attachment, is being filed for recordation on or promptly after the date of this Supplement with the Federal Aviation Administration as one document.

                 WHEREAS, +++ the Indenture and Supplement dated
_________________, _____ (the Indenture being attached to and made a part of such Supplement and filed therewith) have been duly recorded pursuant to the Federal Aviation Act, on ___________, _____, as one document and have been assigned Conveyance No. _____________________;

                 NOW, THEREFORE, to secure (i) the prompt payment of the principal of and Breakage Costs, if any, and interest on, and all other amounts due with respect to, all the Equipment Purchase Certificates from time to time outstanding under the Indenture and (ii) the performance and observance by the Company of all the agreements, covenants and provisions in this Indenture contained for the benefit of the Holders of the Equipment

- --------------------------
+Here insert the Documentation Date.
++This recital is to be included only in the first Supplement.
+++This recital is not to be included in the first Supplement.

Purchase Certificates, and for the uses and purposes and subject to the terms and conditions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture and in the Equipment Purchase Certificates and of the purchase of the Equipment Purchase Certificates by the Holders, and of the sum of $1.00 paid to the Company by the Indenture Trustee at or before the delivery of this Supplement, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a purchase money equipment security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a purchase money equipment security interest in and confirm to the Indenture Trustee, its successors and assigns in the trust created by the Indenture for the security and benefit of the Holders from time to time of the Equipment Purchase Certificates, the following described Equipment (the "Delivered Equipment"):

                 (i) one (1) Airbus Industrie A300F4-605R airframe; U.S. Registration Number _________; Manufacturer's Serial No.
         ______________;

                 (ii) two (2) General Electric CF6-80C2-A5F engines bearing, respectively, Manufacturer's Serial Nos. _________, and __________ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower); and

whether or not such engines shall be installed in or attached to such airframe or any other airframe.

                 Together with all substitutions, replacements and renewals, by whomsoever manufactured, of the property above described, and all property which shall hereafter become physically attached to or incorporated in the property above described, by whomsoever manufactured, whether the same are now owned by the Company or shall hereafter be acquired by it and all Parts in respect thereof.

                 TO HAVE AND TO HOLD the aforesaid property to the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders from time to time of the Equipment Purchase Certificates and for the uses and purposes and subject to the terms and conditions set forth in the Indenture.

                 AND, FURTHER, the Company, hereby acknowledges that the Delivered Equipment referred to in the aforesaid Indenture attached to and made a part of this Supplement has been delivered to the Company and is included in the property of the Company, subject to the pledge or mortgage under the Indenture.

                 This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference in this Supplement and is hereby ratified, approved and confirmed.

                 This Supplement may be executed by the Company and the Indenture Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

                 IN WITNESS WHEREOF, the Company and the Indenture Trustee have each caused this Supplement to be duly executed by their respective, duly authorized officers as of the day and year first above written.

         COMPANY:                   FEDERAL EXPRESS CORPORATION,



                                    By
                                      ----------------------------
                                     Title:



         INDENTURE TRUSTEE:         NATIONSBANK OF GEORGIA,
                                     NATIONAL ASSOCIATION, not in
                                         its individual capacity, but solely as
                                         Indenture Trustee,

                                    By
                                      ---------------------------
                                     Title:

                                                                       EXHIBIT B
                                                                    to INDENTURE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR LAWS OR UNLESS AN EXEMPTION IS AVAILABLE UNDER SAID ACT OR LAWS.

                          FEDERAL EXPRESS CORPORATION

                 EQUIPMENT PURCHASE CERTIFICATE DUE __________

                   FEDERAL EXPRESS CORPORATION [SERIES NAME]

ISSUED IN CONNECTION WITH ONE AIRBUS INDUSTRIE A300F4-605R AIRCRAFT WITH MANUFACTURER'S SERIAL NO. ____________, AND INITIALLY BEARING UNITED STATES FEDERAL AVIATION ADMINISTRATION REGISTRATION NO. ______ AND INCLUDING TWO GENERAL ELECTRIC CF6-80C2-A5F ENGINES


No.                                                 _____________, 199_

$

                 FEDERAL EXPRESS CORPORATION hereby promises to pay to ________________________, or its registered assigns, the principal sum of
___________________ in ___ installments, one such installment to be due and payable on each Amortization Date, each such installment to be in an amount equal to the amount set forth in Annex A hereto, together with interest on each Payment Date on the amount of said principal sum remaining unpaid from time to time from and including the date of this Equipment Purchase Certificate until paid at the rates per annum provided in the Trust Indenture, Mortgage and Security Agreement, dated as of [_______________, 199_]+ between the Company and NationsBank of Georgia, National Association, not in its individual capacity except as otherwise expressly provided therein, but solely as Indenture Trustee (the "Indenture"), all as more fully provided therein.

                 Capitalized terms used herein and not otherwise defined have the meanings specified in Schedule I to the Indenture.

                 All principal, interest and other amounts payable on, under or in respect of this Equipment Purchase Certificate shall be payable in U.S. dollars in immediately available funds at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to the Indenture and otherwise in accordance with the terms of the Indenture. Notwithstanding the foregoing, if requested by the Holder hereof (or by the Agent on such Holder's behalf), any amount payable with respect to this Equipment Purchase Certificate shall be sent by wire transfer of immediately available funds to an account or accounts in the United States previously specified by such Holder or the Agent to the Indenture Trustee.

                 The Holder hereof, by its acceptance of this Equipment Purchase Certificate, agrees that, except as expressly provided in the Indenture, the Indenture Trustee is not and shall not be personally liable to the Holder for any amount payable under this Equipment Purchase Certificate or the Indenture or for any liability under the Loan Agreement or the Indenture.

                 This Equipment Purchase Certificate is one of the Equipment Purchase Certificates referred to in the Indenture which has been or is to be issued by the Company pursuant to the terms of the Indenture. The Indenture Estate is held by the Indenture Trustee as security for the Equipment Purchase Certificates. Reference is hereby made to the Indenture for a statement of the rights and obligations of the Holder of, and the nature and extent of the security for, this Equipment Purchase Certificate and of the rights and obligations of the Holders of, and the nature and extent of the security for, the other Equipment Purchase Certificates under the Indenture, as well as for a statement of the terms


- --------------------------
+Here insert the Documentation Date.

and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each Holder of this Equipment Purchase Certificate agrees by its acceptance of this Equipment Purchase Certificate.

                 As provided in the Indenture and subject to certain limitations set forth in the Indenture, the Equipment Purchase Certificates are exchangeable for a like aggregate principal amount of Equipment Purchase Certificates of a different denomination, as requested by the Holder surrendering the same.

                 This Equipment Purchase Certificate is a registered Equipment Purchase Certificate and is transferable, as provided in the Indenture, only upon surrender of this Equipment Purchase Certificate for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered Holder hereof or his attorney duly authorized in writing. Prior to due presentment for registration of transfer of this Equipment Purchase Certificate, the Company and the Indenture Trustee shall deem and treat the Person in whose name this Equipment Purchase Certificate is registered as the owner of this Equipment Purchase Certificate for all purposes whether or not this Equipment Purchase Certificate shall be overdue, and neither the Company nor the Indenture Trustee shall be affected by notice to the contrary.

                 This Equipment Purchase Certificate is not subject to prepayment except as specifically provided in the Indenture.

                 Until the certificate of authentication below shall have been duly executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Purchase Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 This Equipment Purchase Certificate may become or be declared due and payable prior to its Maturity as provided in the Indenture.

                 No employee benefit plan subject to Title I of ERISA or individual retirement account or employee benefit plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Equipment Purchase Certificates. The acquiring by any Person of any Equipment Purchase Certificates shall be deemed to constitute a representation by such Person to the Company and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Equipment Purchase Certificate with assets of an ERISA Plan.

                 THIS EQUIPMENT PURCHASE CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Company has caused this Equipment Purchase Certificate to be executed by its duly authorized officer as of the date hereof.

                                         FEDERAL EXPRESS CORPORATION



                                         By
                                           -----------------------------
                                           Title:

          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is the Equipment Purchase Certificate referred to in the within mentioned Indenture.

                                          NATIONSBANK OF GEORGIA
                                            NATIONAL ASSOCIATION,
                                              not in its individual
                                              capacity, but solely as
                                              Indenture Trustee


                                          By
                                            -----------------------------------
                                            Title: Authorized Officer

                                    ANNEX A
                                       TO
                         EQUIPMENT PURCHASE CERTIFICATE

                         SCHEDULE OF PRINCIPAL PAYMENTS


                                                                Percentage of Original
Amortization Date                                           Principal Amount to be Repaid
- -----------------                                           -----------------------------

                                                                       EXHIBIT B
                                                                              to
                                                                  Loan Agreement


               [FORM OF OPINION OF VICE PRESIDENT, LAW-CORPORATE
                   AND BUSINESS TRANSACTIONS OF THE COMPANY]

                                                                       EXHIBIT C
                                                                              to
                                                                  Loan Agreement


                      [FORM OF OPINION OF SPECIAL COUNSEL
                                FOR THE COMPANY]

                                                                       EXHIBIT D
                                                                              to
                                                                  Loan Agreement


                      [FORM OF OPINION OF SPECIAL COUNSEL
                           FOR THE INDENTURE TRUSTEE]

                                                                       EXHIBIT E
                                                                              to
                                                                  Loan Agreement


                        [FORM OF OPINION OF COUNSEL FOR
                            THE ENGINE MANUFACTURER]

                                                                       EXHIBIT F
                                                                              to
                                                                  Loan Agreement


           [FORM OF OPINION OF COUNSEL FOR AVSA AND THE MANUFACTURER]

                                                                       EXHIBIT G
                                                                              to
                                                                  Loan Agreement


                            FRENCH PLEDGE AGREEMENT


Between the Undersigned

                 FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Company"),

                                                                On the one hand,

And:

                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking corporation, not in its individual capacity, but solely as indenture trustee (herein called, together with its permitted successors and assigns, the "Indenture Trustee"), under the Trust Indenture, Mortgage and Security Agreement (the "Indenture"), dated as of [_________ __, 199_],+between the Company and the Indenture Trustee,

                                                               On the other hand

PREAMBLE:

                 1. Pursuant to the terms of the Indenture written in the English language and governed by the laws of the State of New York (capitalized terms used herein without definition having the meanings assigned thereto in the Indenture), the Company has, inter alia, assigned by way of collateral security certain of its right, interest, claims and demands in and to the Purchase Agreement; and

                 2. The Company and the Indenture Trustee wish to create a pledge under French law in the right, interest, claims and demands in and to the Purchase Agreement referred to in paragraph 1 above;

                 NOW, THEREFORE, the parties hereto agree as follows:



- --------------------------
+Here insert the Documentation Date.

                                   ARTICLE 1

                 As security for the obligations of the Company under the Indenture and each of the other Operative Agreements, the Company hereby pledges to the Indenture Trustee in accordance with the terms and conditions of the Indenture, all of the Company's rights, interests and privileges in and to:

                 (a) All right, title and interest of the Company in, to and under Clauses 12, 13 and, to the extent relating to acts to be performed following the date of enforcement of this Pledge Agreement or the Indenture, 17 of the Purchase Agreement (other than any of the Company's right, title and interest in or arising out of any advance payments made by the Company in respect of the Airbus Industrie A300F4-605R aircraft bearing Manufacturer's Serial No. [ ] (the "Aircraft") under the Purchase Agreement and any other payments made or to be made by the Company under the Purchase Agreement or amounts credited or to be credited by the Manufacturer to the Company in respect of the Aircraft or otherwise, unless such amounts credited or to be credited by the Manufacturer to the Company result from a default under the Purchase Agreement with respect to the Aircraft), the Bills of Sale and the Consent and Guaranty of the Manufacturer attached to the Purchase Agreement to the extent the Purchase Agreement, Bills of Sale and Consent and Guaranty relate to continuing rights of the Company in respect of any warranty, express or implied, as to title, materials, workmanship, design or patent infringement with respect to the Airframe or the Engines (reserving to the Company, however, all of the Company's other rights and interest in and to the Purchase Agreement and such Consent and Guaranty) together with all rights, powers, privileges, options and other benefits of the Company under said Clauses with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do thereunder, and in furtherance of the foregoing to the extent permitted by applicable law and upon the occurrence of an Event of Default the Company hereby directs AVSA and the Manufacturer to pay all amounts, if any, payable to the Company pursuant to such Clauses of the Purchase Agreement (other than any such amounts in respect of such advance payments or other payments by the Company or credited or to be credited, unless as a result of a default by the Manufacturer as aforesaid) and such Consent and Guaranty in respect of the Airframe or the Engines directly to the Indenture Trustee; and

                 (b)      All proceeds of the foregoing;

                 PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Article 1, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right, to the exclusion of the Indenture Trustee, (a) to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) with respect to the Purchase Agreement and the Consent and Guaranty attached thereto, to exercise in the Company's name all rights and powers of the buyer under the Purchase Agreement and such Consent and Guaranty (other than to amend, modify or waive any of the warranties contained therein) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement and such Consent and Guaranty; provided, further, that notwithstanding the occurrence and continuation of an Event of Default, the Indenture Trustee shall not enter into any amendment of the Purchase Agreement or such Consent and Guaranty which would increase the obligations of the Company thereunder.

                 The Indenture Trustee hereby accepts such pledge.


                                   ARTICLE 2

                 The obligations, the performance of which is secured by this pledge, are amounts payable in respect of principal of the Equipment Purchase Certificates and interest thereon, and Breakage Costs, and all other amounts due pursuant to the Indenture and the Equipment Purchase Certificates, and other sums secured by the Indenture.

                 To the extent necessary to comply with French law, it is understood that the principal amount of the debt in question may amount to a maximum of the principal amount of the Equipment Purchase Certificates relating to the Aircraft (on the date hereof being U.S.$52,500,000) to which may be added interest and other amounts due under the Indenture and the Equipment Purchase Certificates, and other sums secured by the Indenture.


                                   ARTICLE 3

                 This Pledge Agreement shall be registered and notified by "huissier" to each of AVSA, S.A.R.L. and Airbus Industrie G.I.E. This Pledge Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.


                                   ARTICLE 4

                 This Pledge Agreement is of a commercial nature and shall be governed by French law.

Done at New York, New York, U.S.A.
on [__________, 199_].+

                                      FEDERAL EXPRESS CORPORATION


                                      By
                                       -----------------------------
                                        Title

                                      NATIONSBANK OF GEORGIA,
                                        NATIONAL ASSOCIATION,
                                      not in its individual
                                      capacity, but solely as
                                      Indenture Trustee


                                      By
                                       -----------------------------
                                        Title





- --------------------
+Here insert the Delivery Date.

                                                                   Exhibit H to
                                                                 Loan Agreement





                                       *





- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                       *





- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                       *






- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                       *






- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                       *







- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                       *






- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                       *







- --------------------
*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.